UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

MIKROS SYSTEMS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

(a) 35,588,775 shares of common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying .0001091 by the underlying value of the transaction of $4,626,541, which has been calculated as the sum of 35,588,775 shares of common stock issued and outstanding, multiplied by $0.13 per share.

(4)	Proposed maximum aggregate value of transaction:

$4,626,541

(5)	Total fee paid:

$505

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY

Mikros Systems Corporation

220 Commerce Dr # 300

Fort Washington, PA 19034

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

TO THE STOCKHOLDERS OF MIKROS SYSTEMS CORPORATION:

You are cordially invited to attend our special meeting of stockholders of MIKROS SYSTEMS CORPORATION, a Delaware corporation, to be held on [DAY], [DATE], 2021, at 10:00 a.m., Eastern Time. A live webcast of the special meeting will be available at http;//www.cstproxy.com/xxxxxxxx2020.

This proxy statement is dated [DATE], 2020, and is first being mailed to stockholders of MIKROS SYSTEMS CORPORATION on or about [DATE], 2020.

As the coronavirus (COVID-19) continues to spread, Mikros Systems Corporation has a heightened awareness of and appreciation for our stockholders, customers and employees that may be affected. After careful consideration, Mikros Systems Corporation has decided to forego a physical special meeting in favor of a virtual only stockholder meeting.  We at Mikros Systems Corporation feel it is in the best interests for our stockholders’ health to make this change in light of the latest information and advice regarding the spread of the coronavirus.  You or your proxyholder will be able to attend the virtual special meeting online, vote and view the list of stockholders entitled to vote at the special meeting by visiting http;//www.cstproxy.com/xxxxxxxx2020 and using a control number assigned by Continental Stock Transfer & Trust Company.  To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

At the special meeting to be conducted virtually, via live webcast, you will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated November 12, 2020, which we refer to as the merger agreement, by and among Mikros Systems Corporation, which we refer to as Mikros, the Company, we, or us, McKean Defense Group, Inc. which we refer to as McKean or Parent, and Gyro Merger Sub Inc., a wholly owned subsidiary of Parent, which we refer to as Merger Sub. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Mikros, and Mikros will become a wholly owned subsidiary of Parent, which we refer to as the merger. You will also be asked to consider and vote on: (i) a proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger; (ii) a proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum; and (iii) such other business as may properly come before the special meeting or any adjournment or postponement thereof.

If the merger is consummated, you will be entitled to receive $0.13 in cash, without interest, less any required withholding, for each share of our common stock you own (unless you have properly perfected your dissenters’ rights with respect to such shares), which represents a premium of approximately 13% over the closing share price on November 11, 2020, the last trading day before the merger agreement was signed.

The Board of Directors of the Company, which we refer to as the Board, unanimously (i) determined that the merger agreement and the transactions are fair to and in the best interests of the Company and its stockholders; (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; (iii) recommended that Company’s stockholders approve and adopt the merger agreement and the merger; and (iv) directed that the approval of the merger and the adoption of the merger agreement be submitted to the stockholders of Company. Our Board unanimously recommends that you vote (i) “FOR” the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

We encourage you to read the enclosed proxy statement and its appendices, including the merger agreement, carefully and in their entirety. You may also obtain more information about Mikros from documents we file with the Securities and Exchange Commission from time to time.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to approve and adopt the merger agreement is approved by the affirmative vote of the holders of a majority of our outstanding shares of our common stock. The failure of any stockholder to vote during the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement.

We hope that you will be able to attend the special meeting conducted virtually, via live webcast. However, whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope as promptly as possible. You also may grant your proxy by using the toll-free telephone number, or by accessing the Internet website, specified on your proxy card. If you attend the special meeting, virtually, and wish to vote during the meeting, you must deliver to our Secretary a written revocation of any proxy you previously submitted, as your vote by ballot will not revoke any proxy previously submitted. If you have any questions or need assistance voting your shares of our common stock, please contact Morrow Sodali, LLC, our proxy solicitor, by calling (800) 662-5200 toll-free or by emailing MKRS.info@investor.morrowsodali.com.

Our first priority is always the well-being of our stockholders, customers and employees. Our thoughts are with those already impacted and our gratitude is with the many on the front lines of confronting this public health crisis.

We look forward to your participation at our virtual special meeting.

On behalf of our Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Paul G. Casner
Chairman of the Board of Directors

This proxy statement is dated [DATE], 2020 and is first being mailed to stockholders of the Company on or about [DATE], 2020.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE SIGN, DATE AND RETURN

THE ENCLOSED PROXY PROMPTLY

TO SAVE US THE EXPENSE

OF ADDITIONAL SOLICITATION.

PRELIMINARY COPY

DATED [DATE], 2020

Mikros Systems Corporation

220 Commerce Dr # 300

Fort Washington, PA 19034

________________

Notice of Special Meeting of Stockholders

To Be Held on [DATE], 2021

________________

TO THE STOCKHOLDERS OF MIKROS SYSTEMS CORPORATION:

Notice is hereby given that a special meeting of stockholders of MIKROS SYSTEMS CORPORATION, a Delaware corporation, will be held on [DAY], [DATE], 2021, at 10:00 a.m., Eastern Time, to be conducted virtually, via live webcast at http;//www.cstproxy.com/xxxxxxxx2020. In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, Mikros Systems Corporation has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual special meeting online, vote and view the list of stockholders entitled to vote at the special meeting by visiting http;//www.cstproxy.com/xxxxxxxx2020 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. You are cordially invited to attend the special meeting.

At the special meeting, you will be asked to consider and vote on proposals for the following purposes:

1.

To consider and vote on the proposal to approve and adopt the Agreement and Plan of Merger, dated November 12, 2020, by and among Mikros Systems Corporation, which we refer to as Mikros, the Company, we or us, McKean Defense Group, Inc., which we refer to as McKean or Parent, and Gyro Merger Sub Inc., a wholly owned subsidiary of Parent, which we refer to as Merger Sub, as it may be amended from time to time, which we refer to as the merger agreement;

2.

To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum; and

3.	To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve the proposal to approve and adopt the merger agreement. The affirmative vote of a majority of our outstanding shares of common stock represented at the special meeting, either virtually or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting (sometimes referred to as the “adjournment proposal”).

If you are a stockholder of record holding shares of Mikros Systems Corporation, you may also cast your vote at the special meeting electronically by visiting http;//www.cstproxy.com/xxxxxxxx2020. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote electronically, obtain a proxy from your broker or bank.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or to vote during the special meeting will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement, but will not have any effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement, but will not have any effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement and the adjournment proposal.

The presence at the meeting, virtually or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the meeting. Abstentions, if any, will be counted as present for purposes of determining the existence of a quorum.

Only stockholders of record as of the close of business on [DATE], 2020 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

Stockholders who do not vote in favor of the proposal to approve and adopt the merger agreement will have the right to assert dissenters’ rights if they deliver a demand for dissenters’ rights before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, which are summarized herein and reproduced in their entirety in Appendix B to the accompanying proxy statement.

Our Board unanimously recommends that you vote (i) “FOR” the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

By Order of the Board of Directors,

Paul G. Casner
Chairman of the Board of Directors

Fort Washington, Pennsylvania

[DATE], 2020

YOU ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE SPECIAL MEETING. IF YOU DO NOT PLAN TO VIRTUALLY ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

PRELIMINARY COPY

YOUR VOTE IS IMPORTANT

If your shares are registered directly in your name: If you are a stockholder of record, you may vote your shares through the Internet, by telephone, by mail or virtually as described below. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.	BY INTERNET

a.	Go to the website at www.cstproxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. eastern time on [DAY BEFORE MEETING], 2021, or during the meeting at http;//www.cstproxy.com/xxxxxxxx2020 and follow the instructions contained on that website. You will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company in order to vote.

b.	Please have your proxy card available to verify your identity and create an electronic ballot.

c.	Follow the simple instructions provided.

2.	BY TELEPHONE

a.	On a touch-tone telephone, call 1 (866) 894-0536, 24 hours a day, seven days a week, until 11:59 p.m. eastern time on [DAY BEFORE MEETING], 2021.

b.	Please have your proxy card available to verify your identity.

c.	Follow the simple instructions provided.

3.	BY MAIL

a.	Mark, sign and date your proxy card.

b.	Return it in the postage-paid envelope that will be provided.

You can vote at the virtual special meeting if you are the stockholder of record. If you are the beneficial owner and want to vote your shares at the special meeting, you will need to request a legal proxy from your bank, broker, or other nominee well in advance of the special meeting. We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to participate in the virtual meeting. If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend please visit http://cstproxy.com/xxxxxxxxxx/20xx.

If you experience any technical difficulties or have any questions regarding the virtual meeting website, please contact Continental Stock Transfer at (917) 262-2373, or proxy@continentalstock.com, and we will endeavor to assist you. If there are any technical issues in convening or hosting the meeting, we plan to promptly post information in the investor relations section of our website, www.mikrossystems.com, including information on when the meeting will be reconvened.

If your shares are held in the name of a broker, bank or other nominee: You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to approve and adopt the merger agreement, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote during the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote during the special meeting. A stockholder providing a proxy may revoke it at any time before it is exercised by providing written notice of revocation to our Secretary or by providing a proxy of a later date. To change your vote electronically at the special meeting, you must attend the special meeting by visiting http;//www.cstproxy.com/xxxxxxxx2020 and enter the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the special meeting will not alone serve to revoke your proxy.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its appendices carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford, CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
Email: MKRS.info@investor.morrowsodali.com

APPENDICES

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Gyro Merger Sub Inc. with and into Mikros Systems Corporation, with Mikros Systems Corporation surviving as a wholly owned subsidiary of McKean Defense Group, Inc., which transaction we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the appendices to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [•]. The merger agreement is attached as Appendix A to this proxy statement.

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “Mikros,” the “Company”, “we,” “our,” “us” and similar words in this proxy statement refer to Mikros Systems Corporation. Throughout this proxy statement we refer to McKean Defense Group, Inc. as “McKean” or “Parent” and Gyro Merger Sub Inc.as Merger Sub. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated November 12, 2020, as it may be amended from time to time, by and among Parent, Merger Sub and Mikros, as the merger agreement.

Parties Involved in the Merger (page [•])

Mikros Systems Corporation

Mikros is an advanced technology company specializing in the development and production of electronic systems technology for advanced maintenance in military, industrial and commercial applications. Mikros’ capabilities include technology management, electronic systems engineering and integration, radar systems engineering, command, control, communications, computers and intelligence systems engineering, and communications engineering.  Our primary business focus is to (i) provide engineering services, products, software and related maintenance under contracts with the United States Department of Defense, primarily the United States Navy and (ii) pursue Small Business Innovation Research (SBIR) programs from the Department of Defense, Department of Homeland Security, and other governmental authorities, with a view to expanding this government funded research and development into government contracts.

Our principal executive office is located at 220 Commerce Dr # 300, Fort Washington, PA 19034 and our telephone number is (215) 371-3913.

See also “Where You Can Find More Information” beginning on page [•].

Our common stock is currently listed on the OTC Markets QB Tier, which we refer to as the OTCQB, under the symbol “MKRS.”

McKean Defense Group, Inc.

McKean is an employee-owned company, which include with engineers, developers, technical staff, programmers, analysts, and program managers. McKean identifies and deploys new shipboard technologies, integrate information technology across shipboard platforms, and develop strategies to support the military. McKean’s employees create strategic solutions to help customers reach new levels of mission support and transform their organizations.

McKean’s principal executive office is located at One Crescent Drive, Philadelphia, Pennsylvania 19112, and its telephone number is (215) 271-6108.

McKean is incorporated in the State of Delaware. All of its outstanding shares are owned by its employee stock ownership plan.

Additional information about McKean is included on its website at www.mckean-defense.com. The information provided or accessible through McKean’s website is not part of, or incorporated by reference in, this proxy statement.

Gyro Merger Sub Inc.

Gyro Merger Sub Inc. is incorporated in the State of Delaware and is a wholly-owned subsidiary of McKean that was formed solely for the purpose of entering into this merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub’s principal executive office is located at One Crescent Drive, Philadelphia, Pennsylvania 19112, and its telephone number is (215) 271-6108. Upon completion of the merger, Merger Sub will cease to exist.

Certain Effects of the Merger on Mikros (page [•])

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Mikros, with Mikros continuing as the surviving company and a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term surviving company to refer to Mikros as the surviving company following the merger. If the merger is consummated, you will not own any shares of the capital stock of the surviving company.

The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and McKean may agree and specify in the certificate of merger).

Effect on Mikros if the Merger is Not Completed (page [•])

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on the OTCQB and registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, Mikros may be required to pay McKean or its designee a termination fee as described under “The Merger Agreement—Termination Fees” beginning on page [•].

Merger Consideration (page [•])

In the merger, each outstanding share of our common stock (other than (i) shares owned directly by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and (ii) shares held by stockholders who do not vote in favor of the merger and the adoption of the merger agreement and who have properly perfected, and not withdrawn or lost, a demand for dissenters’ rights under Delaware law as of the effective time of the merger (shares described in (i) and (ii) are referred to as “Excluded Shares”)) will be converted automatically into the right to receive $0.13 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the per-share merger consideration.

All shares converted into the right to receive the per-share merger consideration will automatically be cancelled at the effective time of the merger, and each certificate formerly representing any of the shares of Mikros common stock will thereafter represent only the right to receive the per-share merger consideration. As described further in “The Merger Agreement—Exchange and Payment Procedures” beginning on page [•], at or immediately prior to the effective time of the merger, Parent will deposit or cause to be deposited cash sufficient to pay the aggregate per-share merger consideration with a designated paying agent. Following completion of the merger, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the per-share merger consideration for each share of our common stock represented by the stock certificates.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per-share merger consideration, but you will no longer have any rights as a stockholder of Mikros as a result of the merger (except that stockholders who have properly perfected and not withdrawn or lost their demand for dissenters’ rights will have the right to receive a payment for the “fair value” of their shares as contemplated by Delaware law, as described below under “The Merger—Dissenters’ Rights” beginning on page [•]) nor will you be entitled to receive any shares in Parent or the surviving corporation.

Treatment of Restricted Stock Awards (page [•])

The merger agreement provides for the following treatment of restricted stock awards:

Restricted Stock Awards

Effective as of the effective time of the merger, any restrictions on any then-outstanding restricted stock award, shall lapse, whether or not vested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of common stock subject to the restricted stock award and (ii) the per-share merger consideration (less any applicable withholding taxes).

The Special Meeting (page [•])

Date, Time and Place

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Mikros of proxies to be voted at a special meeting of our stockholders to be held on [DATE], 2021, at 10:00 a.m., Eastern Time. A live webcast of the special meeting will be available at http;//www.cstproxy.com/xxxxxxxx2020.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [DATE], 2020, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date.

Purpose

At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals (i) to approve and adopt the merger agreement; (ii) to approve one or more adjournments of the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum; and (iii) to consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Quorum

As of the record date, there were approximately [•] shares of our common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of all shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [•] shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

Required Vote

Approval and adoption of the merger agreement requires the affirmative vote of at least a majority of all shares of our common stock. Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of all shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote at the special meeting.

Share Ownership of Our Directors and Executive Officers

As of the close of business on [DATE], 2020, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 8,166,405 shares of our common stock, representing approximately 23% of the outstanding shares of our common stock. All of our directors and certain of our executive officers have executed letter agreements with McKean pursuant to which they have agreed to vote all of their shares of Mikros common stock “FOR” the proposal to approve and adopt the merger agreement. Each of our directors and executive officers have informed us that they intend to vote all of their shares of Mikros common stock “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you may cause your shares to be voted by returning a signed proxy card, or you may vote during the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet or telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to virtually attend the special meeting and wish to vote during the meeting, you must, subject to time restrictions, participate in the meeting at http;//www.cstproxy.com/xxxxxxxx2020 and enter the control number found on your proxy card. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting virtually. If you attend the special meeting and wish to vote during the meeting, you must deliver to our Secretary a written revocation of any proxy you previously submitted, as your vote by ballot will not revoke any proxy previously submitted.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the proposal to approve and adopt the merger agreement; (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum; and (iii) in the discretion of the proxies named therein with respect to such other business as may properly come before the special meeting or any adjournment or postponement thereof.

If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement, but will not have any effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement.

Recommendation of the Board of Directors and Reasons for the Merger (page [•])

The Board of Directors of the Company, which we refer to as the Board, after considering various factors described in the section entitled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Mikros and its stockholders, approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and directed that the approval of the merger and the adoption of the merger agreement be submitted to the stockholders of Mikros.

The Board unanimously recommends that you vote (i) “FOR” the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

Fairness Opinion of Financial Advisor (page [•])

GuideCap Partners LLC

GuideCap Partners LLC, which we refer to as “GuideCap”, delivered its oral opinion to the Board on November 12, 2020, which opinion was subsequently confirmed in a written opinion dated as of the same date, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the $0.13 in cash per share of common stock of the Company to be paid to the holders of shares of the Company’s common stock (other than to holders of Excluded Shares) pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of GuideCap, dated November 12, 2020, which sets forth certain of the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C. GuideCap provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transaction contemplated therein. The GuideCap opinion is not a recommendation as to how any holder of shares of our common stock should vote or act with respect to the transaction or any other matter. Pursuant to an engagement letter between Mikros and GuideCap, Mikros paid GuideCap a non-refundable retainer of $40,000 upon signing of their engagement and (ii) $40,000 upon rendering its opinion. Mikros also has agreed to reimburse GuideCap for its reasonable out-of-pocket expenses, including attorneys’ fees, and to indemnify GuideCap and certain related parties against certain liabilities that may arise out of its engagement, including certain liabilities under U.S. federal securities laws.

Interests of the Directors and Executive Officers of Mikros in the Merger (page [•])

When considering the recommendation of the Board that you vote to approve the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Mikros. These interests include the following:

●	Lapse of any restrictions on any restricted stock award, and the settlement of those awards in exchange for cash in the amounts specified in this proxy statement;

●	A change in control payment of $225,000 to be paid to Mark Malone, our Chief Financial Officer and member of the Board;

●	A post closing employment for Chuck Bristow, our President; and

●	Continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving company.

If the proposal to approve and adopt the merger agreement is approved by our stockholders and the merger closes, any shares of common stock of the Company held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock of the Company held by all other stockholders of the Company entitled to receive the per-share merger consideration.

Financing of the Merger (page [•])

The merger agreement is not subject to any financing contingency. We anticipate that the total amount of funds necessary to consummate the merger and the related transactions will be approximately $4.6 million, including the funds needed to (i) pay our stockholders the amounts due to them under the merger agreement; (ii) make payments in respect of Mikros’ outstanding restricted stock awards pursuant to the merger agreement; and (iii) pay all fees and expenses payable by McKean and Merger Sub under the merger agreement. This amount will be funded through McKean’s and Merger Sub’s cash and cash equivalents on hand at closing and availability under existing credit facility.

Employee Benefits (page [•])

The merger agreement provides for the following treatment with respect to those employees of the Company who are employees as of the closing date and continue to be so employed following the effective time of the merger, who we refer to collectively as the continuing employees:

●

During the one-year period following the closing of the merger, each continuing employee will receive base salary, incentive compensation opportunities (other than equity-based compensation opportunities), and other compensation and employee benefits that are no less favorable in the aggregate compensation and benefits provided to the continuing employees by the Company immediately prior to the date of the merger agreement;

●

Each continuing employee will receive service credit for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans maintained by McKean or the surviving company in which the continued employee participates, subject to certain exceptions.

Dissenters’ Rights (page [•])

Under the Delaware General Corporation Law (“DGCL”), stockholders of a Delaware corporation who have neither voted in favor of nor have consented in writing to certain mergers or consolidations to which the corporation is a party and who have otherwise met the requirements set forth in Section 262 of the DGCL are entitled to demand appraisal of the fair value of their shares pursuant to, and in compliance with procedures set forth in, Section 262 of the DGCL. Notwithstanding the foregoing, stockholders of Delaware corporations are entitled to appraisal rights in the case of a merger or consolidation if the agreement of merger or consolidation requires stockholders to accept in exchange for its shares anything other than (w) shares or depository receipts of another corporation which at the date the merger or consolidation is completed will be either listed on a national securities exchange or held of record by more than 2,000 holders, (x) shares of stock or depositary receipts of the surviving corporation in the merger or consolidation, (y) cash in lieu of fractional shares or (z) any combination of the foregoing. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of stock, see Section 262 of the DGCL, copies of which are attached as Appendix B, as well as the information set forth below.

IN ORDER TO PERFECT DISSENTERS’ RIGHTS WITH RESPECT TO THE MERGER, A STOCKHOLDER MUST SEND A NOTICE TO MIKROS BEFORE THE DATE OF THE SPECIAL MEETING AND MUST NOT VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT BY PROXY OR OTHERWISE.

U.S. Federal Income Tax Consequences of the Merger (page [•])

The receipt of cash for shares of Mikros common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page [•]) in exchange for such U.S. Holder’s shares of Mikros common stock in the merger will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of Mikros common stock surrendered in the merger. A Non-U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page [•]) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger,” beginning on page [•] and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page [•])

There are no anti-trust or other regulatory approvals required in order to consummate the merger, other than the filing of the Certificate of Merger with the Secretary of State of Delaware.

Novation of a prime contract with the United States Navy (page [•])

In the event that the United States Department of Defense notifies us that as a result of the merger a novation is required with respect to any prime contract of the Company listed on a schedule to the merger agreement, we will be required to obtain any such novation prior to closing. We do not expect this to delay the merger or have a material adverse effect on the expected benefits of the merger to McKean or Mikros).

No Solicitation of Other Offers (page [•])

In the merger agreement, subject to certain exceptions, we have agreed that we will not, directly or indirectly, among other things:

●

Initiate, knowingly encourage, knowingly facilitate or solicit (including in each case by way of furnishing material non-public information about the Company to any person) any inquiries with respect to, or the making, submission, announcement or implementation of, any proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, an alternative transaction proposal;

●

Participate in any discussions or negotiations with any person (whether such discussions or negotiations are initiated by us, any of our representatives or a third party), other than McKean or any of its representatives, regarding or in furtherance of such inquiries or relating to an alternative transaction proposal;

●	Waive, terminate, modify or release any person from any standstill or other similar obligation; or

●	Enter into any agreement providing for an acquisition of the Company other than by McKean;

Notwithstanding the above restrictions, which we refer to as the no-shop restrictions, if at any time prior to the receipt of stockholder approval of the merger, in response to our receipt of a superior proposal, our Board may make an adverse recommendation change or terminate the merger agreement, if, (i) we receive a written alternative proposal from a third party that the Board believes in good faith to be bona fide and that the failure to make the adverse recommendation change or to terminate the Merger Agreement would reasonable be expected to be inconsistent with the Board’s fiduciary duties unless (A) the Board has delivered to Parent, at least three (3) business days in advance, prior written notice that the Board is prepare to make an adverse recommendation change, (B) include a summary of material terms and conditions of such superior proposal, and (C) if requested by Parent, during the three (3) business day period after deliver of such change notice, the Company and its representatives negotiate in good faith with the Parent regarding any revisions to the merger agreement committed to in writing by Parent and any such material revisions are made to a superior proposal the Board shall negotiate with Parent and the Board shall take into account any such revisions.

For a further discussion of the limitations on solicitation of acquisition proposals from third parties, see “The Merger Agreement—No Solicitation of Other Offers” beginning on page [•].

Adverse Recommendation Changes; Alternative Acquisition Agreements (page [•])

Except as described below, the Board is not permitted to (i)(A) withdraw, change, qualify, withhold or modify, in a manner adverse to McKean or Merger Sub, propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to McKean or Merger Sub, or fail to make when required pursuant to the merger agreement, (B) adopt, approve, recommend or declare advisable, or propose publicly to adopt, approve, recommend or declare advisable, any Company Takeover Proposal, or (C) fail to include the Board Recommendation in this proxy statement; or (ii) except a otherwise provided in the merger agreement, authorize, permit, approve, recommend or declare advisable, or propose publicly to authorize, permit, approve, recommend or declare advisable, or cause or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or that would reasonably be expected to cause, the Company to abandon or terminate the merger agreement or delay in any material respects or fail to consummate the transactions contemplated.

Prior to approval of the merger agreement by the requisite affirmative vote of the Company’s stockholders, and notwithstanding the restrictions described below in “The Merger Agreement—No Solicitation of Other Offers,” the Board is permitted in certain circumstances and subject to compliance with certain obligations (as summarized below), to (i) effect an adverse recommendation change; and (ii) approve or recommend a superior proposal and/or terminate the merger agreement and enter into a definitive agreement with respect to such superior proposal.

The Board is permitted to (i) make an adverse recommendation change in the case of a superior proposal; and (ii) approve or recommend such superior proposal and/or terminate the merger agreement to enter into a definitive written agreement providing for a superior proposal if such superior proposal does not result from a breach of the no-shop restrictions, if, in each case, the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law and it has complied with the procedure and its obligations as summarized below in “The Merger Agreement—Adverse Recommendation Changes; Alternative Acquisition Agreements.”

For a further discussion of the limitations on effecting adverse recommendation changes, and approving or recommending a superior proposal and/or terminating the merger agreement in connection with a superior proposal, see “The Merger Agreement—Adverse Recommendation Changes; Alternative Acquisition Agreements” beginning on page [•].

Conditions to the Closing of the Merger (page [•])

The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived. The parties currently expect to complete the merger in the first quarter of 2021. However, it is possible that factors outside of each party’s control could require them to complete the merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the merger may be consummated:

●	The approval of the merger agreement by the requisite affirmative vote of the Company’s stockholders;

●	Obtaining a novation with respect to any prime contract of the Company identified on a schedule to the merger agreement, if required;

●	The Company having at least $1.5 million of cash and billed accounts receivable as of the closing date of the merger;

●	The consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

●

The accuracy of the representations and warranties of the Company, on the one hand, McKean and Merger Sub, on the other hand, in the merger agreement, subject in some instances to materiality or “material adverse effect” qualifiers, at and as of the closing date of the merger;

●

The performance by the Company, on the one hand, and McKean and Merger Sub, on the other hand, of their respective material obligations required to be performed by them under the merger agreement on or before the closing date of the merger; and

●

Since the date of the merger agreement, there not having occurred any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect (as described below).

Termination of the Merger Agreement (page [•])

In general, the merger agreement may be terminated, whether before or after approval of the proposal to approve and adopt the merger agreement by the stockholders of the Company, in the following ways:

●	By mutual written consent of McKean and Mikros at any time before the effective time of the merger;

●	By either McKean or Mikros at any time before the effective time of the merger:

●

If the merger has not been consummated on or before April 12, 2021, provided, that if the waiting period for governmental and regulatory approvals and any legal restraints have not terminated or expired on or before such date, then the consummation date shall automatically be extended to July 12, 2021, which date we refer to as the termination date; and this date may be further extended if there is a disagreement as to whether the condition of Mikros to have at least $1.5 million of cash and billed accounts receivable as of the closing date has been met; provided, however, that the right to terminate the merger agreement for the reasons stated herein are not available to any party whose material breach of any provision of the merger agreement directly or indirectly caused the failure of the effective time of the merger to occur by the foregoing dates;

●

If any governmental authority has, enacted, issued, promulgated, enforced or entered any legal restraint permanently enjoining or otherwise prohibiting or making illegal prior to the effective time, the merger, and such decision, injunction, decree, ruling, law or order shall have become final and nonappealable; provided, however, that the right to terminate the merger agreement for the reasons stated herein are not available to any party whose breach of the merger agreement was the primary cause or primarily resulted in the issuance of such legal restraint; or

●

If our stockholders fail to approve the proposal to approve and adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken; provided, however, that the right to terminate the merger agreement for the reasons stated herein shall not be available to a party if the failure to obtain stockholder approval was primarily due to the material breach by such party of the merger agreement; or

●	By Mikros:

●

At any time prior to the effective time of the merger, if McKean or Merger Sub has breached any of its representations or warranties, or failed to perform any of its covenants or agreements in the merger agreement such that specified conditions in the merger agreement, which would result in the failure of a related closing condition and which breach or failure to perform is incapable of being cured prior to the termination date or, if curable by such date, is not cured, within the earlier of the termination date or the date that is 30 calendar days following our delivery of written notice of such breach; provided that we shall not have the right to terminate the merger agreement for the reasons set forth herein if we are then in material breach of any of its representations, warranties, or covenants which would give rise to the failure of a related closing condition;

●

Prior to receiving the stockholder approval, in order to enter into a definitive written agreement providing for a superior proposal in accordance with the terms of the merger agreement; so long as (i) the Board has, after complying with its obligations to notify and consult with McKean with respect to a superior proposal, authorizes the Company to enter into a definitive written agreement providing for a superior proposal; and (ii) we pay to McKean or its designee the termination fee of $175,000 under the merger agreement (it being understood that we may, enter into such definitive written agreement simultaneously with such termination of, and in accordance with the terms of, the merger agreement); or

●	By McKean at any time prior to the effective time of the Merger:

●

If (i) the Board effects an adverse recommendation change; (ii) the Company has breached its obligation not to solicit or enter into an alternative transaction and fails to cure such breach within five business days or (iii) the Company has failed to include the Board recommendation that our stockholders approve the merger agreement as described in this proxy statement; or

●

If the Company has breached any of its representations or warranties, or failed to perform any of its covenants or agreements in the merger agreement such that specified conditions in the merger agreement, which would result in the failure of a related closing condition and which breach or failure to perform is incapable of being cured prior to the termination date or, if curable by such date, is not cured, within the earlier of the termination date or the date that is 30 calendar days following McKean’s delivery of written notice of such breach; provided that McKean shall not have the right to terminate the merger agreement for the reasons set forth herein if either McKean or Merger Sub is then in material breach of any of its representations, warranties, or covenants which would give rise to the failure of a related closing condition; or

●

If the condition of Mikros to have at least 1.5 million of cash and billed accounts receivable as of the closing date has not been met within 45 days after the later of (i) the approval of the merger agreement by the requisite affirmative vote of the Company’s stockholders or (ii) the receipt, if required, of a novation with respect to a certain prime contract of the Company identified on a schedule to the merger agreement.

Termination Fees (page [•])

Under the merger agreement, we may be required to pay to McKean or its designee a termination fee of $175,000 if the merger agreement is terminated under specified circumstances. In no event will we be required to pay a termination fee more than once.

Fees and Expenses (page [•])

Except in specified circumstances, whether or not the merger is consummated, the Company and McKean are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Market Prices and Dividend Data (page [•])

Our common stock is listed on the OTCQB under the symbol “MKRS.” On November 12, 2020, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of our common stock on QB was $0.115 per share. On [DATE], 2020, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the OTCQB was $[•] per share.

Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay any cash dividends to our common stockholders without McKean’s written consent.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Mikros. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Q:	Why am I receiving these materials?

A:

The Board is furnishing this proxy statement and form of proxy card to the holders of Mikros common stock in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [DAY], [DATE], 2021, at 10:00 a.m., Eastern Time at http;//www.cstproxy.com/xxxxxxxx2020.

Q:	How can I view and participate in the special meeting?

A:	To participate, visit http;//www.cstproxy.com/xxxxxxxx2020 and log in with your 12-digit control number included in your proxy materials.

Q:	When can I join the virtual special meeting?

A:	You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on [DATE], 2021. The meeting will begin promptly at 10:00 a.m. Eastern Time on [DATE], 2020.

Q:	How can I ask questions and vote?

A:

We encourage you to submit your questions and vote in advance by visiting www.cstproxyvote.com. Stockholders may also vote during the meeting (subject to time restrictions). To participate in the meeting webcast visit http;//www.cstproxy.com/xxxxxxxx2020. You must log in with your 12-digit control number included in your proxy materials.

Q:	What if I lost my 12-digit control number?

A:

You will be able to login as a guest. To view the meeting webcast visit http;//www.cstproxy.com/xxxxxxxx2020 and register as a guest. If you login as a guest, you will not be able to vote your shares during the meeting.

Q:	What if I don’t have Internet access?

A:	Please call [PHONE NUMBER] (toll free) or [PHONE NUMBER] (international) to listen to the meeting proceedings. You will not be able to vote your shares or ask questions during the meeting.

Q:	What if I experience technical difficulties

A:	Please call [PHONE NUMBER] (toll free) or [PHONE NUMBER] (international) for assistance.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of our common stock at the close of business on [DATE], 2020 will be entitled to notice of, and to vote at, the special meeting. On [DATE], 2020, there were [•] shares of our common stock outstanding. Each outstanding share on that date entitles its holder to one vote, in person or by proxy, on each matter to be voted on at the special meeting.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote on the following proposals:

●	To approve and adopt the merger agreement, pursuant to which Merger Sub will merge with and into Mikros, and Mikros will become a wholly owned subsidiary of McKean;

●

To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum; and

●	Such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q:	What is the proposed merger and what effects will it have on Mikros?

A:

The proposed merger is the acquisition of Mikros by McKean pursuant to the merger agreement. If the proposal to approve and adopt the merger agreement is approved by the holders of Mikros common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Mikros, with Mikros continuing as the surviving company. As a result of the merger, Mikros will become a wholly owned subsidiary of McKean. Mikros will cooperate with McKean to delist our common stock from the OTCQB and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective under after the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving company.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive the per-share merger consideration of $0.13 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you do not vote in favor of the merger and you have properly perfected and not withdrawn or lost your dissenters’ rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $0.13 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In either case, you will not own shares in the surviving company.

Q:	How does the per-share merger consideration compare to the market price of Mikros common stock prior to the public announcement of the merger agreement?

A:

The per-share merger consideration represents a premium of approximately 13% over the closing share price of $0.115 on November 11, 2020, the last trading day before the public announcement that Mikros entered into the merger agreement.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the appendices to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting.

If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter a letter of transmittal instructing you how to send your stock certificates to the paying agent or exchange your book entry shares in order to receive the cash payment of the per-share merger consideration for each share of our common stock represented by the stock certificates or the book-entry shares. You must use the letter of transmittal to exchange your stock certificates or the book-entry shares for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:	What happens if I sell or otherwise transfer my shares of Mikros common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies us in writing of such special arrangements, you will transfer the right to receive the per-share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:	How does Mikros’ Board of Directors recommend that I vote?

A:

Our Board unanimously determined that the merger agreement and the transactions are fair to and in the best interests of Mikros and its stockholders; approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; and directed that the approval and adoption of the merger agreement and the approval of the merger be submitted to the stockholders of Mikros.

The Board unanimously recommends that you vote (i) “FOR” the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of common stock. Instead, Mikros will remain a public company, the common stock will continue to be listed and traded on the OTCQB and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay McKean or its designee a termination fee, upon the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees” beginning on page [•].

Q:	Do any of Mikros’ directors or officers have interests in the merger that may differ from those of Mikros stockholders generally?

A:

In considering the recommendation of the Board with respect to the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. These interests consist of lapse of restrictions on outstanding restricted stock awards, change of control payment to our Chief Financial Officer, a post-closing employment agreement for our President, and continued indemnification and directors’ and officers’ liability insurance policy post-closing. The Board was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement. The Board was also aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the Company’s stockholders. For a description of the interests of our directors and executive officers in the merger, see “The Merger—Interests of the Directors and Executive Officers of Mikros in the Merger” beginning on page [•].

Q:	What vote is required to approve and adopt the merger agreement?

A:

The affirmative vote of the holders of a majority of all shares of our common stock is required to approve the proposal to approve and adopt the merger agreement.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement.

As of [DATE], 2020, the record date for determining who is entitled to vote at the special meeting, there were approximately [•]shares of Mikros common stock issued and outstanding. Each holder of our common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:	What vote is required to approve the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies?

A:

Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of all shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote at the special meeting.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote during the special meeting will not have any effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will not have any effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.

Q:	What is a quorum?

A:

The holders of a majority of our issued and outstanding shares of common stock, either present in person or represented by proxy, will constitute a quorum at the special meeting. If a quorum is not present, the affirmative vote of a majority of our shares of common stock represented at the special meeting, either in person or by proxy, and entitled to vote at the meeting may adjourn the meeting to such day as they shall, by majority vote, agree upon.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Mikros common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent), there are four ways to vote:

●	By attending the special meeting virtually and voting;

●	By visiting the Internet at the address on your proxy card;

●	By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

●	By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting if you deliver to our Secretary a written revocation of any proxy you previously submitted.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

Not without your direction. Your broker, bank or other nominee will only be permitted to vote your shares on any proposal if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and, therefore, brokers, banks and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of common stock. Without instructions, a broker non-vote will result, and your shares will not be voted. A broker non-vote will have the same effect as if you voted against the proposal to approve and adopt the merger agreement.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

●	Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

●	Delivering a written notice of revocation to our Secretary;

●	Signing another proxy card with a later date and returning it to us prior to the special meeting; or

●

vote electronically at the special meeting by visiting http;//www.cstproxy.com/xxxxxxxx2020, following the directions provided on the website, and entering the control number found on your proxy card, voting instruction form or notice you previously received.  Please note that your attendance at the special meeting will not alone serve to revoke your proxy.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Mikros common stock is called a “proxy card.” The Board has designated Thomas J. Meaney, our Chief Executive Officer, and Paul G. Casner, the Chairman of our Board of Directors, and each of them, with full power of substitution, as proxies for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” the proposal to approve and adopt the merger agreement; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	Who will count the votes?

A:	The votes will be counted by the independent inspector of election appointed for the special meeting.

Q:	Where can I find the voting results of the special meeting?

A:

We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we filed with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page [•] of this proxy statement.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Mikros common stock for cash pursuant to the merger?

A:

If you are a U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page [•]), the exchange of Mikros common stock for cash pursuant to the merger generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received by such U.S. Holder pursuant to the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. A Non-U.S. Holder (as defined under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page [•]) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this proxy statement.

Q:	What will the holders of Mikros restricted stock awards receive in the merger?

A:

Effective as of the effective time of the merger, any restrictions on any then-outstanding restricted stock award, shall lapse, whether or not vested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Mikros common stock subject to the restricted stock award and (ii) the per-share merger consideration (less any applicable withholding taxes).

Q:	When do you expect the merger to be completed?

A:

We anticipate that the merger will be completed in the first quarter of 2021, assuming satisfaction or waiver of all of the conditions to the merger. However, the merger is subject to various conditions, and it is possible that factors outside of our and McKean’s control could result in the merger being completed at a later time or not at all.

Q:	Am I entitled to dissenters’ rights under the Delaware General Corporation Law?

A:

Yes. As a holder of Mikros’ common stock, you are entitled to exercise dissenters’ rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. See “The Merger—Dissenters’ Rights” beginning on page [•].

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares of Mikros common stock held through brokerage firms. If your family has multiple accounts holding shares of Mikros common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact the Company or our proxy solicitor:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford, CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
Email: MKRS.info@investor.morrowsodali.com

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

We will hold the special meeting on [DATE], 2021, at 10:00 a.m., Eastern Daylight Time.  A live webcast of the special meeting will be available at http;//www.cstproxy.com/xxxxxxxx2020.

Purpose of the Special Meeting

At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals (i) to approve and adopt the merger agreement; (ii) to approve one or more adjournments of the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum; and (iii) to consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on [DATE], 2020 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 220 Commerce Dr # 300, Fort Washington, PA 19034, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the meeting.

As of the record date, there were approximately [•] shares of our common stock outstanding and entitled to be voted at the special meeting.

A quorum of stockholders is necessary to hold a special meeting. Our Bylaws provide that the presence at the special meeting, in person or by proxy, of the majority of the outstanding shares of our common stock entitled to vote at the meeting ([•] shares) is required for a quorum for the transaction of business. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the special meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” are counted as present in determining whether a quorum is present.

In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of our outstanding shares of our common stock is required to approve the proposal to approve and adopt the merger agreement. Approval and adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of all shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote at the special meeting.

If a stockholder abstains from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to approve and adopt the merger agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

If you hold your shares in “street name” the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will have the same effect count as a vote “AGAINST” the proposal to approve and adopt the merger agreement, but will have no effect on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting.

Shares Held by Mikros’ Directors and Executive Officers

As of the close of business on [DATE], 2020, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 8,166,405 shares of our common stock, representing approximately 23% of the outstanding shares of our common stock. All of our directors and certain of our executive officers who collectively hold 8,098,675 shares of our common stock, representing approximately 23% of the outstanding shares of our common stock, have executed letter agreements with McKean pursuant to which they have agreed to vote all of their shares of common stock “FOR” the proposal to approve and adopt the merger agreement. Our directors and executive officers have informed us that they intend to intend to vote all of their shares of common stock “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you may cause your shares to be voted by returning a signed proxy card, or you may vote during the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote during the special meeting, you must participate in the meeting webcast at http;//www.cstproxy.com/xxxxxxxx2020. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting virtually. If you attend the special meeting and wish to vote during the special meeting, you must deliver to our Secretary a written revocation of any proxy you previously submitted, as your vote by ballot will not revoke any proxy previously submitted.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the proposal to approve and adopt the merger agreement; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or other nominee’s voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote during the special meeting with a proxy from your broker, bank or other nominee, such actions will result in a broker non-vote and will have the same effect as if you voted “AGAINST” the proposal to approve and adopt the merger agreement.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

●	Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

●	Delivering a written notice of revocation to our Secretary;

●	Signing another proxy card with a later date and returning it to us prior to the special meeting; or

●	Attending the special meeting, revoking your proxy by delivering notice of revocation to our Secretary, and voting during the special meeting via webcast at http;//www.cstproxy.com/xxxxxxxx2020, following the instructions and entering your 12 digit control number.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. eastern time on [DAY BEFORE MEETING], 2021. If you have submitted a proxy but instead attend the special meeting and wish to vote during the special meeting, you must deliver to our Secretary a written revocation of any proxy you previously submitted, as your vote by ballot will not revoke any proxy previously submitted.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote during the special meeting at the special meeting if you participate via webcast at www.cstproxyvote.com. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

Adjournment

In addition to the proposal to approve the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement, stockholders are also being asked to approve any proposal submitted to a vote of stockholders to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the approval of the merger, the merger agreement and the other actions and transactions contemplated by the merger agreement if there are insufficient votes at the time of the special meeting to approve such items or if a quorum is not present. If a quorum is not present, the affirmative vote of a majority of our shares of common stock represented at the special meeting, either in person or by proxy, and entitled to vote at the meeting may adjourn the meeting to such day as they shall, by majority vote, agree upon. If a quorum was present in person or by proxy at the time a duly called or held meeting convened, a meeting may be adjourned from time to time without notice other than announcement at the meeting. In addition, the special meeting could be postponed before it commences. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.

Board of Directors’ Recommendation

The Board after considering various factors described in the section entitled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” unanimously determined that the merger agreement and the transactions are fair to and in the best interests of Mikros and its stockholders; approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; and directed that approval and adoption of the merger agreement and the approval of the merger be submitted to the Company’s stockholders for approval.

The Board unanimously recommends that you vote (i) “FOR” the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

Solicitation of Proxies

The Board is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock.

We have retained Morrow Sodali, LLC, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, facsimile or via the Internet by Morrow Sodali, LLC or, without additional compensation, by certain of our directors, officers and employees.

Anticipated Date of Completion of the Merger

We anticipate that the merger will be completed in the first quarter of 2021, assuming satisfaction or waiver of all of the conditions to the merger. However, the merger is subject to various conditions, and it is possible that factors outside the control of Mikros and McKean could result in the merger being completed at a later time or not at all.

Other Matters

At this time, we know of no other matters to be submitted at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [DATE], 2021

The proxy statement is available at http://www.cstproxy.com/xxxxxxxx/2021.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement for the special meeting may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of our proxy statement to any stockholder upon written or oral request to Mikros Systems Corporation, Attention: Chief Financial Officer, 220 Commerce Dr # 300, Fort Washington, PA 19034, telephone: (215) 371-3913. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the stockholder may contact Mikros at the above address and phone number.

Rights of Stockholders Who Assert Dissenters’ Rights

If the merger is approved and becomes effective, holders of common stock who do not vote their shares in favor of the merger will be entitled to statutory dissenters’ rights if they comply with Section 262 of the DGCL. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of stock, see Section 262 of the DGCL, copies of which are attached as Appendix B, as well as the information set forth below.

IN ORDER TO PERFECT DISSENTERS’ RIGHTS WITH RESPECT TO THE MERGER, A STOCKHOLDER MUST SEND A NOTICE TO MIKROS BEFORE THE DATE OF THE SPECIAL MEETING AND MUST NOT VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT BY PROXY OR OTHERWISE.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford, CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
Email: MKRS.info@investor.morrowsodali.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

7

●

The inability to consummate the merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including obtaining any required any prime contract identified in the merger agreement, and having $1.5 million of excess cash, as defined in the merger agreement, as of the closing date of the merger;

●	The risk that the merger agreement may be terminated in circumstances requiring us to pay McKean or its designee a termination fee of $175,000;

●	Risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

●	The effect of the announcement or pendency of the merger on our business relationships (including, without limitation, customers and suppliers), operating results and business generally;

●	The amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

●	Risks related to diverting management’s or employees’ attention from ongoing business operations;

●	Risk that our stock price may decline significantly if the merger is not completed;

●	The risk that the merger may not be consummated in a timely manner, if at all;

●	The fact that under the terms of the merger agreement, we are unable to solicit other acquisition proposals during the pendency of the merger;

●	The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others;

●	The fact that receipt of the all-cash merger consideration would be taxable to our stockholders that are treated as U.S. holders for United States federal income tax purposes; and

●	The fact that our stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see “Where You Can Find More Information” beginning on page [•]). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Mikros’ stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Mikros Systems Corporation

Our principal executive office is located at 220 Commerce Dr # 300, Fort Washington, PA 19034 and our telephone number is (215) 371-3913.

Mikros is an advanced technology company specializing in the development and production of electronic systems technology for advanced maintenance in military, industrial and commercial applications. Mikros’ capabilities include technology management, electronic systems engineering and integration, radar systems engineering, command, control, communications, computers and intelligence systems engineering, and communications engineering.  Our primary business focus is to (i) provide engineering services, products, software and related maintenance under contracts with the United States Department of Defense, primarily the United States Navy and (ii) pursue Small Business Innovation Research (SBIR) programs from the Department of Defense, Department of Homeland Security, and other governmental authorities, with a view to expanding this government funded research and development into government contracts.

Revenues from our government contracts have and continue to represent substantially all of our revenues. Over the past decade, our principal customer has been the U.S. Department of Defense, primarily the U.S. Navy (“Navy”).

We have developed the following two key systems for the Navy to maintain radars and combat systems:

●

Adaptive Diagnostic Electronic Portable Testset® (ADEPT). ADEPT, also known as the AN/PSM-132, is an automated maintenance workstation designed to significantly reduce the time required to align all variants of the AN/SPY-1 Radar System aboard U.S. Navy Aegis cruisers and destroyers, while optimizing system performance and readiness. Manufacturing, selling and servicing ADEPT units was a substantial part of our business over the past decade. During the life of the program, we delivered a total of 226 ADEPT units to our Navy customers. Effective October 1, 2019, the US Navy determined to stop funding the ADEPT program in fiscal year 2020.

●

ADEPT Distance Support Sensor Suite® (ADSSS). In 2013, we started development of ADSSS for the Navy’s LCS. Our system has now matured and has earned the official Navy nomenclature AN/SYM-3. The LCS is the U.S. Navy’s latest combat warship. AN/SYM-3 is a network-enabled system that can be configured to monitor multiple shipboard systems and report maintenance data onshore for further analysis to detect trends and predict failures. AN/SYM-3 provides an open architecture approach with industry-standard hardware, and cybersecurity compliant software to acquire and process system operational and maintenance data. The AN/SYM-3 system fully automates the capture of system operation, environment and maintenance data to provide unattended operation. The system monitors key parameters and sends alert notifications when parameters move out of tolerance.

In September 2016, we were awarded and entered into a multi-year IDIQ contract with the Naval Surface Warfare Center, Port Hueneme Division, relating to our ADSSS, or AN/SYM-3 product. The contract has a term of five years and provides for the purchase and sale of up to $48 million of ADSSS units and related engineering and logistics support.

We are active participants in the DoD’s Small Business Innovation Research (SBIR) grant program pursuing projects that fall within our areas of expertise. These areas include electronic systems engineering and integration, radar systems engineering, combat/C4I (Command, Control, Communications, Computers & Intelligence) systems engineering, communications engineering, remote monitoring, and augmented reality

We have also developed and marketed software products to analyze maintenance data collected from target systems, optimize maintenance procedures, and predict failures.

Our Prognostics Framework® is an analytic software framework for implementing real-time prognostics, diagnostics, and status monitoring to support embedded prognostic applications, health management systems and condition-based maintenance applications.

Our Diagnostic Profiler® (DP) products is an integrated development environment for developing diagnostic capabilities used in maintenance, embedded diagnostics, and troubleshooting applications. The software provides diagnostic services to its host application, including fault callouts, suggested “next best” test to further isolate faults, and direct maintenance actions. When additional faults are identified, the software prioritizes the fault callouts by probability. The use of the Diagnostic Profiler eliminates the need for the development and maintenance of diagnostic flow charts and hard-coded text sequences.

See also “Where You Can Find More Information” beginning on page [•].

Our common stock is currently listed on the OTC Markets QB Tier, which we refer to as the OTCQB, under the symbol “MKRS.”

McKean Defense Systems

McKean is an employee-owned company, which include with engineers, developers, technical staff, programmers, analysts, and program managers. McKean identifies and deploys new shipboard technologies, integrate information technology across shipboard platforms, and develop strategies to support the military. McKean’s employees create strategic solutions to help customers reach new levels of mission support and transform their organizations.

McKean’s principal executive office is located at One Crescent Drive, Philadelphia, Pennsylvania 19112, and its telephone number is (215) 271-6108.

McKean is incorporated in the State of Delaware. All of its outstanding shares are owned by its employee stock ownership plan.

Additional information about McKean is included on its website at www.mckean-defense.com. The information provided or accessible through McKean’s website is not part of, or incorporated by reference in, this proxy statement.

Gyro Merger Sub Inc.

Gyro Merger Sub Inc. is incorporated in the State of Delaware and is a wholly-owned subsidiary of McKean that was formed solely for the purpose of entering into this merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub’s principal executive office is located at One Crescent Drive, Philadelphia, Pennsylvania 19112, and its telephone number is (215) 271-6108. Upon completion of the merger, Merger Sub will cease to exist.

Certain Effects of the Merger on Mikros

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Mikros, with Mikros continuing as the surviving company. As a result of the merger, Mikros will become a wholly owned subsidiary of McKean. We will cooperate with McKean to delist our common stock from the OTCQB and deregister our common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving company.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of Delaware (or at such later time as we and McKean may agree and specify in the certificate of merger).

Effect on Mikros if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on the OTCQB and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is possible that the price of our common stock will decline. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Mikros’ common stock. If the merger is not consummated, the Board will continue to evaluate and review our business operations, properties, and capitalization, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, we may be required to pay McKean or its designee a termination fee, upon the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees” beginning on page [•].

Merger Consideration

In the merger, each share of common stock, par value $0.01 per share, of Mikros issued and outstanding immediately prior to the effective time of the merger (other than Excluded Shares) will be converted automatically into the right to receive the per-share merger consideration of $0.13 in cash, without interest and less any applicable withholding taxes, and without any action by the holders of such shares, will cease to be outstanding, be cancelled and cease to exist, and each certificate formerly representing any of the shares of Mikros common stock will thereafter represent only the right to receive the per-share merger consideration.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per-share merger consideration, but you will no longer have any rights as a Mikros stockholder as a result of the merger (except that stockholders who have properly perfected and not lost or withdrawn their dissenters’ rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to a dissenters’ proceeding as contemplated by Delaware law, as described below under “—Dissenters’ Rights”).

BACKGROUND OF THE MERGER

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. During this period, representatives of Mikros held many conversations, both by telephone and in person, about possible strategic alternatives. The following chronology covers only the key events that led to the signing of the merger agreement, and does not purport to catalogue every conversation among representatives of Mikros or between representatives of Mikros and other parties.

The Business

Our Board has periodically reviewed strategic and business alternatives to maximize value for our stockholders as a part of the Board’s general oversight of our business and strategy. These reviews have included consideration of possible business combination opportunities, securities offerings, expanding our business into commercial markets, and evaluating our long-term prospects and management succession.

In the first quarter of 2019, we were executing on two substantial prime contracts with the United States Navy. The first was a multi-year Small Business Innovation Research Phase III indefinite quantity indefinite delivery (IDIQ) contract with the Naval Surface Warfare Center, Crane Division, for our ADEPT program providing for the purchase and sale of up to $35.1 million of ADEPT units and related engineering services. The second was a multi-year IDIQ contract with the Naval Surface Warfare Center, Port Hueneme Division, to develop the ADSSS, or AN/SYM-3 product, for the United States Navy. We had just completed one of the most successful years in our history, had built a team of talented engineers who were executing on these prime government contracts, and were beginning to pursue commercial markets with a view to diversifying our business to generate incremental revenue and earnings.

At the same time, our Board was exploring transitioning management to the next generation of executives. Although we had developed effective software products and commenced marketing activities, management determined that it would take a substantial investment in capital and human resources to develop a viable commercial business. In evaluating the combination of strong financial performance, the difficulty in executing a succession plan, the amount of capital necessary to build a commercial business, and lack of liquidity in our stock, which did not seem to fairly value the Company, the Board determined to explore whether it could enhance stockholder value through a potential sale of the Company.

After considering alternatives to maximizing stockholder value, including raising additional capital to execute our business plan, and considering its fiduciary duty in connection with any potential sale, the Board unanimously authorized management, with the assistance of legal counsel, to begin to explore the viability of a transaction involving the sale of Mikros as a means of maximizing value to our stockholders.

The Process

On March 27, 2019, we retained and Spouting Rock Capital Advisors, LLC (“Spouting Rock”) as our exclusive financial advisor to assist the Board in evaluating strategic alternatives. Pursuant to our engagement agreement with Spouting Rock, we agreed to pay them a success fee equal to two percent (2%) of the total purchase price of a change of control transaction to be paid contemporaneously with the closing of such transaction.

Between May 30, 2019 and November 18, 2019, at the direction of the Board, thirty-one (31) potential strategic and financial acquirers were identified by Spouting Rock. During this time, management worked with Spouting Rock to create Confidential Evaluation Materials, which we refer to as the “CEM”, to present to interested companies. Potential strategic investors consisted of companies in the defense and aerospace industry that were assumed to capture synergies from acquiring and integrating Mikros into their business.

Initial contact with potential acquirers consisted of a mix of email and phone contact to potential buyers to preview the potential opportunity and determine initial interest, but did not identify Mikros. Each target received a “teaser” upon initial contact that summarized the opportunity. Twenty-eight (28) target companies were contacted consisting of eleven (11) publicly-traded large cap companies (those with market capitalizations of greater than $10 billion in market capitalization); eight (8) publicly-traded mid-cap companies (those with market capitalizations of between $2 billion and $10 billion); three (3) publicly-traded small cap companies (those with market capitalizations of between $300 million and $2 billion); two (2) publicly-traded micro-cap companies (those with market capitalization of between $50 million and $300 million in market capitalization); and four (4) privately-held companies. Among the potential strategic acquirers were four (4) foreign companies. Three (3) potential financial acquirers, which were private equity firms, were contacted.

Twelve (12) of the companies contacted expressed an interest in receiving the CEM, and each of these companies was required to sign a confidentiality agreement before receipt of the CEM.

Between June 10, 2019 and December 12, 2019, Spouting Rock distributed the CEM to seven (7) of the parties that executed confidentiality agreements. These potential buyers conducted preliminary business and financial due diligence based on the CEM, public documents, and discussions with Spouting Rock.

On October 11, 2019, we announced that the US Navy had decided not to fund the ADEPT program in fiscal year 2020. This announcement resulted in a nearly 50% drop in the trading price of our common stock from $0.22 to $0.12 per share.

As a result of this process, as described in more detail below, McKean emerged as a potential bidder on or about December 17, 2019, and Party B, a prime defense contractor serving the United States Navy, emerged as the other potential bidder on or about December 19, 2019.

Initial Negotiations

On May 30, 2019, Spouting Rock made contact with McKean and provided a teaser to McKean without identifying Mikros. Thereafter, Spouting Rock suggested that McKean and Mikros execute a confidentiality agreement. There was no further activity until the week of December 13, 2019.

On November 13, 2019, Spouting Rock made contact with Party B and provided a teaser without identifying Mikros and suggested that Party B and Mikros execute a confidentiality agreement which was executed on November 15, 2019.

On November 18, 2019, Spouting Rock identified Mikros as the party of interest and provided the CEM materials to Party B which included a strategic overview and financial outlook.

On November 22, 2019, Party B’s chief financial officer began conducting preliminary due diligence which lead to a telephonic meeting on December 12, 2019 between Party B’s executive vice president and Thomas Meaney, our chief executive officer, to better understand our business and discuss the potential opportunity.

During the week of December 14, 2019, Spouting Rock reached out to McKean to suggest that it execute a confidentiality agreement to better understand the opportunity and consider making an offer. On December 17, 2019, McKean executed a confidentiality agreement.

On December 19, 2019, Mark Malone, Chuck Bristow, Joseph Carlini, McKean’s chief executive officer, Larry Burrill, McKean’s president of defense services, and Len DeStefano, McKean’s chief operating officer, met in-person to discuss a potential sale of Mikros and Spouting Rock distributed the CEM to Mr. Carlini.

McKean continued to conduct initial due diligence and, on December 23, 2019, Mr. Carlini, and Mr. DeStefano met in-person with Mark Malone and Spouting Rock to discuss due diligence items.

McKean continued to evaluate the Company and, on January 9, 2020, executive officers from McKean and Mikros met in person to discuss a number of due diligence items. At this meeting, McKean indicated that it expected to make an offer to purchase the Company.

On January 16, 2020, McKean delivered to Spouting Rock and Mikros a letter of intent (the LOI) with a proposed purchase price of between $0.12 and $0.1525 per share. At this time, our stock was trading at $0.16 per share.

On January 17, 2020, Mikros’ Board held a special board meeting to discuss McKean’s offer. All of our directors were present at this meeting together with representatives of Spouting Rock and Fox Rothschild LLP, our outside legal counsel. During the meeting, Spouting Rock presented the financial aspects of the LOI together with an overview of their efforts to date in canvasing the market for potential acquirers, market interest in the Company, and how successful execution of current initiatives may provide a more compelling story, particularly in light of the recent defunding of the ADEPT program. A representative from Fox Rothschild LLP reviewed various legal matters related to the Board’s fiduciary duties in considering strategic alternatives. The Board ultimately rejected McKean’s offer as not fairly valuing the Company at that time.

Later that day, Mark Malone and Spouting Rock informed McKean’s chief financial officer that its offer has been rejected. McKean’s chief financial officer responded that it would not be increasing the per share merger consideration. Discussions terminated until being revived in July 2020.

After rejecting McKean’s offer, discussions with Party B continued. Between January 22 and February 3, 2020, Party B continued its due diligence review of the Company, including multiple teleconferences with representatives of Spouting Rock, Thomas Meaney, and Mark Malone.

On February 4, 2020, the chief executive officer of Party B, Thomas Meaney, and Mark Malone met to discuss in greater detail the potential sale of the Company, including deal structure, potential synergies, and valuation.

On February 12, 2020, Party B delivered a non-binding letter of intent to the Company to purchase the Company for up to an aggregate of $0.21 per share, but that price was payable over a four-year period based on the financial performance of the Company during that time. At this time, our stock was trading at $0.16 per share.

At its regular Board meeting on February 19, 2020, which was attended by all directors, a representative of Spouting Rock presented the financial terms of the LOI and a representative from Fox Rothschild LLP reviewed various legal matters related to the Board’s consideration of strategic alternatives and the legal terms of the offer noting that the proposed structure was not typical for the acquisition of a public company. The Board rejected Party B’s proposal as being both inadequate and unworkable for a public company.

On February 20, 2020, we notified Party B that the offer was not satisfactory in its current form and that the structure would have to be altered if Party B elected to proceed. On February 21, 2020, Party B formally withdrew its letter of intent.

At its February 19, 2020 regular meeting, the Board also decided to temporarily suspend the process with Spouting Rock while we focused on executing our business plan to improve our financial performance. This plan included generating additional task orders under our existing IDIQ contract, obtaining additional Phase I and Phase II SBIR grants, expanding our bid and proposal efforts, seeking subcontracts from major prime contractors to satisfy any of their small business set-asides, and expanding into commercial markets.

These efforts resulted in some success as we generated multiple SBIR awards, executed large task order to service the Navy Seasparrow program, and emerged as a leading candidate to secure a material sub-contract from a large defense contractor. During this time, the COVID-19 pandemic hit the United States resulting in State and local quarantine and shelter in place orders. This had a particularly negative impact on our business as it substantially limited our ability to travel to perform on-board ship installation and testing and to conduct our business development efforts.

Negotiation of the Transaction with McKean

On July 1, 2020, contact with McKean resumed when Mr. Malone met in person with Mr. Carlini, during which Mr. Carlini indicated that McKean remained interested in pursuing a transaction.

Between July 7 and July 15, 2020, McKean continued to perform due diligence, including a technical conference with our President Chuck Bristow, and multiple conferences with Paul G. Casner, our Chairman, and Mark Malone.

On August 4, 2020, McKean presented a draft letter of intent, or LOI, to purchase the Company for $0.20 per share indicating that this was their best and final offer for the Company. At this time, our stock was trading at $0.11 per share. The LOI contained an exclusivity provision that would restrict us from talking to other parties concerning a potential sale of the Company.

On August 5, 2020, the Board held a special meeting at which all of the Directors were present together with representatives of Spouting Rock and Fox Rothschild LLP. During this meeting a representative of Fox Rothschild LLP presented the terms of the LOI and a comprehensive overview of the Board’s fiduciary duty in proceeding with the proposed transaction, and Spouting provided an overview of the sales process, presented the financial terms of the proposal, and expressed support for the offer. After reviewing the sale process conducted by Spouting Rock, the Board concluded that it had conducted a thorough, fair, and full process, that McKean’s offer was the best price reasonably available, and resolved to move forward with McKean on its offer without executing the LOI. The Board directed that Mr. Casner continue to lead the negotiations with McKean.

Between August 4 and August 7, 2020, Mr. Casner and representatives of McKean discussed the terms of the LOI. McKean informed us that it would not spend any additional resources on the transaction unless the Company agreed to the exclusivity provision set forth in the LOI.

On August 7, 2020, the Board convened a special meeting at which all of the Directors were present together with a representative of Fox Rothschild LLP to consider the terms of the LOI. The Board discussed the legal issues regarding the exclusivity provision, particularly the fact that it would prohibit the Board and senior management from further marketing the Company. In light of the thorough process conducted, the absence of any other interested bidders, the economic terms of the offer, and the absence of any financing or other material contingency, the Board authorized Mr. Casner to execute the LOI with an exclusivity period not to exceed 45 days.

On August 7, 2020, McKean and the Company executed a non-binding letter of intent with a binding exclusivity provision.

After executing the LOI, we interviewed a number of investment banking professionals to provide a fairness opinion to the Board. After meetings with multiple candidates, we engaged GuideCap Partners to provide an opinion letter to the Board with respect to the fairness of the proposed transaction from a financial point of view.

Negotiations proceeded throughout August, including an August 19, 2020 visit to our research and development facility in Fort Washington, Pennsylvania, and multiple due diligence meetings among the officers of the companies. The Board convened special telephonic meetings on August 21 and August 28, 2020, during which Mr. Casner provided an update regarding negotiations and due diligence.

On September 4, 2020, the Board convened a special meeting at which all of the Directors were present together with a representative of Fox Rothschild LLP to consider McKean’s request to extend the exclusivity period set forth in the LOI until October 2, 2020 in order to complete due diligence. The Board authorized Mr. Casner to execute the amend the LOI to extend the exclusivity period.

On September 5, 2020, the LOI amendment to extend the exclusivity period was executed.

In September 2020, we were informed by the US Navy that in fiscal year 2021, it would not be funding the new variant of the AN/SYM-3 system we developed for the NATO Seasparrow Surface Missile System. This program constituted 45% of our revenue in 2020 and was expected to materially and adversely impact our financial performance over the next 12 to 24 months. These matters were discussed in detail with McKean during September and McKean presented us with a revised offer of $0.10 per share in light of this new information.

On September 28, 2020, the Board convened a special meeting at which all directors and counsel were present to discuss McKean’s revised offer of $0.10 per share. This 50% reduction in the proposed purchase price was a direct result of the Navy’s decision to defund the NATO Seasparrow program. The Board fully evaluated its alternatives, including executing its business plan and severing negotiations with McKean. A representative of Fox Rothschild was present to address the legal issues regarding the revised offer. The Board decided to counter between $0.13 and $0.15 per share and directed the Chairman to present the counter-offer to McKean. At this time, our stock was trading at $0.11 per share.

On September 29, 2020, we were informed that we had not been awarded the Navy Depot SBIR Phase II grant valued in excess of $1.5 million. Later that day, Mr. Casner had a teleconference with Mr. Carlini to inform him that the Phase II SBIR was not awarded to the Company and that Board had rejected the $0.10 per share offer but was prepared to consider a transaction at a price of $0.13 per share which appeared acceptable to Mr. Carlini.

On September 29, 2020, the Board convened a special meeting at which all directors were present together a representative of Fox Rothschild LLP to consider the revised offer. The Board discussed the reduced price in light of the recent set-backs and alternative courses of action and decided to accept the $0.13 price and move forward with the proposed transaction. At this time, our stock was trading at $0.10 per share.

On October 4, 2020, McKean presented a revised letter of intent setting forth the $0.13 purchase price and including an additional closing condition requiring that the Company have at least $1.5 million of cash at closing.

On October 4, 2020, the Board convened a special meeting with all directors and legal counsel in attendance. The Board discussed the minimum cash condition to closing and ultimately concluded that it would be able to satisfy this condition assuming a closing not later than the first quarter of 2021 and that the condition included both cash and accounts receivable.

On October 7, 2020, Messrs. Casner and Carlini negotiated the final terms of the LOI to provide that the minimum $1.5 million would consist of cash and accounts receivable and that the exclusivity would be extended until October 31, 2020.

On October 9, 2020, Stevens & Lee, P.C., counsel to McKean, prepared and distributed the initial draft of the merger agreement to us and our counsel.

Between October 9 and November 11, 2020, the Company, McKean and our respective attorneys negotiated the legal and business terms of the merger ultimately agreeing on a final draft merger agreement the evening of November 11, 2020.

On November 11, 2020, materials were delivered to each of our directors for a special telephonic Board meeting to be held on November 12, 2020 to formally consider the definitive merger agreement with McKean. The materials included a presentation by GuideCap of its financial analysis of the proposed transaction and a description of the principal terms and conditions of the merger agreement prepared by Fox Rothschild LLP. A summary of GuideCap’s analysis is set forth under “The Merger — Fairness Opinion of Financial Advisor.”

On November 12, 2020, the Board held a special telephonic Board meeting at which all directors were in attendance to consider the definitive merger agreement and the transactions contemplated by the merger agreement. At this meeting, representatives of Fox Rothschild LLP summarized the terms of the merger agreement and the directors’ legal duties and responsibilities in connection with the proposed merger. Representatives of GuideCap provided a comprehensive analysis of the financial aspects of the proposed merger and the procedures it undertook to evaluate the merger from a financial point of view, and responded to questions from our Board members. At the conclusion of its presentation, GuideCap orally rendered its opinion to the Board, which was subsequently confirmed in writing, that as of November 12, 2020, and based upon and subject to the factors and assumptions set forth in the written opinion, the $0.13 per share in cash to be paid to the holders (other than holders of Excluded Shares) of the shares of Mikros’ common stock pursuant to the merger agreement was fair from a financial point of view to such holders. Following a discussion of a number of issues related to the merger agreement and the positive and negative factors bearing on whether the merger should be approved, the Board unanimously (i) determined that the merger agreement and the transactions contemplated therein, including the merger, were fair to and in the best interests of Mikros and its stockholders; (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated therein, including the merger; (iii) recommended that the Company’s stockholders approve and adopt the merger agreement and the merger; and (iv) directed that approval of the merger and the adoption of the merger agreement be submitted to the stockholders of the Company. The Board also authorized the Chairman and management to execute the merger agreement.

Following the Board meeting, on the evening of November 12, 2020, McKean, Merger Sub and Mikros executed the merger agreement. On the evening of November 12, 2020, Mikros and McKean publicly announced the proposed merger through the issuance of a joint press release, and we filed a Current Report on Form 8-K announcing the entry into the merger agreement.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board

The Board unanimously recommends that you vote (i) “FOR” the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger; and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

Reasons for the Merger

On November 12, 2020, the Board unanimously (i) determined that the merger agreement and the transactions are fair to and in the best interests of Mikros and its stockholders; (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; (iii) recommended that the Company’s stockholders approve and adopt the merger agreement and the merger; and (iv) directed that the approval of the merger and the adoption of the merger agreement be submitted to the stockholders for approval.

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with senior management, outside legal counsel, Spouting Rock, and GuideCap. In recommending that stockholders vote their shares of common stock in favor of the proposal to approve and adopt the merger agreement, the Board also considered a number of potentially positive factors, including the following (not necessarily in order of relative importance):

Mikros’ Financial Condition and Prospects

●

A review of the current and historical financial condition, results of operations, business, competitive position and prospects as well as Mikros’ future business plan and potential long-term value taking into account its future prospects and risks if it were to remain an independent company, including:

o	Our recent financial performance, including the financial results of 2019 and the financial results of the first three quarters of 2020;

o	Our current prospects for continued growth, including the potential benefits inherent in, as well as the risks associated with, continuing to execute upon and achieve our business plan; and

o	Our inability thus far to build a viable commercial business.

●	The November, 2019 decision of United States Navy to defund the ADEPT Program which had constituted a material portion of our revenues in recent years.

●

The stop work on the AN/SYM-3 expansion into NATO Seasparrow which we received in the third quarter of 2020, notifying us that the Government does not expect further funding for this initiative in fiscal year 2021. This program provided approximately $2.13 million, or 45% of our revenue, during the nine-months ended September 30, 2020 and raises substantial uncertainty as to when, if ever, the program will be revived.

●

Risks relating to our ability to execute our business plan, including the failure to develop successful new products and build a commercial business, the administrative costs of complying with laws and regulations relating to our status as a public company, and the other risks identified in the “Risk Factors” section of Mikros’ annual report on Form 10-K for the year ended December 31, 2019.

Review of Strategic Alternatives

●

A consideration of potential strategic alternatives available to us, including the potential stockholder value based on our business plan that could be expected to be generated from remaining an independent public company, the possibility of generating growth from acquisitions with other companies and other transactions, as well as the potential benefits, risks and uncertainties associated with such alternatives.

●

An assessment as to whether the merger will result in greater value to our stockholders than the value that could be expected to be generated from the various other strategic alternatives available to us, including the alternatives of remaining independent and pursuing our current business plan and making one or more strategic acquisitions, after giving consideration to the potential risks and uncertainties associated with those alternatives.

Transaction Process

●	The fact that the Board conducted an extensive and thorough strategic alternative review process which included retaining Spouting Rock in March 2019 to run a sale process.

●

The contact by Spouting Rock, at the direction of the Board, with thirty one (31) potential strategic and financial acquirers to determine their interest in acquiring Mikros if the Board decided to pursue a sale transaction, and the belief that Mikros’ efforts to market itself to potentially interested parties, with the assistance of Spouting Rock, constituted a thorough, fair and full process.

●

The Board’s belief that the submission of offers by two separate parties after completion of due diligence and management presentations, ensured that the $0.13 per-share merger consideration to be paid to the Mikros stockholders in the merger was the highest offer that could reasonably be expected to be obtained within an acceptable timeframe and without unacceptable contingencies or risks to the completion of a transaction.

●	The belief that the parties most likely to be interested in acquiring Mikros were contacted as part of the sales process.

Negotiations with McKean

●

McKean’s initial indication of interest contemplated a price of between $0.12 and $0.1525 per share, and in the course of the negotiations with McKean, it raised its initial post-due diligence proposal to $0.20 per share, then reduced its proposal to $0.10 per share based on material negative developments, which we negotiated up to $0.13 per share, and the belief that this was the highest price McKean would pay, which was higher than any price submitted by any other party who submitted an acceptable proposal.

●

The fact that McKean represented that it will have available to it at the effective time cash and cash equivalents sufficient to pay the merger consideration and to consummate the merger and the fact that the transaction is not conditioned on McKean receiving third-party financing.

Full and Fair Value

●

The belief that the merger consideration of $0.13 per share represents full and fair value for the shares, taking into account the Board’s familiarity with the Company’s current and historical financial condition, results of operations, business and prospects as well as the Company’s financial forecasts and its future prospects and risks if it were to remain an independent company.

Premium to Current Trading Prices

●	The fact that the merger consideration of $0.13 per share constitutes a premium over the current and historical market price of Mikros’ shares, including:

o	A premium of approximately 13% over the closing price per share on November 11, 2020, the last trading day prior to the transaction announcement; and

o	A premium of approximately 14% over the volume weighted average closing price per share for the 30 trading days prior to the transaction announcement.

Other Stock Information

●

The lack of significant trading volume for shares of our common stock makes it difficult for a stockholder to obtain liquidity for shares of our common stock without negatively affecting the stock price.

Certainty of Value and Complete Liquidity

●	The fact that the consideration to be paid in the merger is all cash, which provides certainty of value and complete liquidity to our stockholders compared to stock or other forms of consideration.

Opinion of our Financial Advisor

●

The opinion of GuideCap that, based upon and subject to the considerations described in its opinion, the $0.13 per-share merger consideration to be paid in the merger by Parent is fair, from a financial point of view, to the holders of Mikros common stock (other than to holders of Excluded Shares).

Conditions to Consummation of the Merger; Likelihood of Closing

●	The belief that the merger will be consummated, based on, among other things, the limited number of conditions to the merger and the absence of a financing condition.

Terms of Merger Agreement

●	The belief that the terms of the merger agreement were the product of arms-length negotiations between the Board and our advisors, on the one hand, and McKean and its advisors, on the other hand.

●

The belief that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal, including the fact that, subject to compliance with the terms and conditions of the merger agreement, we are permitted to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals and, upon payment of a $175,000 termination fee (approximately 4% of the transaction value), terminate the merger agreement in order to approve a superior proposal, which the Board believed was important in ensuring that the merger would be substantively fair to our stockholders and providing the Board with adequate flexibility to respond to solicitations from other third parties.

●

The belief that the $175,000 termination fee payable by us if we terminate the merger agreement to accept a superior proposal (i) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger; (ii) is within the range of termination fees in other similar public transactions of this size and nature; and (iii) would not preclude another party from making a competing proposal.

●

The Board’s right under the merger agreement to respond to third parties submitting unsolicited acquisition proposals by providing non-public information subject to an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with any such person, if the Board, prior to taking any such actions, determines in good faith that (i) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; and (ii) the competing proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.

●	The requirement that Mikros obtain stockholder approval as a condition to completion of the merger and that such stockholders would be free to reject the merger agreement.

Stockholder Dissenters’ Rights

●	The availability of dissenters’ rights to Mikros’ stockholders who comply with specified procedures under Delaware law.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

No Stockholder Participation in Future Growth or Earnings

●

The fact that our stockholders will cease to participate in Mikros’ future earnings growth or benefit from any future increase in its value following the merger and the possibility that the price of the shares might increase in the future to a price greater than $0.13 per share.

Completion of Transaction Uncertainty

●

The fact that there can be no assurances that the conditions in the merger agreement to the obligations of McKean to complete the merger agreement will be satisfied and, as a result, the merger may not be consummated.

●

The fact that we may need to obtain required a novation of certain prime contracts identified in the merger agreement, and we must have $1.5 million of excess cash, as defined in the merger agreement, as of the closing date of the merger.

Adverse Effect of Unconsummated Transaction

●

The potential adverse effect on (i) our business, stock price and ability to attract and retain key management personnel and employees if the merger was announced but not consummated; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider us to be an unattractive acquisition candidate; and (iii) the possible sale of our common stock by short-term investors following an announcement that the merger agreement was terminated.

Effects of Transaction Announcement

●

The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to our relationships with our employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and customers.

Tax Treatment

●	The fact that gains from an all-cash transaction will generally be taxable to the Mikros stockholders for U.S. federal income tax purposes.

No Prior Public Announcement that Strategic Alternatives were being Explored

●

The fact that there was no public announcement that we had engaged the services of Spouting Rock to help us explore strategic alternatives, which public announcement could have resulted in additional parties that were not contacted by Spouting Rock to make a proposal to acquire the Company. This decision not to make a public announcement of the engagement of Spouting Rock was based on the belief that Spouting Rock with the assistance of our Board, many of whom have substantial contacts and experience in the defense industry, were in a strong position to identify and contact the parties most likely to pursue an acquisition and the potential disruption to our business, including uncertainty among our employees and customers, that could have resulted from a public announcement.

Restrictions on our Conduct of Business

●

The fact that the merger agreement contains restrictions on the conduct of our business prior to the completion of the merger, including generally requiring us to conduct business only in the ordinary course, subject to specified limitations, and that we will not undertake various actions related to the conduct of the business without the prior written consent of McKean, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

Discouragement of Superior Proposals

●

The fact that the merger agreement contains a number of provisions that may discourage a third party from making a superior proposal to acquire Mikros, but which were conditions to McKean’s willingness to enter into the merger agreement including:

o	Prohibition on us and our advisors from soliciting competing proposals;

o	The requirement that we must pay a termination fee of $175,000 if the merger agreement is terminated under specified circumstances, including if we accept a superior proposal; and

o	The requirement that we will be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby.

Time, Effort and Costs

●

The time, effort and substantial costs involved in connection with entering into the merger agreement and to complete the merger and the related disruptions to the operation of our business, including the risk of diverting management’s attention from other strategic priorities to implement merger integration efforts, and the risk that the operations of Mikros would be disrupted by employee concerns or departures, or changes to or termination of relationships with our customers, suppliers and distributors following the public announcement of the entry into the merger agreement.

Interests of Directors and Executive Officers

●

On July 29, 2020, we entered into a letter agreement (the “Malone Agreement”) with Mark J. Malone, Chief Financial Officer, Chief Strategist and member of the Company’s Board of Directors. The Malone Agreement provides that in the event of a change of control of Mikros or the termination of Mr. Malone’s employment with Mikros without cause, Mikros will make a single lump sum payment to Mr. Malone equal to his annual base salary in effect on the date of termination or occurrence of the change of control. In connection with the Merger Agreement, on November 12, 2020, the Company and Mr. Malone, entered into a Settlement and Release Agreement acknowledging that payment to Mr. Malone required by that certain letter agreement between the Company and Mr. Malone dated July 29, 2020 in the event of a change of control of the Company or the termination of Mr. Malone’s employment other than for cause shall be in complete satisfaction of amounts due and owing under such letter agreement.

●

In connection with the Merger Agreement, on November 12, 2020, we entered into an Employment Agreement (the “Bristow Employment Agreement”) with Walter T. Bristow, the Chief Operating Officer and President of Mikros, to serve as President of Mikros effective upon closing of the Merger. The Bristow Employment Agreement is for a term of one (1) year and automatically extends for additional successive one-year periods unless Mikros or Mr. Bristow provides at least sixty (60) days written notice of non-renewal prior to the expiration of any term. The Bristow Employment provides for an annual base salary of $225,000, an annual discretionary bonus, and a one time bonus of $12,000 if Mr. Bristow remains continuously employed by Mikros for six (6) months.

●

The fact that certain of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of our stockholders. The Board was made aware of and considered these interests, to the extent such interests existed at the time.

After taking into account all of the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to our stockholders.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Board based its recommendations on the totality of the information presented, including thorough discussions with, and questioning of, Mikros’ senior management and outside financial advisor and legal counsel. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [•].

Fairness Opinion of the Board of Director’s Financial Advisor

On November 12, 2020, GuideCap rendered its opinion to the Board to the effect that, as of November 12, 2020, the $0.13 per share offered to the holders of Mikros’ shares of common stock, was fair, from a financial point of view, to such holders.

GuideCap’s opinion was directed to the Board and only addressed the fairness from a financial point of view of the $0.13 per share to be received by the holders of Mikros’ shares of common stock in the Merger, and did not address any other aspect or implication of the Merger including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any other party or class. GuideCap’s opinion did not address the merits of the Merger as compared to alternative transactions or strategies that may be available to Mikros, nor did it address Mikros’ underlying decision to proceed with the Merger.

While GuideCap does not employ an opinion review committee, the issuance of GuideCap’s opinion was approved by all of its members.

The summary of GuideCap’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix C hereto (the “Fairness Opinion”) and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by GuideCap in preparing its opinion. However, neither GuideCap’s written opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, nor do they constitute, advice or a recommendation to the Board of Directors or any holder of Mikros’ shares of common stock as to how to vote or act with respect to any matter relating to the Merger.

In arriving at its opinion, GuideCap:

●	reviewed the Merger Agreement, dated November 12, 2020;

●	reviewed certain business and financial information relating to Mikros that was discussed with or provided to GuideCap by Mikros;

●	reviewed certain other information related to Mikros provided to or discussed with GuideCap by Mikros’ management;

●	discussed the past and current business, operations, financial condition, and the business prospects and financial outlook of Mikros with members of senior management of Mikros;

●	reviewed the trading history for Mikros’ shares of common stock and compared that trading history with the trading history of securities issued by other companies that we deemed relevant; and

●	considered such other information, analyses and investigations and financial, economic and market criteria which GuideCap deemed relevant.

In connection with its review, GuideCap did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts provided to or discussed with GuideCap by Mikros, the management of Mikros advised GuideCap, and GuideCap assumed, that such contract information underlying the forecasts, and the revenue and expenses contemplated in the forecast were reasonably prepared on bases reflecting the best currently available estimates and judgments of Mikros’ management as to the future financial performance of Mikros. GuideCap also assumed, with Mikros’ consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Mikros and that the Merger would be consummated in accordance with the terms of the Merger without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, GuideCap was not requested to make, and did not make, an independent evaluation or appraisal of the value of assets or liabilities (contingent or otherwise) of Mikros, nor was GuideCap furnished with any such evaluations or appraisals. GuideCap also assumed that the final forms of the Transaction Documents, when executed by the parties thereto, would conform to the drafts reviewed by GuideCap in all respects material to its analyses.

GuideCap’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date and upon certain assumptions regarding such financial, economic, market and other conditions, which if different than assumed, would have a material impact on GuideCap’s analyses and opinion. In preparing its opinion to the Board, GuideCap performed a variety of analyses, including those described below. The summary of GuideCap’s analyses is not a complete description of the analyses underlying GuideCap’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither GuideCap’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. GuideCap arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, GuideCap believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods or factors, without considering all analyses, analytic methods and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, GuideCap considered business results, contract and order award funding, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. While the results of each analysis were taken into account in reaching GuideCap’s overall conclusion with respect to fairness, GuideCap did not make separate or quantifiable judgments regarding individual analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond Mikros’ control and the control of GuideCap. Much of the information used in, and accordingly the results of, GuideCap’s analyses are inherently subject to substantial uncertainty.

GuideCap’s opinion and analyses were provided to the Board in connection with its consideration of the proposed Merger and were among many factors considered by the Board in evaluating the proposed Merger. Neither GuideCap’s opinion nor its analyses were determinative of the views of the Board with respect to the proposed Merger.

The following is a summary of the material analyses performed in connection with the preparation of GuideCap’s opinion. The summary does not constitute a complete description of the analyses, and the summary alone, without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of GuideCap’s analyses.

Contract Analysis

GuideCap reviewed summaries of certain contracts with customers, orders under such contracts, and financial and operating information with respect to the contracts and orders. GuideCap evaluated the impact of the loss in funding for future orders under certain significant contracts, including the Company’s ADEPT (AN/PSM-132) contract, ADSSS (AN/SYM-3) NATO Seasparrow contract, and SBIR Naval Depot Facility Modernization Phase II award. GuideCap reviewed, among other things, the Company’s actual financial performance for January through September 2020, and forecasted financial performance for October through December 2020, in each case with revenue and expenses related to the lost contracts removed (the “2020 Proforma”).

Because the loss in funding for future orders under certain significant contracts is relevant in determining the value of the Company, GuideCap relied on the 2020 Proforma rather than the Company’s actual financial performance in 2020 where doing so was applicable.

Discounted Cash Flow Analysis

GuideCap evaluated a discounted cash flow analysis but deemed the method unreliable based on the circumstances. The Company does not prepare long-term financial forecasts necessary for a discounted cash flow analysis (such as financial forecasts for a number of years until the Company has reached a steady state of growth) in the course of ordinary business. Additionally, because of the loss of funding for significant contracts and orders, the Company expects continuing losses in future earnings and / or cash flows. As such, a discounted cash flow analysis was deemed not feasible.

Guideline Public Companies Analysis

GuideCap reviewed publicly available financial and stock market information for the following seven publicly-traded companies (“Guideline Public Companies” or “GPCs”). The GPCs were chosen based on varying degrees of similarity to the Company in product and service offerings, customers served, financial performance, and outlook, among other things, and are primarily companies in the defense industry.

●	Raytheon Technologies Corporation (RTX)

●	Lockheed Martin Corporation (LMT)

●	Northrop Grumman Corporation (NOC)

●	General Dynamics Corporation (GD)

●	L3Harris Technologies, Inc. (LHX)

●	Huntington Ingalls Industries, Inc. (HII)

●	Moog Inc. (MOG.A)

GuideCap reviewed, among other things, profitability, growth, size, capitalization, market multiples, historical performance, and ratios. Since the Company’s 2020 Proforma is unprofitable and the outlook for 2021 is similar, GuideCap reviewed the GPCs enterprise values as a multiple of last twelve months (“LTM”) revenue. GuideCap observed a range of enterprise value to LTM revenue multiples of 1.0x to 2.0x with a median multiple of 1.6x. GuideCap applied a net negative adjustment to the median multiple based on performance differences between the GPCs and Mikros. These differences include Mikros’ product, contract, and customer concentration; negative revenue growth (GPCs LTM revenue growth of 6.1% compared to Mikros 2020 Proforma revenue growth of negative 25.4%); and lower profitability (GPCs LTM earnings before interest, taxation, depreciation, and amortization (“EBITDA”) margin of 13.5% compared to Mikros 2020 Proforma EBITDA margin of negative 16.6%).

GuideCap applied the resulting 0.88x multiple to the 2020 Proforma revenue of Mikros of $4.75 million, to arrive at an enterprise value of $4.18 million. GuideCap considered the adjustments to enterprise value necessary to arrive at an equity value. No subtraction of long-term interest bearing debt was required because Mikros does not have any long-term interest bearing debt. Adjustments were considered for cash, working capital, and other balance sheet differences but none were deemed necessary. As a result, the equity value indicated by the Guideline Public Companies analysis was $4.18 million, which when divided by 35.589 million shares of Mikros common stock indicates a $0.117 price per share.

No company used in this analysis is identical or directly comparable to Mikros. The Guideline Public Companies are larger and more diversified than Mikros, among other things. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Mikros was compared.

Industry Transactions Analysis

GuideCap evaluated certain industry merger or acquisition transactions (“Industry Transaction” or “ITs”). The ITs were chosen based on varying degrees of similarity between the acquisition target and Mikros in product and service offerings, customers served, financial performance, and outlook, among other things. The transaction selection criterion included a time period of the most recent ten (10) years, where relevant data on the transaction was publicly available. Nine (9) transactions met this criterion.

●	TT Electronics PLC acquisition of the Aerospace & Defense Supply division of Excelitas Technologies (LSE:TTG)

●	Serco Inc. acquisition of the Naval Systems Business Unit of Alion Science and Technology Corp. – August 2019

●	TransDigm Group Incorporated (TDG) acquisition of Esterline Technologies Corporation (ESL) – March 2019

●	Cerberus Capital Management, L.P. acquisition of Sparton Corporation (SPA) – March 2019

●	Harris Corporation (HRS) acquisition of Exelis Inc. (XLS) – May 2015

●	Veritas Capital Fund Management, L.L.C acquisition of Anaren, Inc. (ANEN) – February 2014

●	Spacenet Inc. acquisition of Wavestream Corporation – November 2010

●	BE Aerospace Inc. (BEAV) acquisition of TSI Group, Inc. – October 2010

●	TransDigm Group Incorporated (TDG) acquisition of Semco Instruments Inc. (OTCPK: SEMO) – September 2010

GuideCap reviewed, among other things where available, profitability, size, market multiples, historical performance, and ratios. Since Mikros’ 2020 Proforma is unprofitable and the outlook for 2021 is similar, GuideCap reviewed the ITs enterprise values in the selected transactions as a multiple of LTM revenue. GuideCap observed a range of enterprise value to LTM revenue multiples of 0.6x to 2.0x with a median multiple of 1.8x. GuideCap applied a net negative adjustment to the median multiple based on performance differences between the ITs and Mikros. These differences include Mikros’ product, contract, and customer concentration; negative revenue growth; and lower profitability (ITs LTM EBITDA margin of 17.0% compared to Mikros 2020 Proforma EBITDA margin of negative 16.6%).

GuideCap applied the resulting 0.99x multiple to the 2020 Proforma revenue of Mikros of $4.75 million, to arrive at an enterprise value of $4.7 million. GuideCap considered the adjustments to enterprise value necessary to arrive at an equity value. No subtraction of long-term interest bearing debt was required because Mikros does not have any long-term interest bearing debt. Adjustments were considered for cash, working capital, and other balance sheet differences but none were deemed necessary. As a result, the equity value indicated by the industry transactions analysis was $4.7 million, which when divided by 35.589 million shares of Mikros common stock indicates a $0.132 price per share.

No company used in this analysis is identical or directly comparable to Mikros and the transactions are relatively dated and do not consider the effects of the COVID-19 pandemic. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect values of the companies to which Mikros was compared.

Conclusion

As noted above, the discussion set forth above is a summary of certain analyses presented by GuideCap to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by GuideCap in connection with its opinion. The preparation of a financial fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial fairness opinion is not readily susceptible to partial analysis or summary description. GuideCap believes that its analyses summarized above must be considered as a whole. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. In performing its analyses, GuideCap considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying GuideCap’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by GuideCap’s analyses.

These analyses were prepared solely as part of GuideCap’s analysis of the fairness, from a financial point of view, of the consideration to be received by the holders of Mikros shares of common stock and were provided to the Board in connection with the delivery of GuideCap’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be GuideCap’s view of the actual values of Mikros.

Based on the information and the financial analyses set forth above, GuideCap delivered its written fairness opinion to the Board, which stated that, as of November 12, 2020, based upon and subject to the assumptions made, matters considered, procedures followed, and limitations on its review as set forth in the fairness opinion, the $0.130 consideration to be received by the holders of shares of common stock was fair, from a financial point of view to such holders. As set forth in the Fairness Opinion, certain holders of shares of Mikros common stock (or their affiliates) who are also directors or officers of Mikros were excluded from relying on GuideCap’s opinion in their capacity as stockholders.

As part of its investment banking business GuideCap regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. GuideCap has received a non-contingent fee for rendering the fairness opinion. Also, Mikros has agreed to indemnify GuideCap and related persons and entities for certain liabilities that may relate to, or arise out of, its engagement. Further, GuideCap has not previously provided, nor are there any pending agreements to provide, any other services to Mikros or McKean. GuideCap has determined to the best of its knowledge and in good faith that neither it nor any of its agents have any financial interest in Mikros or McKean.

Certain Financial Forecasts

We do not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying long term assumptions, estimates and projections. Our management prepared and provided to our Board estimated forward-looking financial information for the fourth quarter of 2020 and 2021 for use in connection with the evaluation of the proposed merger. These internal financial forecasts for the year (the “financial forecasts”) were reviewed by our Board and authorized by the Board for use by our financial advisor, GuideCap.

The information set forth below is included solely to give Mikros’ stockholders access to relevant portions of such financial projections and is not included in this proxy statement in order to influence any stockholder of Mikros’ to vote in favor of the merger or for any other purpose, including whether or not to seek dissenters’ rights with respect to a stockholder’s shares of Mikros’ common stock.

The financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. In addition, the financial forecasts were not prepared with the assistance of or reviewed, compiled or examined by independent accountants. The financial forecasts do not comply with U.S. generally accepted accounting principles (“GAAP”). The financial forecasts may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the merger.

The financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond our management’s control. Important factors that may affect actual results and result in such forecasts not being achieved include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the transaction, and risks and uncertainties pertaining to our business, including the risks and uncertainties detailed in our public periodic filings with the SEC. In addition, the financial forecasts may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions upon which the financial forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which we operate, and the risk and uncertainties described under “Cautionary Statement Concerning Forward-Looking Statements,” all of which are difficult or impossible to predict accurately and many of which are beyond our control and, upon consummation of the merger, will be beyond the control of the surviving company. The financial forecasts also reflect assumptions as to certain business decisions that are subject to change.

The financial forecasts were developed by Mikros without giving effect to the transactions contemplated by the merger agreement and, therefore, the financial forecasts do not give effect to the merger or any changes to Mikros’ operations or strategy that may be implemented after the consummation of the merger, including any costs incurred in connection with the merger. Furthermore, the financial forecasts do not take into account the effect of any failure of the transactions contemplated by the merger agreement to be completed and should not be viewed as accurate or continuing in that context.

Accordingly, there can be no assurance that the financial forecasts will be realized, and actual results may vary materially from those shown. The inclusion of the financial forecasts in this proxy statement should not be regarded as an indication that any of Mikros, GuideCap, Parent and Merger Sub or their respective affiliates, officers, directors, advisors or other representatives considered or consider the financial forecasts necessarily predictive of actual future events, and the financial forecasts should not be relied upon as such. None of Mikros, GuideCap, Parent, Merger Sub or their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the financial forecasts, and Mikros undertakes no obligation to update or otherwise revise or reconcile the financial forecasts to reflect circumstances existing after the date such financial forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial forecasts are shown to be in error. None of Mikros, or, to the knowledge of Mikros, Parent and Merger Sub, intends to make publicly available any update or other revisions to the financial forecasts. None of Mikros or its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of Mikros compared to the information contained in the financial forecasts or that forecasted results will be achieved. Mikros has made no representation to Parent or Merger Sub, in the merger agreement or otherwise, concerning the financial forecasts.

The financial forecasts include EBITDA (as defined below), a non-GAAP financial measure.  Certain of the financial projections set forth herein may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Mikros may not be comparable to similarly titled amounts used by other companies.

In light of the foregoing factors and the uncertainties inherent in these projections, stockholders of Mikros are cautioned not to place undue, if any, reliance on these projections.

US$ in 000’s	2020 Proforma (1)	2021 Proforma (2)
Revenue	4,747	4,670
Cost of goods sold	1,997	1,824
Gross profit	2,750	2,846
Operating expenses	3,527	3,300
Operating income	(777)	(454)
Net income	(866)	(583)
EBITDA	(788)	(491)

(1) Consists of actual financial performance through September 30, 2020 and forecasted financial performance October 1, 2020 through December 31, 2020, adjusted to exclude all revenues and expenses related to the defunded contracts.

(2) Consists of forecasted financial performance through December 31, 2021, adjusted to exclude all revenues and expenses related to the defunded contracts.

(all $ figures in thousands)

Interests of the Directors and Executive Officers of Mikros in the Merger

When considering the recommendation of the Board that you vote to approve the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of these interests and considered them, among other matters, in evaluating and overseeing the negotiation of the merger agreement. The Board was also aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Mikros.

This section discusses such interests held by each of (1) our directors, consisting of Paul G. Casner (Chairman), David W. Jolly, Thomas C. Lynch, Tom C. Thomas, Tom L. Schaffnit, Mark J. Malone, and Thomas J. Meaney; and (2) our executive officers, consisting of Thomas J. Meaney, Chief Executive Officer and Chief Financial Officer; Walter T. Bristow, President and Chief Operating Officer; David Henry Silcock, Chief Technology Officer, Director of Special Projects; and Patricia A. Kapp, Vice President of Finance, Secretary and Treasurer.

Compensation of Directors

Mikros’ non-employee directors receive compensation consisting of cash for their service.

Our outside directors will not receive any additional compensation based on the merger.

Agreements with Executive Officers

Other than discussed in this section, no executive officer of Mikros has entered into an agreement with McKean or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving company or one or more of its affiliates. Prior to or following the closing of the merger, however, these executive officers may discuss or enter into such agreements with McKean, Merger Sub and/or any of their respective affiliates.

In connection with the Merger Agreement, on November 12, 2020, Mikros and Chuck Bristow, the Chief Operating Officer and President of the Company, entered into an Employment Agreement (the “Bristow Employment Agreement”) to serve as President of Mikros effective upon closing of the Merger. The Bristow Employment Agreement is for a term of one (1) year and automatically extends for additional successive one-year periods unless the Company or Mr. Bristow provides at least sixty (60) days written notice of non-renewal prior to the expiration of any term. The Bristow Employment provides for an annual base salary of $225,000, an annual discretionary bonus, and a one-time bonus of $12,000 if Mr. Bristow remains continuously employed by the Company for six (6) months.

On July 29, 2020, we entered into a letter agreement (the “Malone Agreement”) with Mark J. Malone, Chief Financial Officer, Chief Strategist and member of the Company’s Board of Directors. The Malone Agreement provides that in the event of a change of control of Mikros or the termination of Mr. Malone’s employment with Mikros without cause, Mikros will make a single lump sum payment to Mr. Malone equal to his annual base salary in effect on the date of termination or occurrence of the change of control.

In connection with the Merger Agreement, on November 12, 2020, the Company and Mr. Malone, entered into a Settlement and Release Agreement acknowledging that payment to Mr. Malone required by that certain letter agreement between the Company and Mr. Malone dated July 29, 2020 in the event of a change of control of the Company or the termination of Mr. Malone’s employment other than for cause shall be in complete satisfaction of amounts due and owing under such letter agreement.

In connection with the Merger Agreement, on November 12, 2020, Thomas J. Meaney, the Chief Executive Officer and a director of Mikros, entered into a non-competition and non-solicitation agreement with McKean, which, for a period of (12) months from the consummation of the Merger, prohibits Mr. Meaney from engaging in competitive business activity with McKean and soliciting or attempting to do business with any person who is, or was, during the most recent twelve (12) month period, a customer, employee, officer, or agent of McKean or any of its subsidiaries.

Treatment of Restricted Stock Awards

Under the merger agreement, the equity-based awards held by Mikros’ directors and executive officers under the Mikros Systems Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”) will be treated as follows:

Restricted Stock Awards: Effective as of the effective time of the merger, any restrictions on any then-outstanding restricted stock award, shall lapse, whether or not vested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Mikros common stock subject to the restricted stock award and (ii) the per-share merger consideration (less any applicable withholding taxes).

Payments to Mikros Executives Upon Termination Following Change in Control

Annual Incentive Plan

The 2017 Plan provides that In the event of a change in control in which outstanding awards under the 2017 Plan are not assumed or substituted, then prior to the change in control (i) all outstanding options and SARs will become immediately exercisable in full and will terminate upon consummation of the change in control; (ii) all restrictions and vesting requirements applicable to any award based solely on the continued service of the participant will terminate; and (iii) all awards, the vesting or payment of which are based on performance goals, will vest as though such performance goals were achieved at target. Notwithstanding the foregoing, in connection with a change in control, the plan administrator may determine that outstanding stock-based awards granted under the 2017 Plan, whether or not exercisable or vested, will be canceled and terminated in exchange for a cash payment (or the delivery of shares, other securities or a combination of cash, shares and securities) equal to the difference, if any, between the consideration to be received by Company stockholders in respect of a share of common stock in connection with such change in control and the purchase price per share, if any, under the award, multiplied by the number of shares of common stock subject to such award. Notwithstanding the foregoing, if an executive officer voluntarily terminates his or her employment (other than for “Cause” in the case of a participant that has in place with Mikros a severance agreement or other similar agreement that defines “Cause”) prior to the date of a payment otherwise payable under either of such paragraphs, then such participant

While all executive officers will receive the benefit of being cashed out of their restricted stock awards whether or not restrictions still exist, in connection with the merger, there has been no determination made as to whether any executive officers will be terminated in connection the merger.

On July 29, 2020, we entered into a letter agreement (the “Malone Agreement”) with Mark J. Malone, Chief Financial Officer, Chief Strategist and member of the Company’s Board of Directors. The Malone Agreement provides that in the event of a change of control of Mikros or the termination of Mr. Malone’s employment with Mikros without cause, Mikros will make a single lump sum payment to Mr. Malone equal to his annual base salary in effect on the date of termination or occurrence of the change of control, or $225,000. As a result of the merger, restrictions applicable to 30,000 shares of restricted stock issued to Mr. Malone will terminate.

Insurance and Indemnification of Directors and Executive Officers

From and after the effective time of the merger, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time now existing in favor of the current or former directors or officers of Mikros as provided in its articles of incorporation or bylaws (or comparable organizational documents) and any indemnification or other similar agreements of Mikros as in effect on the date of the merger agreement, shall continue in full force and effect in accordance with their terms (it being agreed that after the closing such rights shall be mandatory rather than permissive, if applicable), and Parent shall cause Mikros to perform its obligations thereunder. Without limiting the foregoing, from and after the effective time of the merger, the surviving company agrees that it will indemnify and hold harmless each individual who is as of the date of the merger agreement, or who becomes prior to the effective time, a director or officer of Mikros or who is as of the date of the merger agreement, or who thereafter commences prior to the effective time, serving at the request of Mikros as a director or officer of another person (any of the foregoing we refer to as company indemnified parties), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time (including the merger agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the company indemnified party is or was a director or officer of Mikros or any Mikros subsidiary or is or was serving at the request of Mikros or any Mikros subsidiary as a director or officer of another person, whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit or proceeding, (x) each company indemnified party will be entitled to advancement of reasonable expenses of counsel reasonably selected by the indemnified parties, incurred in the defense of any such claim, action, suit or proceeding from the surviving company of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if any only to the extent required by the DGCL or the surviving company’s articles of incorporation or bylaws (or comparable organizational documents) to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (y) the surviving company shall cooperate in the defense of any such matter.

For a period of six years from and after the effective time of the merger, the surviving company shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Mikros or provide substitute policies for Mikros and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Mikros, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Mikros with respect to claims arising from facts or events that occurred on or before the effective time, except that in no event shall the surviving company be required to pay with respect to such insurance policies in respect of any one policy year more than 200% of the aggregate annual premium most recently paid by Mikros prior to the date of the merger agreement (referred to as the maximum amount), and if the surviving company is unable to obtain the insurance required by the merger agreement it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the maximum amount, in respect of each policy year within such period. In lieu of such insurance, prior to the closing date Mikros may, and at Parent’s request shall, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for Mikros and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Mikros, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Mikros with respect to claims arising from facts or events that occurred on or before the effective time; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the maximum amount. The surviving company shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Agreement to Vote Shares

All of our directors and certain of our executive officers who collectively hold 8,095,675 shares of our common stock, representing approximately 23% of the outstanding shares of our common stock, have executed letter agreements with McKean pursuant to which they have agreed to vote all of their shares of common stock “FOR” the proposal to approve and adopt the merger agreement.

Financing of the Merger

The merger agreement is not subject to any financing contingency. We anticipate that the total amount of funds necessary to consummate the merger and the related transactions will be approximately $4.6 million, including the funds needed to (i) pay our stockholders the amounts due to them under the merger agreement; (ii) make payments in respect of Mikros outstanding restricted stock awards pursuant to the merger agreement; (iii) discharge certain outstanding indebtedness of Mikros, including indebtedness that will come due or otherwise be repaid or refinanced as a result of the merger; and (iv) pay all fees and expenses payable by Parent and Merger Sub under the merger agreement. This amount will be funded through Parent or Merger Sub’s cash and cash equivalents and/or existing available sources of credit on hand at closing.

Closing and Effective Time of the Merger

Unless another date is agreed by the parties, the closing of the merger will take place no later than the third business day following the satisfaction or, to the extent permitted by law, waiver of all conditions to closing (described below under “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page [•]) (other than those conditions to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions).

Concurrently with the closing, the parties will file certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by Parent and Mikros and specified in the certificate of merger.

Dissenters’ Rights

If the merger is completed, Mikros stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they strictly comply with the requirements of Section 262 of the DGCL.

Under the DGCL, if you do not wish to accept the merger consideration of $0.13 for each share of Mikros common stock provided for in the merger agreement, you have the right to seek appraisal of your shares of Mikros common stock and to receive payment in cash for the “fair value” of your shares of Mikros common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value, provided that you strictly comply with the requirements of Section 262 of the DGCL. The “fair value” of your shares of Mikros common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $0.13 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. Mikros stockholders who do not vote in favor of the proposal to approve and adopt the merger agreement and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL and who do not thereafter fail to perfect, withdraw or otherwise lose such rights will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Appendix B to this proxy statement and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder ” or a “holder” are to the record holder of the shares of Mikros common stock as to which appraisal rights are asserted.

Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than 20 days before the meeting, notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes Mikros’ notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Appendix B, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Appendix B. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Varian common stock, Mikros believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

Any stockholder wishing to demand appraisal of his, her or its shares of Mikros common stock must deliver to Mikros at the address in the next paragraph below a written demand for appraisal of his, her or its shares of Mikros common stock before the vote is taken to approve and adopt the merger agreement, which written demand must reasonably inform us of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of Mikros common stock. A stockholder’s failure to deliver to Mikros the written demand for appraisal prior to the taking of the vote on the proposal to approve and adopt the merger agreement at the special meeting will result in the loss of appraisal rights. A stockholder seeking to perfect appraisal rights must not vote or submit a proxy in favor of the proposal to approve and adopt the merger agreement. A stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the proposal to approve and adopt the merger agreement or abstain from voting on the proposal to approve and adopt the merger agreement. Voting against or abstaining from voting or failing to vote on the proposal to approve and adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to approve and adopt the merger agreement. A stockholder seeking to exercise appraisal rights must hold of record the shares of Mikros common stock on the date the written demand for appraisal is made and must continue to hold the shares of Mikros common stock of record through the effective time. A stockholder will lose his, her or its appraisal rights if the stockholder transfers the shares for which he, she or it is seeking appraisal rights before the effective time.

All demands for appraisal should be addressed to the Corporate Secretary at 220 Commerce Dr # 300, Fort Washington, PA 19034, Attn: Corporate Secretary (Legal Department), and must be delivered to Mikros before the vote is taken to approve and adopt the merger agreement at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Mikros common stock.

Only a holder of record of shares of Mikros common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, a demand for appraisal must be executed by or on behalf of the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears in the transfer agent’s records and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand must state that the stockholder intends to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner. A beneficial owner of shares of Mikros common stock held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. The beneficial holder must have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Mikros common stock. If the shares are held through a brokerage firm, bank or other nominee that in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record stockholder . If you hold your shares of Mikros common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of Mikros common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Mikros common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Mikros common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Mikros common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Mikros common stock as to which appraisal is sought. Where no number of shares of Mikros common stock is expressly mentioned, the demand will be presumed to cover all shares of Mikros common stock held in the name of the record owner. If a stockholder holds shares of Mikros common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

Within 10 days after the effective time, the surviving corporation in the merger must give notice of the date that the merger became effective to each of Mikros’ record stockholders who has submitted a demand in compliance with Section 262 of the DGCL and who did not vote in favor of the proposal to approve and adopt the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the consideration specified by the merger agreement for that stockholder’s shares of Mikros common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of Mikros, as the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If a petition for appraisal is filed and the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder ’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only payment of the “fair value” of such stockholder ’s shares of Mikros common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The fair value of the shares of Mikros common stock determined in any such appraisal proceeding could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Mikros common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. None of Parent, Merger Sub, or Mikros, as the surviving corporation, has any obligation to file such a petition or has any present intention to file such a petition, and holders should not assume that any of the foregoing will file a petition. If a petition for appraisal is not timely filed, then the right to appraisal will cease. Accordingly, it is the obligation of the holders of Mikros common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Mikros common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL will result in the loss of appraisal rights.

Any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the proposal to approve and adopt the merger agreement is, within 120 days after the effective date of the merger, entitled upon written request to receive from the surviving corporation a statement setting forth the aggregate number of shares of Mikros common stock not voted in favor of the proposal to approve and adopt the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Mikros common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Mikros common stock and with whom agreements as to the value of their shares of Mikros common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. Notwithstanding the foregoing, upon application by the surviving corporation or any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial on the appraisal prior to final determination of the stockholders entitled to an appraisal. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Mikros common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Mikros common stock entitled to appraisal exceeds 1% of the outstanding shares of Mikros common stock, or (2) the value of the consideration provided in the merger for such total number of shares of Mikros common stock exceeds $1,000,000.

The Delaware Court of Chancery will then conduct an appraisal proceeding to determine the fair value of the shares of Mikros common stock as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount so determined to be the fair value by the surviving corporation to the stockholders entitled thereto. Payment will be so made to holders of shares represented by certificates upon surrender to the surviving corporation of the certificates representing such stock and, in the case of holders of uncertificated stock, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, none of Parent, Merger Sub, or Mikros, as the surviving corporation, anticipates offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Mikros common stock is less than or equal to the merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Mikros common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of Mikros common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Mikros common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, validly withdraws or otherwise loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder ’s shares of Mikros common stock will be deemed to have been converted at the effective time into the right to receive the $0.13 per share cash payment (without interest and subject to any applicable withholding taxes) for his, her or its shares of Mikros common stock pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s appraisal rights.

In view of the complexity of Section 262 of the Delaware General Corporation Law, Mikros’ stockholders who may wish to pursue appraisal rights should consult their legal and financial advisor.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to holders of shares of Mikros common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Mikros common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise dissenters’ rights under Delaware law. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

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Holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

●	Holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

●	Holders that received their shares of Mikros common stock in a compensatory transaction;

●	Holders who own an equity interest, actually or constructively, in Parent or the surviving company; or

●	U.S. Holders whose “functional currency” is not the U.S. dollar.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Mikros common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Mikros common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Mikros common stock who or that is for U.S. federal income tax purposes:

●	An individual who is a citizen or resident of the United States;

●	A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of Mikros common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Mikros common stock who or that is not a U.S. Holder or partnership for U.S. federal income tax purposes.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

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Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

●

We are or have been a “United States real property holding corporation,” which we refer to as USRPHC, at some point during the applicable statutory period, and the Non-U.S. Holder’s shares of Mikros’ common stock represent a “U.S. real property interest,” which we refer to as USRPI, under the Foreign Investment in Real Property Act, which we refer to as FIRPTA. We believe that we have not been a USRPHC during the applicable statutory period and a Non-U.S. Holder’s shares of Mikros common stock do not represent a USRPI.

Regulatory Approvals Required for the Merger

General

Mikros and Parent have agreed to use their reasonable efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by Mikros, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between Mikros, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Mikros, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The merger agreement is described below, and attached as Appendix A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Mikros or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Mikros and our business. Please see “Where You Can Find More Information” beginning on page [•].

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the Delaware General Corporation Law, at the effective time of the merger, Merger Sub will be merged with and into Mikros, with Mikros continuing as a wholly owned subsidiary of Parent from and after the effective time of the merger.

Effective as of, and immediately following, the effective time of the merger, the board of directors of the surviving company will consist of the directors of Merger Sub, each to hold office in accordance with the articles of incorporation and bylaws of the surviving company until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal, as the case may be. The individuals specified by Parent prior to the effective time of the merger, from and after the effective time of the merger, shall be the initial officers of the surviving company, each to hold office in accordance with the articles of incorporation and bylaws of the surviving company until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving company. At the effective time of the merger, the articles of incorporation of Mikros as the surviving company will be amended to be identical to the articles of incorporation set forth in Exhibit A to the merger agreement until amended in accordance with applicable law and the applicable provisions of such articles of incorporation (subject to Parent’s and the surviving company’s obligations described in “The Merger—Interests of the Directors and Executive Officers of Mikros in the Merger—Insurance and Indemnification of Directors and Executive Officers” beginning on page [•]), and Mikros bylaws as in effect as of the date of the merger agreement shall be amended in their entirety to read the same as the bylaws of Merger Sub immediately prior to the effective time, and as so amended shall be the bylaws of the surviving company, until thereafter amended as provided therein or in accordance with applicable law.

Closing and Effective Time of the Merger

Unless another date is agreed by the parties, the closing of the merger will take place no later than the third business day following the satisfaction or, to the extent permitted by law, waiver of all conditions to closing (described below under “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions).

Concurrently with the closing, the parties will file certificate of merger with the Secretary of State of the State of Delaware as provided under Delaware General Corporation Law. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by Parent and Mikros and specified in the certificate of merger.

Merger Consideration

Common Stock

At the effective time of the merger, each share of Mikros common stock issued and outstanding immediately prior to such time (other than Excluded Shares) will be converted automatically into the right to receive $0.13 per share in cash, without interest and less any applicable withholding taxes. All shares converted into the right to receive the per-share merger consideration will automatically be cancelled at the effective time of the merger, and each certificate formerly representing shares of Mikros common stock will thereafter represent only the right to receive the per-share merger consideration.

Outstanding Restricted Stock Awards

The merger agreement provides for the following treatment with respect to equity awards relating to Mikros common stock:

●

Restricted Stock Awards. Effective as of the effective time of the merger, any restrictions on any then-outstanding restricted stock award, shall lapse, whether or not vested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Mikros common stock subject to the restricted stock award and (ii) the per-share merger consideration (less any applicable withholding taxes).

Exchange and Payment Procedures

Prior to the effective time of the merger, Parent will appoint the Company’s transfer agent or a bank or trust mutually agreeable to Mikros and McKean, which institution we refer to as the paying agent, to make payments of the per-share merger consideration to stockholders. Immediately prior to the effective time of the merger, Parent will deposit or cause to be deposited with the paying agent, cash sufficient to pay the aggregate per-share merger consideration to stockholders.

As reasonably promptly as practicable after the effective time of the merger, Parent will cause the paying agent to mail to each holder of record of Mikros common stock (other than the Excluded Shares) a letter of transmittal together with instructions thereto. Upon (i) in the case of shares of Mikros common stock (other than Excluded Shares) represented by a certificate, the surrender of such certificate for cancellation to the paying agent together with the letter of transmittal, duly, completely and validly executed in accordance with the instructions thereto and the certificates so surrendered shall forthwith be cancelled, or (ii) in the case of shares of Mikros common stock (other than Excluded Shares) held in book-entry form, the receipt of an “agent’s message” by the paying agent, and in each case, together with such other documents as may be reasonably required by the paying agent, the holder of such shares will be entitled to receive the per-share merger consideration in exchange therefor. The amount of any per-share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the paying agent remains undistributed to holders of Mikros common stock (other than Excluded Shares) twelve (12) months following the effective time of the merger, such cash (including any interest received in respect thereto) will be delivered to Parent and any holders of Mikros common stock (other than Excluded Shares) who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent for payment of its claim for the per-share merger consideration, without any interest thereon. Any portion of the amount remaining unclaimed by holders of shares of Mikros common stock (other than Excluded Shares) as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of the surviving company free and clear of any claims or interest of any person previously entitled thereto.

If any stock certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed, and (ii) if reasonably required by Parent, the receipt of an indemnity bond in form and substance and with surety reasonably satisfactory to the surviving company, the paying agent will, in exchange for such lost, stolen or destroyed stock certificate, pay the per-share merger consideration deliverable in respect thereof pursuant to the merger agreement.

Representations and Warranties

The merger agreement contains representations and warranties of Mikros, Parent and Merger Sub.

Mikros

Certain of the representations and warranties in the merger agreement made by Mikros are qualified as to “materiality” or “Company material adverse effect.” For purposes of the merger agreement, “Company material adverse effect” means any fact, circumstance, occurrence, effect, change, event or development (an “Effect”) that, individually or in the aggregate, (x) has or would be reasonably expected to have a material adverse effect on the business, financial condition, assets or results of operations of Mikros, taken as a whole; provided, however, that no Effect resulting from or arising out of any of the following, individually or in the aggregate, shall constitute a Company material adverse effect for the purposes of this clause (x) or be taken into account in determining whether a company material adverse effect for the purposes of this clause (x) has occurred or would reasonably be expected to occur:

(i)	general conditions in any of the industries or markets in which Mikros or any subsidiary operates;
(ii)

general economic, legislative, regulatory, business or political condition or affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;

(iii)	changes in interest or currency exchange rates;
(iv)

any failure, in and of itself, by Mikros to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period or any published analyst or other third-party estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying facts giving rise or contributing to any such failure may be considered in determining whether a company material adverse effect has occurred or would be reasonably expected to occur, to the extent not otherwise excluded by another exception herein);

(v)	the announcement, execution or delivery of the Merger Agreement or the pendency or consummation of the Merger;
(vi)	the market for commodities, including any change in the price or availability of commodities;
(vii)	any change after the date hereof in applicable law, regulation or GAAP (or interpretation thereof);
(viii)

geopolitical conditions, the outbreak or escalation of hostilities, declared or undeclared acts of war, military actions, cyber-attacks, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) occurring after the date hereof; and

(ix)

the occurrence of natural disasters, force majeure events, fires or weather conditions.

Provided, further that the exceptions set forth in the first through ninth items immediately above, shall apply only to the extent that such event, circumstance, change, condition, occurrence or effect does not have a disproportionate impact on Mikros, taken as a whole, compared to other companies that operate in the industries in which Mikros operate.

In the merger agreement, Mikros has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

●	Due organization, good standing and authority and qualification to conduct business with respect to Mikros;

●	The Company does not have any subsidiaries;

●	The capital structure of Mikros;

●

Authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, Mikros’ organizational documents and Mikros’ material contracts;

●	Vote required by stockholders;

●	Required consents and regulatory filings in connection with the merger agreement;

●	The accuracy of Mikros’ SEC filings and financial statements and the absence of certain specified undisclosed liabilities;

●	Mikros’ disclosure controls and procedures;

●	The accuracy of the information supplied by or on behalf of Mikros for inclusion in this proxy statement;

●	Tax matters;

●	The absence of any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect;

●

The absence of certain actions that, if taken in the period from the date of the Merger Agreement through the effective time of the merger, would have required Parent’s written consent under the Merger Agreement;

●	Employee benefit plans;

●	Litigation and investigation matters;

●	Government contracts;

●	Environmental matters;

●	The existence and enforceability of specified categories of Mikros’ material contracts;

●	Real property and asset matters;

●	Intellectual property rights;

●	Labor and employment matters;

●	The inapplicability of anti-takeover statutes;

●	Payment of fees to brokers, investment bankers or other advisors in connection with the merger agreement;

●	GuideCap’s fairness opinion to the Board;

●	Product warranties and aviation regulation compliance;

●	Foreign Corrupt Practices Act;

●	Insurance matters; and

●	Interested party transactions.

Parent and Merger Sub

Certain of the representations and warranties in the merger agreement made by Parent and Merger Sub are qualified as to a “Parent material adverse effect.” For purposes of the merger agreement, “Parent material adverse effect” means with respect to Parent or Merger Sub, any Effect that, individually or in the aggregate, has or would reasonably be expected to prevent or materially impair or delay Parent or Merger Sub’s consummation of the transactions contemplated by the Merger Agreement.

In the merger agreement, Parent and Merger Sub have made customary representations and warranties to Mikros that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

●	Valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

●	Authority to enter into and perform the merger agreement and enforceability of the Merger Agreement;

●	No vote is required by Parent’s stockholders in connection with the consummation of the transactions contemplated by the Merger Agreement;

●	The absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

●	Required consents and regulatory filings in connection with the Merger Agreement;

●	The accuracy of the information supplied by or on behalf of Parent for inclusion in this proxy statement;

●	No financing contingency;

●	The absence of litigation;

●	Payment of fees to brokers, investment bankers or other advisors in connection with the Merger Agreement;

●	Ownership of Merger Sub and the capital structure of Merger Sub;

●	Parent and its affiliates’ absence of ownership interest in Mikros; and

●	Matters with respect to Parent’s availability of funds.

None of the representations and warranties contained in the merger agreement survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except as may be (i) set forth in Mikros’ disclosure letter; (ii) expressly permitted, contemplated or required pursuant to the merger agreement; (iii) as required by applicable law; or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) between the date of the merger agreement and the earlier of the effective time of the merger and the date, if any, the merger agreement is terminated as described in “—Termination of the Merger Agreement” below, Mikros shall conduct the business of Mikros in the ordinary course of business consistent with past practice in all material respects; specifically, Mikros shall use commercially reasonable efforts to (i) preserve intact its present business organizations, goodwill and ongoing businesses and (ii) preserve its present relationships with customers, suppliers, vendors, licensors, licensees, Governmental Authorities and other persons with whom it and they have material business relations. Mikros agrees that, between the date of the merger agreement and the effective time, it shall not, directly or indirectly, take any action or knowingly fail to take any action that is intended to materially delay or prevent the consummation of the merger and related transactions.

Without limiting the generality of the foregoing, except (i) as expressly set forth in Mikros’ disclosure letter; (ii) as expressly permitted or required by the merger agreement; (iii) as required by applicable law; or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) from the date of the merger agreement to the effective time, Mikros shall not do any of the following:

●

declare, set aside or pay any dividend on or make any other distribution (whether in cash, shares or property) in respect of any shares of its capital stock, except dividends and distributions by a direct or indirect wholly owned subsidiary of Mikros to its parent company;

●	amend Mikros’ charter or bylaws;

●

split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

●

repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Mikros or any securities of convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Mikros, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Mikros common stock or other equity securities of Mikros in connection with (A) the payment of the exercise price of Mikros stock options with Mikros common stock (including in connection with “net exercises”), (B) required tax withholding in connection with the exercise of Mikros stock options pursuant to Mikros stock plans, and (C) forfeitures of Mikros stock options;

●	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien (other than permitted liens) any securities of Mikros or a subsidiary of Mikros;

●

except as required by the terms of any company benefit plan in effect on the date of the Merger Agreement or any collective bargaining agreement: (1)increase the compensation or benefits payable or to become payable to any employee of the Mikros with annual base salary of $100,000 or more as of Merger Date, (2) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, materially amend, or terminate any company benefit plan, (3) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any company benefit plan, (4) other than in the ordinary course of business, hire or promote any person for employment with Mikros with annual base salary of $100,000 or more as of the date hereof (provided, that Mikros may hire any person for employment (including by means of internal promotion) to fill any currently existing position with annual base salary of $100,000 or more that is vacant as of the date of the Merger Agreement or that becomes vacant after the date of the Merger Agreement;

●	Change Mikros’ financial accounting policies or procedures in effect as of December 31, 2019, other than as required by applicable law or GAAP, or by any governmental authority;

●	Directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any person or division thereof or any material properties or assets;

●	sell, lease, transfer, exchange, swap or otherwise dispose of, or subject to any Lien any of its assets, securities, properties, interests or businesses (excluding any Intellectual Property) (in each case, except Permitted Liens), other than (A) pursuant to existing contracts or commitments (B) transfers among the Company Entities, (C) sales, leases, or dispositions of assets (but not businesses or properties) in the ordinary course of business consistent with past practice, including the factoring of receivables in the ordinary course of business consistent with past practice;

●	cancel, dedicate to the public, disclaim, forfeit, reexamine or abandon or allow to lapse (except with respect to patents expiring in accordance with their terms) any material Intellectual Property rights;

●	redeem, prepay, repurchase, defease, discharge or satisfy, or modify in any material respects the terms of, any In-debtedness or cancel any material Indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value;

●	Except in relation to liens to secure indebtedness for borrowed money permitted to be incurred under the merger agreement, sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any lien (other than liens permitted under the merger agreement), or otherwise dispose of any property (including owned real property) or any of its material properties, assets, licenses, operation, rights, businesses or interests therein (including intellectual property) other than (i) in the ordinary course of business consistent with past practice; or (ii) pursuant to contracts in existence on the date of the merger agreement;

●	incur any additional indebtedness, except as specifically permitted by the merger agreement;

●

incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, except as otherwise provided in the Merger Agreement;

●

make (or commit to make) any capital expenditure, except for capital expenditures (A) in the ordinary course of business, (B) as otherwise provided in the Merger Agreement or (C) with respect to any capital expenditure not addressed by the foregoing clause (A) or clause (B), not to exceed $50,000 in the aggregate in any calendar quarter;

●

other than in the ordinary course of business consistent with past practice, enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract or modify or amend in any material respect, or terminate or waive any material right under, any Material Contract or any Contract relating to material Leased Real Property, except for any modification, amendment, termination, waiver or release in the ordinary course of business or pursuant to the stated expiration of the term thereof;

●

abandon, encumber, assign, exclusively license or grant any right or other licenses to material company owned intellectual property, or enter into contracts that impose material restrictions upon the Company or any of its Affiliates with respect to intellectual property rights owned by any third party, in each case other than in the ordinary course of business consistent with past practice, including non-exclusive licenses to customers, suppliers or service providers, and cross-licenses to resolve litigation;

●	modify, extend or enter into any material collective bargaining agreement, except as required pursuant to an applicable Contract in effect as of the date of this Agreement;

●

recommend, propose or announce an intention to adopt or adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

●

waive, release, assign, settle or compromise any material Claim against any Company Entity, except for waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, the amount of monetary damages to be paid by the Company Entities, or any of their officers or directors in their capacity as such, that does not exceed (I) the amount with respect thereto reflected on the Company Financial Statements (including the notes thereto) or (II) $50,000 in the aggregate or (B) does not impose any injunctive relief on any of the Company Entities or otherwise encumber or restrict their operations, (C) does not include any admission of guilt or wrongdoing by any of the Company Entities and (D) if related to material Intellectual Property of any of the Company Entities, such compromise or settlement is made in the ordinary course of business consistent with past practice and does not contain any admission of invalidity of any such material Intellectual Property or of the validity or infringement of any Intellectual Property of another Person that is material to the products or services of any of the Company Entities;

●

cancel any of the Company’s material insurance policies or fail to pay the premiums on the Company’s material insurance policies such that such failure causes a cancellation of such policy, other than in the ordinary course of business, consistent with past practice, or fail to use commercially reasonable efforts to maintain in effect the existing material insurance policies covering the Company Entities and their respective properties, assets and businesses;

●

(i) other than in the ordinary course of business consistent with past practice, file any Tax Return, make, change or revoke any material Tax election or change any material method of Tax accounting; (ii) file any material amendment to a material Tax Return; (iii) settle or compromise any audit or proceeding with respect to Tax matters in an amount in excess of $30,000 individually or $75,000 in the aggregate; (iv) other than in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to U.S. federal Taxes or material state, local or non-U.S. Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material amount of Tax or request any Tax ruling, (provided that any closing agreement settling an audit or proceeding that is otherwise permitted under clause (iii) hereof shall not be prohibited by this clause (v)); or (vi) surrender any right to claim a material Tax refund;

●	adopt or otherwise implement any stockholder rights plan, “poison pill” or other comparable agreement;

●

make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice, (B) loans, advances and extensions of credit in the ordinary course of business and in a manner consistent with past practice to customers and vendors and (C) pursuant to mandatory capital contribution obligations of any investment fund or joint venture entity to which the Company is a party as of the date hereof (which Contracts providing for such mandatory contribution have been made available to Parent prior to the date hereof), so long as neither the Company nor any of its Representatives have caused or directed such mandatory capital contribution;

●

other than in the ordinary course of business consistent with past practice, voluntarily terminate, materially modify or waive in any material respect any material right under any material Permit of any Company Entity;

●	enter into any material new line of business;

●

except for task orders under any Company Government Contract, modify, supplement or amend in any material respect any Contract described in the Company Disclosure Letter, or (B) enter into any Material Contract that restricts or limits aftermarket access or aftermarket pricing during any period after June 30, 2020; and

●	agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

No Solicitation of Other Offers

Mikros will generally not be permitted to solicit or discuss alternative proposals with third parties, subject to certain exceptions. For purposes of the merger agreement:

●

“takeover proposal” means any proposal, offer or indication of interest (whether or not in writing) from any person, with respect to any (A) merger, consolidation, share exchange, other business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company, pursuant to which any such person (including such person’s or resulting company’s direct or indirect stockholders) would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Mikros, (B) sale, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of Mikros or otherwise) of any business or assets (including equity securities of any subsidiary of Mikros) of Mikros, or any subsidiary of Mikros, representing twenty percent (20%) or more of the consolidated revenues, net income or assets of Mikros and any subsidiary of Mikros, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of Mikros, (D) transaction (including any tender offer or exchange offer) in which any person (or the stockholders of any person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, any class of capital stock or other equity interests of Mikros representing twenty percent (20%) or more of the voting power of Mikros or (E) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by this Merger Agreement). Whenever the term person” or “group” is used in the merger agreement, it shall have the definition of “group” as set forth in Rule 13d-3 of the Exchange Act; and

●

“superior proposal” means a bona fide written takeover proposal (provided, that, for purposes of this definition, references in the definition of takeover proposal to “twenty percent (20%)” shall be deemed references to “fifty percent (50%)”), which the Board determines in good faith, after consultation with Mikros’ outside legal counsel and financial advisor, and taking into account the legal, financial, regulatory and other aspects of such takeover proposal and such other factors that are deemed relevant by the Board, is (A) more favorable to Mikros’ stockholders than the Merger and the other transactions contemplated by the Merger Agreement and (B) reasonably capable of being completed in a reasonable timeframe.

Except as otherwise provided in the merger agreement Mikros shall not, and shall not authorize and shall not permit its representatives to, directly or indirectly:

●

withdraw, change, qualify, withhold or modify, in a manner adverse to McKean or Merger Sub, propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to McKean or Merger Sub, or fail to make when required pursuant to the Merger Agreement

●	adopt, approve, recommend or declare advisable, or propose publicly to adopt, approve, recommend or declare advisable, any Company Takeover Proposal, or

●	fail to include the Company Board Recommendation in this proxy statement; or

●

except as otherwise provided in the Merger Agreement, authorize, permit, approve, recommend or declare advisable, or propose publicly to authorize, permit, approve, recommend or declare advisable, or cause or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or that would reasonably be expected to cause, the Company to abandon or terminate this Agreement or delay in any material respects or fail to consummate the transactions contemplated;

Mikros must immediately cease, and direct its representatives to terminate, any cooperation with or assistance or participation in any inquiries or proposals of any persons made prior to the date hereof, and any discussions or negotiations with any persons conducted theretofore by Mikros, or any of its representatives, in each case, with respect to any alternative proposal, and request and instruct to be returned or destroyed all non-public information provided by or on behalf of Mikros to such person relating to an alternative proposal. Notwithstanding the foregoing, nothing in the merger agreement will prohibit or restrict Mikros from, at any time, releasing any person from any “standstill” provision in favor of Mikros to which a person may be subject solely to the extent to allow the applicable person to make a confidential alternative proposal to the Board.

Notwithstanding the above restrictions, which we refer to as the no-shop restrictions, if at any time prior to obtaining stockholder approval of the merger, (i) Mikros receives a written alternative proposal from a third party that the Board believes in good faith to be bona fide; (ii) such alternative proposal does not result from a breach by Mikros of the no-shop restrictions described above; and (iii) the Board determines in good faith, after consultation with Mikros’ financial advisors and outside legal counsel, that such alternative proposal constitutes or could reasonably be expected to lead to a superior proposal and that not taking such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board to Mikros’ stockholders under applicable law, then Mikros may, furnish information with respect to Mikros to the person making such alternative proposal and engage and participate in discussions or negotiations with the person making such alternative proposal regarding such alternative proposal; provided, however, that Mikros (x) will not and will not permit its representatives to, disclose any material non-public information to such person without first entering or having entered into an acceptable confidentiality agreement with such person and (y) will concurrently provide to Parent any non-public information concerning Mikros provided or made available to such other person which was not previously provided or made available to Parent.

From and after the date of the merger agreement, Mikros shall advise Parent orally and in writing of (i) the receipt by Mikros, or any of its or their respective representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any alternative proposal, specifying the material terms and conditions thereof and the identity of the person making such alternative proposal; and (ii) any material modifications to the financial or other material terms and conditions of such alternative proposal, in each case as promptly as practical (and in any event within 36 hours) of receipt thereof by Mikros or any of its representatives. Mikros shall not enter into any contract with any person subsequent to the date of the merger agreement which prohibits Mikros from providing such information to Parent and, to the extent Mikros is permitted by the terms of the merger agreement to engage in discussions or negotiations relating to any alternative proposal, shall otherwise keep Parent reasonably informed on a timely basis of the status of any such discussions or negotiations.

Adverse Recommendation Changes; Alternative Acquisition Agreements

As described in the “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page [•], and subject to the provisions described below, the Board has made the recommendation that the holders of shares of our common stock vote “FOR” the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, which recommendation we refer to as the merger recommendation. The merger agreement provides that the Board may not withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, its merger recommendation or take any action, or make any public statement, filing or release inconsistent with its merger recommendation including recommending against the merger recommendation or approving, endorsing or recommending any alternative proposal (any of the foregoing we refer to as an adverse recommendation change) except as described below.

Prior to the special meeting, and notwithstanding the restrictions described above in “—No Solicitation of Other Offers,” the Board is permitted in certain circumstances and subject to Mikros’ compliance with certain obligations (as summarized below), to (i) make an adverse recommendation change; and (ii) terminate the merger agreement and enter into a definitive written agreement providing for a superior proposal.

The Board is permitted to (i) make an adverse recommendation change in response to an intervening event or in the case of a superior proposal; and (ii) approve or recommend such superior proposal and/or terminate the merger agreement to enter into a definitive written agreement providing for a superior proposal if such superior proposal does not result from a breach of the no-shop restrictions, if, in each case, the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law and it has complied with the procedure and its obligations as summarized in the following paragraph.

Prior to taking any of the actions described in (i) or (ii) of the foregoing paragraph, Mikros is required, promptly, which we refer to as the notice period, to provide Parent with written notice that, it is prepared to take the applicable action in response to a intervening event or a superior proposal, as applicable, which notice shall describe such intervening event or superior proposal, as applicable, in reasonable detail, and, in the case of a superior proposal, be accompanied by the most current version of all relevant material written agreements or proposals relating to the transaction that constitutes such superior proposal; and Parent must fail, within such three business day period, to make a binding, written, irrevocable offer or modify the terms of the merger agreement so that such terms, as so modified, would, in the good faith judgment of the Board (after consultation with Mikros’ outside legal counsel and financial advisor), cause the alternative proposal previously constituting a superior proposal to no longer constitute a superior proposal or that would obviate the need to make an adverse recommendation change in the event of an intervening event. Mikros agrees that, during the three business day period prior to its effecting an adverse recommendation change or taking another related action permitted under the merger agreement, if requested by Parent, Mikros and its representatives shall negotiate in good faith with Parent and its representatives regarding any revisions to the terms of the transactions contemplated under the merger agreement such that the alternative proposal in question would no longer constituted a superior proposal or that would obviate the need to make an adverse recommendation change in the event of an intervening event.

Notwithstanding the no-shop and other restrictions described above, the merger agreement does not prohibit Mikros or the Board from (i) taking and disclosing to the stockholders of Mikros a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act, Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act with respect to an alternative proposal; (ii) making any disclosure to the stockholders of Mikros (other than an adverse recommendation change described above) if the Board (or a duly authorized committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with applicable law; (iii) informing any person of the existence of the no-shop provisions; or (iv) making any “stop, look and listen” communication to the stockholders of Mikros pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the stockholders of Mikros). No disclosures described in this paragraph shall be, in themselves, a breach of the no-shop provision or a basis for Parent to terminate the merger agreement as otherwise provided therein if such disclosure is required under applicable law or required under the rules and regulations of any applicable stock exchange; provided, however, that any disclosure of a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or an express rejection of any applicable alternative proposal together with an express reaffirmation of the Board recommendation, shall be deemed to be an adverse recommendation change.

If any representative or any subsidiary of Mikros takes any action, on behalf of Mikros, which, if taken by Mikros, would constitute a material breach of the above restrictions, and either (1) is not reasonably capable of being cured by Parent or Mikros or (2) if reasonably capable of being cured by Parent or Mikros, Mikros has delivered written notice to Parent of such breach and such breach is not cured by Parent or Mikros by the earlier of the End Date and thirty (30) days after the delivery of such notice, then Mikros shall be deemed to be in breach of those provisions of the merger agreement.

In the event that Mikros makes an adverse recommendation change, it must promptly make a public announcement of such change and such announcement and must set forth the material reasons for such change.

Employee Benefits

For one year following the effective time of the merger, Parent has agreed to provide, or cause the surviving company to provide, the continuing employees with, at the Parent’s option, base salary, target annual bonus opportunity, and other health and welfare benefits that are no less favorable in the aggregate to the base salary, target annual bonus opportunity, and other health and welfare benefits provided, at Parent’s election, either (i) to such continuing employees immediately prior to the date of the merger agreement; or (ii) to similarly situated employees of Parent. However, the foregoing does not (i) require Parent to continue the employment of any Mikros employee; or (ii) limit Parent’s ability and discretion to change or amend the total cash compensation or employee benefits to which a Mikros employee may be entitled.

Parent has also agreed to provide each continuing employee whose employment is terminated by Parent or any of its subsidiaries during the one year period following the closing of the merger with severance benefits that are no less favorable than the severance benefits to which similarly situated employees of the Parent or the applicable subsidiary would have received upon such termination.

Parent has further agreed that continuing employees will receive full credit for their service with Mikros for purposes of eligibility, vesting, and determination of the level of benefits (including, for purposes of vacation and severance, but not for purposes of benefit accruals or early retirement subsidiaries under defined benefit pension plans) under certain employee benefit plans of Parent and the surviving company with certain exclusion to the same extent recognized by Mikros immediately prior to the effective time of the merger and without duplication of benefits.

In addition, Parent has agreed to (i) cause any preexisting condition limitations applicable to continuing employees and their eligible dependents under any Parent health benefit plans in which continuing employees may be eligible to participate following the closing of the merger to be waived; and (ii) to waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a continuing employee and his or her eligible dependents on or after the closing date of the merger, subject to certain limitations.

Mikros will not send written notices or other written communication materials to the employees of Mikros without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed). Also, nothing in the foregoing description or in the merger agreement shall guarantee employment for any period of time or require Parent or the surviving company to continue any employee benefits plans or arrangements or prevent the amendment, modification or termination thereof after the effective time or amendment any other compensation or employee benefit plans or arrangements.

Certain Indebtedness Matters

Mikros has agreed to use commercially reasonable efforts to terminate its existing line of credit immediately prior to the effective time or, if terminating the existing credit agreement is not commercially reasonable, then Mikros shall use commercially reasonable efforts to obtain and deliver to Parent an executed copy of a customary payoff letter from the agents under the existing credit agreement in form and substance reasonably satisfactory to Parent relating to the repayment in full of all obligations thereunder or secured thereby, the termination of all commitments in connection therewith and subject to payment of the amount specified in the payoff letter, the release of all liens securing the obligations thereunder.

Efforts to Close the Merger

Each of Parent and Mikros shall, and shall cause each of their respective subsidiaries, if any, to, use their respective commercially reasonable efforts (subject to compliance with applicable law) to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws to consummate and make effective as reasonably promptly as practicable the transactions contemplated by the merger agreement.

Each of Parent and Mikros shall, in connection with the actions referenced above, (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and/or its counsel informed of any communication received by such party from, or given by such party to any U.S. or other governmental entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with any governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by any governmental entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to any other governmental entity.

In no event shall Parent or any of its subsidiaries or affiliates be required to agree to (nor shall Mikros agree unless Parent so directs it (and it shall, if Parent so directs, agree, so long as such agreements are conditioned upon the closing)), to (i) sell, hold separate or otherwise dispose of all or a portion of its respective business, assets or properties, or conduct its business in a specified manner; (ii) pay any amounts (other than the payment of filing fees and expenses and fees of counsel or any nominal payments), or grant any counterparty to any contract any meaningful accommodation; (iii) limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, properties or assets of Mikros; (iv) waive any of the conditions set forth in the representations and warranties of Mikros in the merger agreement; or (v) initiate, defend, participate in, continue, or appeal any action in order to obtain the successful termination of any review of any governmental entity regarding the merger or the other transactions, or any related matter brought by or on behalf of any governmental entity.

Indemnification, Exculpation and Insurance

From and after the effective time of the merger, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time now existing in favor of the current or former directors or officers of Mikros as provided in its articles of incorporation or bylaws (or comparable organizational documents) and any indemnification or other similar agreements of Mikros, as in effect on the date of the merger agreement, shall continue in full force and effect in accordance with their terms (it being agreed that after the closing such rights shall be mandatory rather than permissive, if applicable), and Parent shall cause Mikros to perform its obligations thereunder. Without limiting the foregoing, from and after the effective time of the merger, the surviving company agrees that it will indemnify and hold harmless each individual who is as of the date of the merger agreement, or who becomes prior to the effective time, a director or officer of Mikros who is as of the date of the merger agreement, or who thereafter commences prior to the effective time, serving at the request of Mikros as a director or officer of another person (any of the foregoing we refer to as company indemnified parties), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time (including the merger agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the company indemnified party is or was a director or officer of Mikros is or was serving at the request of Mikros as a director or officer of another person, whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit or proceeding, (x) each company indemnified party will be entitled to advancement of reasonable expenses of counsel reasonably selected by the indemnified parties, incurred in the defense of any such claim, action, suit or proceeding from the surviving company within 10 business days of receipt by the surviving company from the company indemnified party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if any only to the extent required by the DGCL or the surviving company’s articles of incorporation or bylaws (or comparable organizational documents) to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (y) the surviving company shall cooperate in the defense of any such matter.

For a period of six (6) years from and after the effective time of the merger, the surviving company shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Mikros or provide substitute policies for Mikros and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Mikros, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Mikros with respect to claims arising from facts or events that occurred on or before the effective time, except that in no event shall the surviving company be required to pay with respect to such insurance policies in respect of any one policy year more than 200% of the aggregate annual premium most recently paid by Mikros prior to the date of the merger agreement (referred to as the maximum amount), and if the surviving company is unable to obtain the insurance required by the merger agreement it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the maximum amount, in respect of each policy year within such period. In lieu of such insurance, prior to the closing date Mikros may, and at Parent’s request shall, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for Mikros and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Mikros, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Mikros with respect to claims arising from facts or events that occurred on or before the effective time; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the maximum amount. The surviving company shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Special Meeting

Mikros has agreed (i) to duly set a record date for, call and give notice of a special meeting of stockholders as promptly as practicable after the date of the merger agreement following the clearance of the preliminary proxy statement by the SEC for the purpose of considering and taking action upon the merger agreement (with the record date and meeting date set in consultation with Parent) and the approval of the merger and the other transactions and such other matters as may be legally required, and convene and hold the stockholders meeting; (ii) subject to the exceptions set forth in the merger agreement, continue to make the Board’s recommendation that the stockholders of Mikros approve and adopt the merger agreement and approve the merger, and include that recommendation in the proxy statement and solicit proxies in connection therewith; and (iii) comply in all material respects with all legal requirements applicable to such meeting.

Transaction Litigation

The merger agreement requires Mikros to give Parent the opportunity to reasonably participate in the defense or settlement of any stockholder or similar litigation against it and/or its directors or officers relating to the merger and the other transactions contemplated by the merger agreement, subject to certain exceptions agreed by the parties. Neither Mikros nor any of its representatives may settle or offer to settle any litigation commenced prior to or after the date of the merger agreement against Mikros or any of its directors or executive officers by any stockholder of Mikros relating to the merger agreement, the merger or the transactions contemplated thereby, without the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver (where permissible under applicable law) by Mikros and Parent of the following conditions:

●

The approval of the proposal to approve and adopt the merger agreement by a majority of the voting power of all shares of Mikros’ common stock entitled to vote at the special meeting, which we refer to as the stockholder approval, having been obtained; and

●

No Governmental Authority of competent jurisdiction shall have issued or entered any judgement after the date of the Merger Agreement, and no Law shall have been issued, enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated by the Merger Agreement (a “Legal Restraint”); provided, that a Party may not assert its right to not consummate the transaction contemplated by the Merger Agreement if such Party shall have initiated or caused such Legal Restraint or if such Legal Restraint is the result of a failure of such Party to comply with its covenants and agreements under this Agreement.

The obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction (or waiver by Parent, if permissible under applicable law) on or prior to the closing of the merger of the following conditions:

●

The representations and warranties of Mikros shall be true and correct in all respects (without giving effect to any materiality or Company material adverse effect qualifications contained therein) as of the date of the merger agreement and as of the closing of the merger with the same effect as though made on and as of the closing of the merger (except to the extent that any such representation and warranty expressly speaks as of an earlier or specific date, in which case such representation and warranty shall be true and correct as of such earlier or specific date), except where the failure to be true and correct (without giving effect to any materiality or Company material adverse effect qualifications contained therein) would not reasonably be expected, individually or in the aggregate, to have a Company material adverse effect (with such exceptions further described in the merger agreement);

●	Mikros having performed all material obligations required to be performed by it under the merger agreement at or before the closing date of the merger;

●	Since the date of the merger agreement, there not having occurred or be continuing a Company material adverse effect;

●	the amount of excess cash shall be at least $1.5 million; and

●	Parent’s receipt of a certificate of Mikros signed by an executive officer certifying the matters in the foregoing bullets.

The obligations of Mikros to effect the merger are also subject to the satisfaction or (to the extent permitted by applicable law) waiver by Mikros of the following conditions:

●

The representations of Parent and Merger Sub shall be true and correct as of the date of the merger agreement and as of the closing of the merger with the same effect as though made on and as of the effective time (except to the extent that such representation and warranty expressly speaks as of an earlier or specific date, in which case such representation and warranty shall be true and correct as of such earlier or specific date) except where such failures to be so true and correct would not have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the merger and related transactions (with such exceptions further described in the merger agreement);

●	Parent and Merger Sub having performed in all material respects all their obligations required to be performed by them under the merger agreement on or before the closing date of the merger; and

●	Mikros’ receipt of a certificate signed by an executive officer of Parent certifying the matters in the foregoing two bullets.

Termination of the Merger Agreement

In general, the merger agreement may be terminated, whether before or after approval of the proposal to approve and adopt the merger agreement by the stockholders of Mikros, in the following ways:

●	By mutual written consent of Parent and Mikros at any time before the effective time of the merger;

●	By either Parent or Mikros at any time before the effective time of the merger:

●

If the merger has not been consummated on or before April 12, 2021, provided, that if the waiting period for foreign regulatory approvals, other governmental and regulatory approvals and any legal restraints have not terminated or expired on or before such date, then the consummation date shall automatically be extended to July 12, 2021 date and this date may be further extended if there is a disagreement as to whether the condition of Mikros to have at least $1.5 million of cash and billed accounts receivable as of the closing date has been met; provided, however, that the right to terminate the merger agreement for the reasons stated herein are not available to any party whose material breach of any provision of the merger agreement directly or indirectly caused the failure of the effective time of the merger to occur by the foregoing dates;

●

If any governmental authority has, enacted, issued, promulgated, enforced or entered any legal restraint permanently enjoining or otherwise prohibiting or making illegal prior to the effective time, the merger, and such decision, injunction, decree, ruling, law or order shall have become final and nonappealable; provided, however, that the right to terminate the merger agreement for the reasons stated herein are not available to any party whose breach of the merger agreement was the primary cause or primarily resulted in the issuance of such legal restraint; or

●

If Mikros’ stockholders fail to approve the proposal to approve and adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken; provided, however, that the right to terminate the merger agreement for the reasons stated herein shall not be available to a party if the failure to obtain stockholder approval was primarily due to the material breach by such party of the merger agreement; or

●	By Mikros:

●

At any time prior to the effective time of the merger, if Parent or Merger Sub has breached any of its representations or warranties, or failed to perform any of its covenants or agreements in the merger agreement such that specified conditions in the merger agreement, which would result in the failure of a related closing condition and which breach or failure to perform is incapable of being cured prior to the termination date or, if curable by such date, is not cured, within the earlier of the termination date or the date that is 30 calendar days following Mikros’ delivery of written notice of such breach;

●

Prior to receiving the stockholder approval of the merger, in order to enter into a definitive written agreement providing for a superior proposal in accordance with the applicable provisions of the merger agreement; if (i) Company has complied with its obligations to notify and consult with Parent with respect to a superior proposal, and (ii) Mikros pays to Parent or its designee the termination fee of $175,000 under the merger agreement; or

●	By Parent:

●

At any time prior to obtaining stockholder approval, if (A) the Company Board (or an authorized committee thereof) makes an adverse recommendation change, (B) the Company is in material breach of non-solicitation related provisions contained in of the Merger Agreement and such breach is not cured by the Company by the date that is five business days after delivery of notice thereof by Parent to the Company or (C) the Company has failed to include the Company Board Recommendation in the Proxy Statement; or

●

At any time prior to the effective time of the merger, if Mikros has breached any of its representations or warranties, or failed to perform any of its covenants or agreements in the merger agreement such that specified conditions in the merger agreement, which would result in the failure of a related closing condition and which breach or failure to perform is incapable of being cured prior to the termination date or, if curable by such date, is not cured, within the earlier of the termination date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach; provided that Parent shall not have the right to terminate the merger agreement for the reasons set forth herein if either Parent or Merger Sub is then in material breach of any of its representations, warranties, or covenants which would give rise to the failure of a related closing condition.

●

At any time prior to the effective time of the Merger, on or at any time prior to July 12, 2021, if the condition if the condition of Mikros to have at least $1.5 million of cash and billed accounts receivable has not been satisfied within forty-five (45) days after the later of (A) the receipt of the company stockholder approval and (B) the receipt, if required, of a novation with respect to any prime contract of the Company identified in a schedule to the merger agreement.

Effect of Termination

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will become void and of no effect without liability or obligation on the part of any party thereto. However, the confidentiality agreement and certain provisions of the merger agreement relating to certain confidentiality obligations, the effect of termination of the merger agreement, termination fee, expenses, and certain general provisions will survive any termination of the merger agreement; provided, however, that no such termination shall relieve or release any party from any liability or damages for any fraud or intentional breach of the merger agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Termination Fees

Under the merger agreement, Mikros may be required to pay to Parent or its designate a termination fee of $175,000 if the merger agreement is terminated under the following circumstances:

●

if the merger agreement is terminated by Mikros at any time prior to receipt of approval of the merger by Mikros’ stockholders, in order to effect an adverse recommendation change and substantially concurrently enter into a definitive, written agreement providing for a superior proposal; provided, that:

●	Mikros has complied in all material respects with its obligations related to the non-solicitation covenants with respect to a superior proposal in the merger agreement, and

●	immediately prior to, or substantially concurrently with (and as a condition to) the termination of the merger agreement, Mikros pays McKean this termination fee; or

●	if the merger agreement is terminated by McKean at any time prior to receipt of approval of the merger by Mikros’ stockholders, if:

●	Mikros’ board of directors (or an authorized committee of its board of directors) makes an adverse recommendation change,

●

Mikros is in material breach of its non-solicitation covenants in the merger agreement and such breach is not cured by Mikros by the date that is five business days after delivery of notice of such breach by McKean to Mikros, or

●	Mikros has failed to include its board recommendation in the proxy statement soliciting approval of the merger from Mikros’ stockholders at a meeting of Mikros’ stockholders;

●	if the merger agreement is terminated by McKean, if:

●

after execution of the merger agreement and prior to its termination, a takeover proposal shall have been publicly disclosed (whether by Mikros or a third party) or otherwise made known to Mikros’ board of directors and not withdrawn (publicly, if publicly disclosed),

●

McKean terminates the merger agreement pursuant to a material breach by Mikros of its covenants, agreements, representations or warranties in the merger agreement, as specified in the merger agreement, due to a breach of, or a failure to perform or comply with, one or more covenants or agreements of Mikros under the merger agreement following the making of such takeover proposal, and

●

within nine months following the date of such termination, Mikros or any of its subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a takeover proposal or a takeover proposal shall have been consummated (provided that, for purposes of this provision, the references to “twenty percent (20%)” in the definition of takeover proposal shall be deemed to be references to “fifty percent (50%)”;

●

if the merger agreement is terminated by either McKean or Mikros because the merger was not consummated on the date within six months after the date of the merger agreement (as may be extended pursuant to the terms of the merger agreement) and:

●

after execution of the merger agreement and prior to its termination, a takeover proposal shall have been publicly disclosed (whether by Mikros or a third party) or otherwise made known to Mikros’ board of directors and not withdrawn (publicly, if publicly disclosed), and

●

within nine months following the date of such termination, Mikros or any of its subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a takeover proposal or a takeover proposal shall have been consummated (provided that, for purposes of this provision, the references to “twenty percent (20%)” in the definition of takeover proposal shall be deemed to be references to “fifty percent (50%)”; or

●

if the merger agreement is terminated by either McKean or Mikros if the approval of the merger is not obtained from Mikros’ stockholders at a Mikros stockholder meeting duly convened therefor or at any adjournment or postponement thereof and:

●

after execution of the merger agreement and prior to its termination, a takeover proposal shall have been publicly disclosed (whether by Mikros or a third party) or otherwise made known to Mikros’ board of directors and not withdrawn (publicly, if publicly disclosed), and

●

within nine months following the date of such termination, Mikros or any of its subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a takeover proposal or a takeover proposal shall have been consummated (provided that, for purposes of this provision, the references to “twenty percent (20%)” in the definition of takeover proposal shall be deemed to be references to “fifty percent (50%).”

In no event will Mikros be required to pay a termination fee more than once.

Specific Performance

Both Mikros and Parent are entitled to an injunction to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement.

Fees and Expenses

Generally, all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

Amendment

Generally, the merger agreement may be amended in writing at any time before or after approval of the proposal to approve and adopt the merger agreement by the stockholders of Mikros. However, no amendment that requires further approval by Mikros’ stockholders pursuant to law or the rules of any stock exchange may be made without further stockholder approval nor any change not permitted by law.

Governing Law

The merger agreement is governed by Delaware law.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The Merger Agreement Proposal

We are asking you to approve a proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger. For a detailed discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement.” A copy of the merger agreement is attached to this proxy statement as Appendix A.

Vote Required and Board Recommendation

As discussed in the section entitled “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” after considering various factors described in such section, the Board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Mikros and its stockholders. The Board has unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, and the Board unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement.

Under Delaware law, approval of the merger agreement requires the affirmative vote of at least a majority of the issued and outstanding shares of common stock. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal.

The Board unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or if we do not have a quorum at the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to approve and adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of all shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote at the special meeting.

The Board believes that it is in the best interests of Mikros and its stockholders to be able to adjourn the special meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the proposal to approve and adopt the merger agreement if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting or in the absence of a quorum.

The Board unanimously recommends that you vote “FOR” the proposal to approve one or more adjournments of the special meeting.

MARKET PRICES AND DIVIDEND DATA

Mikros’ common stock is listed on OTC Markets QB Tier under the symbol “MKRS” As of [DATE], 2020, there were 35,588,775 shares of our common stock outstanding, held by approximately 280 stockholders of record.

The following table sets forth, for the indicated periods, the high and low sales prices of Mikros’ common stock for the periods shown as reported by OTC Markets:

	Common Stock Prices
	High	Low
FY 2020—Quarter Ended
Fiscal Fourth Quarter (through [DATE], 2020)
September 30	0.14	0.0791
June 30	0.20	0.06
March 31	0.17	0.10
FY 2019—Quarter Ended
December 31	$0.2398	$0.0721
September 30	0.2585	0.15
June 30	0.341	0.2005
March 31	0.40	0.28
FY 2018—Quarter Ended
December 31	$0.49	$0.26
September 30	0.511	0.40
June 30	0.51	0.30
March 31	0.51	0.37

The closing price of our common stock on the QB Tier on November 11, 2020, the last trading day prior to the public announcement of the merger agreement, was $0.115 per share. On [____________], 2020, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on QB Tier was $[•] per share. You are encouraged to obtain current market quotations for our common stock.

Following the merger, there will be no further market for our common stock and our stock will be delisted from QB Tier and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of [DATE], 2020 unless otherwise noted by (a) each stockholder who is known to us to beneficially own more than 5 percent of the outstanding shares of our common stock and (b) all of our executive officers and directors as a group.

Shares are deemed to be “beneficially owned” by a person or entity if such person or entity, directly or indirectly, has sole or shared power to vote or to direct the voting of such shares or sole or shared power to dispose or direct the disposition of such shares. Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information provided by such person, has sole dispositive and voting power with respect to such person’s shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. The ownership percentages are based on [•] shares outstanding as of [DATE], 2020. Unless otherwise indicated below, the address of each beneficial owner listed in the table is 220 Commerce Dr. #300, Fort Washington, PA 19034.

Name of Beneficial Ownership	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Walter T. Bristow	103,000	(2)	*
Paul G. Casner	431,000		1.3%
David W. Jolly	30,000		*
Patricia A. Kapp	213,000	(2)	*
Thomas C. Lynch	386,040		1.2%
Mark J. Malone	60,000	(3)	*
Thomas J. Meaney	6,024,235		17.0%
Tom L. Schaffnit	851,400		2.4%
David Henry Silcock	67,730	(2)	*
All Current Directors and Officers as a Group (nine persons)	8,166,405		22.9%
*Less than 1%

(1) The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of [DATE], 2020 upon the exercise or conversion of outstanding options or other convertible securities. This table has been prepared based on [•] shares of common stock outstanding on [DATE], 2020. Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the persons named.

(2) Includes 25,000 shares of restricted common stock which vest in five equal annual installments commencing July 25, 2017.

(3) Consists of 60,000 shares of restricted stock which vest in five equal annual installments commencing one year after the date of grant.

FUTURE STOCKHOLDER PROPOSALS

As of the date of this proxy statement, the Board knows of no matters that will be prepared for consideration at the special meeting other than as described in this proxy statement.

If the merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Mikros. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.

Except as otherwise set forth above, proposals should be addressed to:

Mikros Systems Corporation

220 Commerce Dr # 300

Fort Washington, PA 19034

Attn: Mark J. Malone, Chief Financial Officer

OTHER MATTERS

As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.  However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Mikros filings with the SEC are incorporated by reference:

●	Mikros’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020;

●

Mikros’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 filed with the SEC on May 15, 2020, August 14, 2020, and November 16, 2020, respectively; and

●	Mikros’ Current Reports on Form 8-K filed with the SEC on April 17, 2020, April 27, 2020, July 29, 2020, and November 13, 2020 (other than the portions of such documents not deemed to be filed).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Mikros through the Investor Relations section of our website, https://www.mikrossystems.com/, and the “SEC Filings” section therein.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Mikros Systems Corporation

220 Commerce Dr # 300

Fort Washington, PA 19034

Attn: Mark J. Malone, Chief Financial Officer

If you would like to request documents from us, please do so by [DATE], 2020, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, https://www.mikrossystems.com/, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact Mikros or:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford, CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
Email: MKRS.info@investor.morrowsodali.com

MISCELLANEOUS

Mikros has supplied all information relating to Mikros, and McKean has supplied, and Mikros has not independently verified, all of the information relating to McKean and Merger Sub contained in “Summary—Parties Involved in the Merger” and “The Merger—Parties Involved in the Merger.”

You should not send in your Mikros stock certificates until you receive transmittal materials after the merger is completed.

You should rely only on the information contained in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [DATE], 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

MIKROS SYSTEMS CORPORATION

MCKEAN DEFENSE GROUP, INC.

and

GYRO MERGER SUB INC.

Dated as of November 12, 2020

A-1

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 12, 2020, is by and among MIKROS SYSTEMS CORPORATION, a Delaware corporation (the “Company”), MCKEAN DEFENSE GROUP, INC., a Delaware corporation (“Parent”), and GYRO MERGER SUB INC., a Delaware corporation (“Merger Sub” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub merge with and into the Company (the “Merger”), with the Company being the surviving entity as a wholly owned subsidiary of Parent;

WHEREAS, the Company Board has adopted resolutions, at a meeting duly called at which the entire Company Board was present, unanimously (a) determining that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, for the Company to enter into this Agreement, (b) approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (c) directing that the approval and adoption of this Agreement be submitted to a vote at the Company Stockholders Meeting and (d) resolving to recommend that the Company Stockholders approve the adoption of this Agreement and the transactions contemplated herein, including the Merger (such recommendation, the “Company Board Recommendation” and, clauses (a) through (d), collectively, the “Board Actions”);

WHEREAS, the board of directors of Merger Sub (“Merger Sub Board”) has adopted resolutions (a) determining that it is in the best interests of Merger Sub and Parent, as the indirect parent of Merger Sub, for Merger Sub to enter into this Agreement, (b) approving and declaring advisable this Agreement and the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (c) directing that this Agreement be submitted to Parent, as Merger Sub’s sole stockholder, for its adoption and (d) resolving to recommend adoption of this Agreement by Parent, as Merger Sub’s sole stockholder (clauses (a) through (d), collectively, the “Merger Sub Actions”);

WHEREAS, the board of directors of Parent (the “Parent Board”) has adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (collectively, “Parent Actions”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, (a) Walter T. Bristow, President and Chief Operating Officer of the Company, has entered into an employment agreement with the Company, (b) Thomas J. Meaney, Chief Executive Officer of the Company, has entered into a non-compete and non-solicitation agreement with the Company, and (c) Peter Snyder, Vice President of Engineering of the Company, has entered into a retention agreement with the Company, with all such agreements effective upon the Closing (as defined herein);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain Persons are entering into a letter agreement with Parent and Merger Sub, in the form attached as Annex A hereto; and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:

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ARTICLE I

THE MERGER

Section 1.01      The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL. By virtue of the Merger, at the Effective Time, (a) the separate existence of Merger Sub shall cease and (b) the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.02      Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall file a certificate of merger that has been duly executed and acknowledged by the Company and Merger Sub in accordance with, and in such form as required by, the relevant provisions of the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time as may be mutually agreed to in writing by Parent and the Company and set forth in the Certificate of Merger (the time as of which the Merger becomes effective, the “Effective Time”).

Section 1.03      The Closing. The Parties shall consummate the Merger (such consummation, the “Closing”) at the offices of Stevens & Lee, P.C., 111 North Sixth Street, Reading, Pennsylvania 19601, at 9:00 a.m. Eastern time on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by Law) of the conditions to the Closing set forth in Article VI (except for those conditions to the Closing that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) unless another time, date or place is mutually agreed to in writing by the parties hereto. For purposes of this Agreement, “Closing Date” means the date on which the Closing occurs.

Section 1.04      Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, as provided under the DGCL and other applicable Law.

Section 1.05      Organizational Documents. As of the Effective Time, subject to Section 5.10, the certificate of incorporation of the Surviving Corporation shall be amended and restated to be the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and in accordance with applicable Law, except that the name of the Surviving Corporation shall be “Mikros Systems Corporation.” As of the Effective Time, subject to Section 5.10, the bylaws of the Surviving Corporation shall be amended and restated to be the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and in accordance with applicable Law, except that the effective date of such bylaws shall be the Closing Date and the name of the Surviving Corporation shall be “Mikros Systems Corporation.”

Section 1.06      Surviving Corporation Directors and Officers. As of the Effective Time, (a) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Sub as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their successors have been duly elected or appointed or until their earlier death, resignation or removal.

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ARTICLE II

EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES AND BOOK-ENTRY SHARES

Section 2.01      Effect of Merger on Capital Stock.

(a)      At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Stockholder:

(i)      each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) held (A) in the Company’s treasury, (B) by the Company or any wholly owned Company Subsidiary or (C) by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof;

(ii)      except as provided in Section 2.01(a)(i) and Section 2.04, and subject to Section 2.01(b) and Section 2.03, each share of Company Common Stock (the “Company Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to $0.13 (the “Merger Consideration”), without any interest thereon and subject to any withholding of Taxes in accordance with Section 2.02(g); and

(iii)      each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Closing.

(b)      If, between the date of this Agreement and the Effective Time, any change shall occur in the outstanding Company Shares because of any reclassification, recapitalization, stock split or combination, division or subdivision of shares, stock dividend (with the record date for such dividend falling during such period), reverse stock split, exchange, consolidation of shares, readjustment or other similar transaction, then the Merger Consideration and any other similarly dependent terms shall be appropriately adjusted.

Section 2.02      Payment of Shares of Company Common Stock.

(a)      At the Effective Time, all Company Shares outstanding immediately prior to the Effective Time, upon the cancellation or conversion thereof in accordance with Section 2.01, shall automatically be cancelled and shall cease to exist, and all holders of stock certificates (“Stock Certificates”) or book-entry shares (“Book-Entry Shares”) representing Company Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as Company Stockholders, except the right to receive the Merger Consideration with respect to each Company Share evidenced thereby as provided in Section 2.01 (or appraisal rights as provided in Section 2.03 with respect to Dissenting Shares, or the Company Restricted Stock Consideration as provided in Section 2.04 with respect to the Company Equity Awards).

(b)      Prior to the Effective Time, Parent shall designate the Company’s current transfer agent or select a bank or trust company mutually agreeable to Parent and the Company to act as the paying agent (the “Paying Agent”) for the Company Stockholders to receive the Merger Consideration payable pursuant to Section 2.01(a)(ii). Parent shall enter into an agreement reasonably acceptable to the Company with the Paying Agent relating to services to be performed by the Paying Agent in its capacity as Paying Agent. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of Company Shares, cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.01(a)(ii) (the amounts collectively, the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger and as otherwise expressly provided in this Agreement. In the event the Payment Fund shall at any time be insufficient to make the payments contemplated by Section 2.01(a)(ii), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. If Parent decides to invest the Payment Fund, then the Payment Fund shall be invested as reasonably directed by Parent; provided, that (i) such investments shall be in (A) short-term obligations of the United States with maturities of no more than thirty (30) days or guaranteed by the United States and backed by the full faith and credit of the United States, (B) commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively or (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, and (ii) no such investment shall have a maturity of more than thirty (30) days. Any interest and other income resulting from such investments shall become part of the Payment Fund and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to Parent upon demand. Parent and the Surviving Corporation shall promptly replace any funds deposited with the Paying Agent lost through any investment made pursuant to this Section 2.02(b). Nothing in this Agreement and no investment losses resulting from investment of the Payment Fund shall diminish the rights of any holder of Stock Certificates or Book-Entry Shares to receive, or Parent’s and the Surviving Corporation’s obligation to pay, such holder’s applicable portion of the Merger Consideration.

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(c)      As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to commence mailing to each Person who was, immediately prior to the Effective Time, a holder of record of Company Shares (i) in the case of Stock Certificates, (A) a letter of transmittal in customary form (which shall specify that delivery of Stock Certificates shall be effected, and risk of loss and title to the Stock Certificates shall pass, upon delivery of the Stock Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent and the Paying Agent may reasonably agree, subject to the Company’s reasonable approval, and shall be prepared prior to Closing) and (B) customary instructions for use in effecting the surrender of Stock Certificates, and (ii) in the case of Book-Entry Shares, customary instructions for use in effecting the surrender of Book-Entry Shares, in each case, in exchange for the right to receive the Merger Consideration into which each Company Share evidenced by such Stock Certificates or Book-Entry Shares, as applicable, has been converted pursuant to this Article II. Upon (1) in the case of Stock Certificates, delivery to the Paying Agent of Stock Certificates, together with a duly completed and validly executed letter of transmittal in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, or (2) in the case of Book-Entry Shares, receipt by the Paying Agent of an “agent’s message” in customary form and such other evidence of surrender, if any, as the Paying Agent may reasonably request, the holders thereof shall be entitled to receive the Merger Consideration into which each Company Share evidenced by such Stock Certificates or Book-Entry Shares, as applicable, has been converted pursuant to this Article II, and the Stock Certificates and Book-Entry Shares so surrendered shall be cancelled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the proper amount of Merger Consideration may be paid in exchange therefor to a Person other than the Person in whose name the Stock Certificates or Book-Entry Shares so surrendered are registered if (I) such Stock Certificate shall be properly endorsed or such Stock Certificates or Book-Entry Shares shall otherwise be in proper form for transfer and (II) the Person requesting such payment shall either (x) pay any transfer and other taxes required by reason of such payment or (y) establish to the reasonable satisfaction of the Surviving Corporation and the Paying Agent that such transfer tax either has been paid in full or is not applicable. Until surrendered as contemplated by this Section 2.02(c), each Stock Certificate and Book-Entry Share (other than Dissenting Shares) shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration into which each Company Share evidenced thereby has been converted pursuant to this Article II. No interest shall be paid on the portion of the Merger Consideration payable upon surrender of any Stock Certificate or Book-Entry Share.

(d)      If any Stock Certificate shall have been lost, stolen or destroyed, then, notwithstanding anything to the contrary in Section 2.02(c), upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed, and if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Stock Certificate, Parent shall cause the Paying Agent to pay to such Person the Merger Consideration payable pursuant to Section 2.01(a)(ii) with respect to each Company Share represented by such lost, stolen or destroyed Stock Certificate.

(e)      Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to former holders of Stock Certificates and Book-Entry Shares one year after the Closing Date shall be delivered by the Paying Agent to Parent upon demand. Any former holders of Stock Certificates or Book-Entry Shares who have not theretofore complied with this Section 2.02 shall thereafter look only to the Surviving Corporation or Parent (subject to abandoned property, escheat or similar Laws) for payment of any portion of the Merger Consideration, in accordance with this Article II and without any interest thereon, payable with respect to each Company Share previously evidenced by such Stock Certificates and Book-Entry Shares. Notwithstanding any provision of this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person for the portion of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Stock Certificates or Book-Entry Shares shall not have been surrendered prior to the date that any unclaimed portion of the Merger Consideration in respect of such Stock Certificate or Book-Entry Share would otherwise become subject to any abandoned property, escheat or similar laws, any unclaimed funds payable with respect to such Stock Certificates or Book-Entry Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

4

(f)      The Paying Agent shall accept such Stock Certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Stock Certificates or Book-Entry Shares on the cash or other Merger Consideration payable hereunder.

(g)      Each of Parent, the Company and the Surviving Corporation shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration payable to any holder of Company Common Stock or any holder of Company Equity Awards or any other consideration otherwise payable pursuant to this Agreement or such amounts as it is required by Law to deduct and withhold with respect to Taxes. Each such payor shall timely remit the amounts so withheld to the appropriate Governmental Authority. To the extent that amounts are so withheld and properly remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock, holder of Company Equity Awards or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

Section 2.03      Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, Company Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Company Shares who are entitled to demand and who properly exercise and perfect appraisal rights with respect thereto in accordance with Section 262 of DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and holders of such Dissenting Shares will be entitled only to the right to receive payment of the appraised value of such Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Company Shares will thereupon be treated as if they had been converted into and have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without any interest thereon and subject to any withholding of Taxes, and such Company Shares shall not be deemed to be Dissenting Shares. The Company shall give Parent prompt written notice of any written demand for appraisal pursuant to the DGCL received by the Company prior to the Effective Time, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and to the extent permitted under applicable Law, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal prior to the Effective Time. Prior to the Effective Time, the Company shall not voluntarily make any payment, settle or compromise or offer to settle or compromise, or, in each case, agree to do any of the foregoing, with respect to any such demand without Parent’s prior written consent.

Section 2.04      Company Equity Awards.

(a)      At the Effective Time, any restrictions on any Company Restricted Stock Award shall lapse and each Company Restricted Stock Award that is outstanding immediately prior to the Effective Time shall be cancelled and converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of (i) the total number of Company Shares underlying such Company Restricted Stock Award, multiplied by (ii) the Merger Consideration, without interest (the “Company Restricted Stock Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the Company Restricted Stock Consideration to each holder of a Company Restricted Stock, less any Taxes withheld pursuant to Section 2.02(g), if such holder was awarded the Company Restricted Stock as an employee of any Company Entity, through the payroll of the Surviving Corporation or Company Entity, as applicable, and if such holder was not awarded the Company Restricted Stock as an employee of any Company Entity, then Parent shall cause the Paying Agent to make such payment, in each case, within five (5) Business Days following the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company Restricted Stock which immediately prior to such cancellation was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company Restricted Stock if required in order to comply with Section 409A of the Code.

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(b)      Prior to the Effective Time, the Company Board or the appropriate committee thereof shall adopt resolutions providing for, and shall take any other actions that are necessary to effect, the treatment of the Company Equity Awards as contemplated by this Section 2.04.

Section 2.05      Transfers; No Further Ownership Rights. At and after the Effective Time, the stock transfer books of the Company shall be closed with respect to, and there shall be no registration of transfers on the stock transfer books of the Company of, Company Shares that were outstanding immediately prior to the Effective Time. If Stock Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer following the Effective Time, they shall be cancelled against delivery of the applicable Merger Consideration, as provided for in Section 2.01(a)(ii), for each Company Share formerly represented by such Stock Certificates or Book-Entry Shares.

Section 2.06      Other Payments. At the Closing, Parent shall pay or cause to be paid the following amounts by wire transfers of immediately available funds, all Company Transaction Costs that remain outstanding as of the Closing Date to such accounts as are designated by the Company in accordance with Section 5.19.

Section 2.07      Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as set forth in the corresponding section or sections of the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”), (y) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such exception or disclosure is applicable to qualify such representation and warranty of this Article III or (z) as set forth in the Company SEC Documents furnished or filed and publicly available on or after January 1, 2020 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.01      Organization, Standing and Power. Each Company Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, if such jurisdiction recognizes such concept), except where the failure to be so organized, existing or in good standing, as applicable, would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Each Company Entity has all requisite corporate or other legal entity, as the case may be, power and authority to enable it to own, operate, lease or otherwise hold its assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Each Company Entity is duly qualified or licensed to do business in each jurisdiction where the nature of its businesses or the ownership, operation or leasing of its assets make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”), each as amended and in effect as of the date of this Agreement. The Company is not in violation of the Certificate of Incorporation or the Bylaws in any material respect.

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Section 3.02      Company Subsidiaries. The Company does not have any Subsidiaries.

Section 3.03      Capital Structure.

(a)      The authorized capital stock of the Company consists of (A) 60,000,000 Company Shares, par value $0.01 per share, (B) 2,000,000 shares of convertible preferred stock of the Company, par value $0.01 per share (the “Company Convertible Preferred Stock”), and (C) 3,000,000 shares of serial preferred stock of the Company, par value $0.01 per share (together with the Company Convertible Preferred Stock, the “Company Preferred Stock”). At the close of business on November 11, 2020 (the “Capitalization Date”): (i) 35,588,775 Company Shares were issued and outstanding; (ii) no shares of Company Preferred Stock were issued and outstanding; (iv) no Company Shares were held by the Company in its treasury; (v) 429,000 Company Shares were issued and outstanding in the form of Company Restricted Stock Awards; and (vi) 2,970,000 Company Shares were reserved for the future grant of Company Equity Awards under the Company Stock Plans. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Equity Securities except as set forth on Section 3.03(a) of the Company Disclosure Letter.

(b)      All outstanding Company Shares, including Company Shares underlying Company Restricted Stock Awards, are duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right. As of the date of this Agreement, other than as set forth in Section 3.03(b) of the Company Disclosure Letter, there are no issued, reserved for issuance or outstanding, and there are not any outstanding obligations of any Company Entity to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of any Company Entity or any securities of any Company Entity convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, any Company Entity or (ii) any warrants, calls, options or other rights to acquire from any Company Entity, or any other obligation of any Company Entity to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, any Company Entity (the foregoing clauses (i) and (ii), collectively, “Equity Securities”). Except as set forth in Section 3.03(b) of the Company Disclosure Letter, no Company Entity has any outstanding obligation to repurchase, redeem or otherwise acquire any Equity Securities.

(c)      The Company does not (i) own or hold any equity securities, ownership interests or voting interests of, or securities exchangeable therefor, or investments in, any other Person or has the right to acquire any of the foregoing or (ii) have any obligation or has made any commitment to acquire any shares of capital stock or other equity interests in any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

Section 3.04      Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants, obligations and agreements under this Agreement and, subject to obtaining the Company Stockholder Approval, to consummate the Merger. The Company Board has adopted each of the Board Actions, including the Company Board Recommendation, at a meeting duly called at which all of the members of the Company Board were present; provided that any Company Adverse Recommendation Change made in accordance with this Agreement shall not be a breach of the representation in this Section 3.04. Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for the receipt of the Company Stockholder Approval, the filing of the Proxy Statement in preliminary and definitive forms, any other Filing with the SEC in respect of the Merger required under applicable Law, including the Exchange Act or the Securities Act, the Certificate of Merger and any other documents as required by the DGCL, no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and applicable Law governing specific performance, injunctive relief and other equitable remedies (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).

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Section 3.05      Vote Required. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties in Section 4.10, the adoption of this Agreement and the approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding Company Shares entitled to vote thereon at the Company Stockholders Meeting (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

Section 3.06      No Conflicts; Consents.

(a)      The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements under this Agreement and the consummation of the Merger will not, (i) conflict with, or result in any violation of any provision of, the Organizational Documents of the Company, (ii) subject to obtaining the Consents set forth in Section 3.06(a) of the Company Disclosure Letter and each of the Filings referred to in Section 3.06(b) being made and any applicable waiting periods referred to therein having expired, conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Material Contract or any material Permit applicable to the businesses of the Company Entities; (iii) subject to obtaining the Consents referred to in Section 3.06(a) of the Company Disclosure Letter and making the Filings referred to in Section 3.06(b) and the Company Stockholder Approval having been received, conflict with, or result in any violation of any provision of, any Judgment or Law or (iv) result in the creation of any Lien (except Permitted Liens) upon any of the properties or assets of any Company Entity, in each case, applicable to any Company Entity or their respective properties or assets, except for, in the case of the foregoing clauses (ii) - (iv), any matter that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, interfere with or delay the consummation of the Merger.

(b)      No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice or filing (“Filing”) made to or with, any Governmental Authority is required to be obtained or made by any Company Entity in connection with the Company’s execution and delivery of this Agreement or its performance of its covenants and agreements under this Agreement or the consummation of the Merger, except for the following:

(i)      (A) the filing with the SEC of the Proxy Statement in preliminary and definitive forms and any other Filing with the SEC in respect of the Merger required under applicable Law, including the Exchange Act or the Securities Act and (B) any Filing in respect of the Merger under applicable state “blue sky” or similar securities Laws;

(ii)      the Consents or Filings that are required to be obtained or made under any Antitrust Law in connection with the Merger in any jurisdiction set forth in Section 3.06(b)(ii)(C)(3) of the Company Disclosure Letter (collectively, the “Antitrust Clearances”);

(iii)      the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business;

(iv)      compliance with applicable rules and regulations of the OTC and any other applicable stock exchanges or marketplaces;

(v)      compliance with the applicable requirements under the Federal Acquisition Regulation and the other agency acquisition regulations that implement or supplement such regulation;

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(vi)      such other items required solely by reason of the participation and identity of Parent or Merger Sub in the transactions contemplated by this Agreement; and

(vii)      such other Filings or Consents the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, materially interfere with or materially delay the consummation of the Merger.

Section 3.07      Company Reports; Financial Statements.

(a)      The Company has furnished to or filed with the SEC on a timely basis all reports, schedules, registration statements, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since December 31, 2018 (such documents, together with all exhibits, financial statements, including the Company Financial Statements, certifications and schedules and amendments thereto and all information incorporated therein by reference, but excluding the Proxy Statement, being collectively referred to as the “Company Reports”). Each Company Report (i) at the time furnished or filed, complied, or if not yet furnished or filed, will comply, in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder), as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) and for Company Reports furnished to or filed with the SEC after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Company Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not, and any such registration statement that becomes effective after the date of this Agreement, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material amendments or modifications to the Company Reports that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement, but that have not yet been filed with (or furnished to) the SEC. Each of the consolidated financial statements of the Company included in or incorporated by reference into the Company Reports (the “Company Financial Statements”) complied at the time it was filed with (or furnished to) the SEC, or if not yet furnished or filed, will comply at the time of filing as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly presents, or, in the case of Company Financial Statements, included in or incorporated by reference into the Company Reports furnished or filed after the date of this Agreement, will fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to the absence of footnote disclosure and to normal fiscal year-end adjustments).

(b)      No Company Entity has any material liability, except liabilities: (i) reflected or reserved against in the most recent balance sheet (including the notes thereto) of the Company Entities included in the Company Reports filed prior to the date of this Agreement (the “Company Balance Sheet Date”); (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company Financial Statements; (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement; (iv) that are not required to be recorded or reflected on the face of a balance sheet prepared in accordance with GAAP or (v) that were not, and could not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Except as reflected in the Company Reports, no Company Entity is a party to, nor does it have any obligation or other commitment to become a party to, any material “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

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(c)      The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13A-15(f) or 15d-15(f), as applicable, under the Exchange Act) that is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting, and, to the extent required by applicable Law, presented in any applicable Company Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment. There are no “significant deficiencies” or “material weaknesses” (as defined in Auditing Standard No. 5 of the Public Company Oversight Board, as in effect on the date of this Agreement) in the design or operation of the Company’s internal controls and procedures that have been identified by the Company’s auditors, that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data. To the Knowledge of the Company, since December 31, 2019 to the date of this Agreement, neither the Company nor the Company’s independent registered accountant has identified or been made aware of any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2019, to the Knowledge of the Company, no written complaints from any Governmental Authority regarding a material violation of accounting procedures, internal accounting controls or auditing matters have been received by the Company.

(d)      The Company maintains disclosure controls and procedures (as defined in Rules 13A-15(e) and 15d-15(e) of the Exchange Act) that are effective to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

(e)      As of the date of this Agreement, the SEC has not provided comments to the Company in connection with any Company Report that, to the Knowledge of the Company, remain unresolved.

(f)      The Company is, and since December 31, 2017 has been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of the OTC.

(g)      Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13A-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Reports, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

Section 3.08      Absence of Certain Changes or Events. Since the Company Balance Sheet Date to the date of this Agreement,

(a)      except for this Agreement, the transactions contemplated by this Agreement and the consideration and consummation of other potential strategic transactions as disclosed in Section 3.08 of the Company Disclosure Letter, each Company Entity has conducted its respective businesses in the ordinary course of business consistent with past practice, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect;

(b)      there has not occurred a Company Material Adverse Effect or any Effect that would reasonably be expected to have a Company Material Adverse Effect; and

(c)      no Company Entity has taken any action that would be prohibited by Section 5.01(b)(i), (iv), (viii) or (xii) if taken after the date hereof.

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Section 3.09      Taxes.

(a)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(i)      each Company Entity has (A) timely filed or caused to be timely filed, taking into account any extensions, all Tax Returns required to have been filed by it and such Tax Returns are complete and correct in all respects and (B) timely paid or caused to be timely paid all Taxes owed by it (whether or not shown to be due on such Tax Returns) other than Taxes for which adequate reserves are established in accordance with GAAP in the most recent Company Financial Statements;

(ii)      there is no pending audit with respect to any Tax Return of any Company Entity as of the date of this Agreement;

(iii)      no Company Entity has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax, which waiver or extension is still in effect;

(iv)      no Company Entity is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement that is currently in effect, except for such an agreement or arrangement (A) exclusively between or among the Company Entities, (B) entered into in the ordinary course of business consistent with past practice and not primarily related to Taxes or (C) that as of the Closing Date is reasonably expected to terminate without any further payments being required to be made;

(v)      within the two (2) year period ending on the date of this Agreement, no Company Entity has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code;

(vi)      no Company Entity has received written notice since January 1, 2016, from any Governmental Authority in a jurisdiction in which Company Entities do not file Tax Returns that such Company Entity is subject to taxation by that jurisdiction;

(vii)      the Company has made available to Parent copies of the U.S. federal income Tax Returns filed by the Company for each of the Taxable Years ending after December 31, 2013.

(viii)      the most recent Company Financial Statements contained in the Company Reports reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by the Company for all taxable periods through the date of such Financial Statements;

(ix)      no Company Entity has received written notice of any deficiencies for any Tax from any taxing authority against a Company Entity, except for any deficiencies that have been satisfied by payment in full, settled or withdrawn, or for which there are adequate reserves;

(x)      other than Permitted Liens, there are no Liens for Taxes upon any of the assets of a Company Entity;

(xi)      the Company Entities have complied in all respects with all applicable laws relating to withholding Taxes, and have, within the time and manner prescribed by law, withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; and

(xii)      no Company Entity is or has been a party to any “listed transaction,” as defined under Treasury Regulation Section 1.6011-4(b)(2).

(b)      Notwithstanding any other representation or warranty in this Article III, (i) except to the extent Section 3.10 relates to Taxes, the representations and warranties in this Section 3.09 are the sole and exclusive representations and warranties of the Company relating to Taxes, and no other representation or warranty of the Company in this Agreement shall be construed to relate to Taxes, and (ii) nothing in this Agreement (including this Section 3.09) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute of any Company Entity.

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Section 3.10      Employee Benefits.

(a)      Section 3.10(a) of the Company Disclosure Letter lists each Company Benefit Plan as of the date of this Agreement.

(b)      With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, complete and accurate copies, as of the date of this Agreement, of: (i) the plan document of such Company Benefit Plan and any amendments thereto; (ii) the most recent Form 5500 (and attached schedules) filed with the IRS; (iii) the most recent financial statements and actuarial valuation reports, if any; (iv) each trust, insurance, annuity or other funding Contract related thereto; (v) the most recent determination or opinion letter, if any, issued by the IRS; and (vi) the most recent summary plan description. To the extent not made available as of the date hereof, no later than thirty (30) days following the execution of this Agreement, the Company shall make available to Parent copies of the foregoing documents, as applicable, with respect to each Company Benefit Plan.

(c)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by ERISA, the Code and other applicable Laws.

(d)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Claims (other than routine claims for benefits) by, on behalf of any participant in any Company Benefit Plan or against any such Company Benefit Plan.

(e)      Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, as applicable, from the IRS with respect to its qualified status and, to the Knowledge of the Company, nothing has occurred since the date of the most recent such letter that would reasonably be expected to cause the loss of such qualified status of such Company Benefit Plan.

(f)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or as set forth in Section 3.10(f) of the Company Disclosure Letter, no Company Entity has any liability for providing health, medical, life insurance or other welfare benefits after retirement or other termination of employment, except for health care continuation coverage required to be provided under Section 4980(B)(f) of the Code or similar Law or health care coverage through the end of the calendar month in which a termination of employment occurs (or any other health care coverage period under any applicable Law or collective bargaining agreement).

(g)      Except as set forth in Section 3.10(g) of the Company Disclosure Letter, during the previous six (6) years, neither the Company nor any of its ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) an employee benefit plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) a Multiemployer Plan, or (iii) a MEWA.

(h)      Except as provided in Section 2.04 or as set forth in Section 3.10(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger (either alone or in combination with another event) shall result in (i) the acceleration of the time of payment, funding or vesting of any compensation or benefits under any Company Benefit Plan, (ii) any material increase in the amount of any compensation or benefits otherwise payable under any Company Benefit Plan, or (iii) any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer or other individual service provider of the Company.

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(i)      Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.10 are the sole and exclusive representations and warranties of the Company relating to Company Benefit Plans (including their compliance with any applicable Law) or ERISA, and no other representation or warranty of the Company in this Agreement shall be construed to relate to Company Benefit Plans (including their compliance with any applicable Law) or ERISA.

Section 3.11      Labor and Employment Matters. Except as set forth in Section 3.11 of the Company Disclosure Letter and except for labor-related Contracts entered into or applicable at the national, industry or sector-level, as of the date of this Agreement, no Company Entity is party to any collective bargaining agreement or similar labor union Contract with respect to any of their respective employees. To the Knowledge of the Company, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement: (a) there are no labor union representation or certification proceedings with respect to employees of any Company Entity pending or threatened in writing to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority; (b) there are no labor union organizing activities with respect to employees of any Company Entity; and (c) there are no labor union strikes, slowdowns, work stoppages or lockouts or other material labor disputes pending or threatened in writing against any Company Entity. To the Knowledge of the Company, in the last three (3) years, (i) no written allegations of sexual harassment or misconduct have been made to the Company against any person who is an officer of the Company in his or her capacity as such and (ii) the Company has not entered into any settlement agreements related to allegations of sexual harassment or misconduct by any persons described in clause (i).

Section 3.12      Litigation. As of the date of this Agreement, other than workers’ compensation Claims covered by workers’ compensation insurance, there is no Claim before any Governmental Authority pending or, to the Knowledge of the Company, threatened in writing against any Company Entity that would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there is no Judgment outstanding against any Company Entity that would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.12 does not relate to Taxes, Company Benefit Plans (including their compliance with any applicable Law) or ERISA, Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, or Intellectual Property, which are addressed in Sections 3.09, 3.10, 3.14 and 3.18, respectively.

Section 3.13      Compliance with Applicable Laws; Permits.

(a)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2019, to the Knowledge of the Company, the Company Entities have been and are in compliance with all applicable Laws and all Permits applicable to the businesses of the Company Entities.

(b)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2019 through the date hereof, none of the Company Entities or, to the Knowledge of the Company, any of their respective directors, officers or employees, has received any written notification from a Governmental Authority asserting that any of the Company Entities is not in compliance with, or is under investigation with respect to any failure to comply with, any applicable Laws or Permits applicable to the businesses of the Company Entities.

(c)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Entities are in possession of all Permits necessary for the Company Entities to carry on their respective businesses as now being conducted, under and pursuant to applicable Laws, (ii) all such Permits are in full force and effect and (iii) as of the date of this Agreement, to the Knowledge of the Company, no suspension, cancellation, withdrawal or revocation thereof is pending or threatened.

(d)      This Section 3.13 does not relate to Taxes, Company Benefit Plans (including their compliance with any applicable Law) or ERISA, Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, or Intellectual Property, which are addressed in Sections 3.09, 3.10, 3.14 and 3.18, respectively.

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Section 3.14      Environmental Matters.

(a)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(i)      the Company Entities are in compliance with all applicable Environmental Laws and any Permit issued pursuant to such Environmental Laws (each “Environmental Permit”), and, except for matters that have been fully resolved, as of the date of this Agreement, no Company Entity has received any written communication from a Governmental Authority or other Person that alleges that any Company Entity is in violation of any Environmental Law or any Environmental Permit;

(ii)      there are no Environmental Claims pending against any Company Entity;

(iii)      no Environmental Claims have been threatened in writing or, to the Knowledge of the Company, orally, against any Company Entity; and

(iv)      to the Knowledge of the Company, there are and have been no Releases of Hazardous Materials by any Company Entity at any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by any Company Entity that would reasonably be expected to form the basis of any Environmental Claim against any Company Entity or subject any Company Entity to liability under applicable Environmental Laws.

(b)      Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.14 are the sole and exclusive representations and warranties of the Company relating to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, and no other representation or warranty of the Company in this Agreement shall be construed to relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters.

Section 3.15      Contracts.

(a)      Except for this Agreement and as set forth on Section 3.15(a) of the Company Disclosure Letter, as of the date of this Agreement, no Company Entity is a party to any Contracts (excluding any Leases) that fall within the following categories (collectively, the “Material Contracts”):

(i)      any Contract with a vendor or supplier providing for aggregate payments from the Company during any future twelve month period of more than $25,000;

(ii)      any Contract with a customer providing for aggregate payments to the Company and its Subsidiaries during any future twelve month period of more than $50,000;

(iii)      any Contract that is a joint venture, strategic alliance, partnership, shareholder or similar Contract that is material to the operation of the Company;

(iv)      is a management or service consulting Contract providing for annual payments of more than $50,000;

(v)      any Contract (other than those between or among any of the Company Entities) relating to Indebtedness for borrowed money of the Company (whether outstanding or as may be incurred) in an amount in excess of $15,000;

(vi)      any agreement under which the Company has granted any Person registration rights (including demand and piggy-back registration rights);

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(vii)      any Contract with any Governmental Authority providing for aggregate payments to the Company of more than $50,000 during the fiscal year of the Company ended on or about December 31, 2019;

(viii)      is a non-competition or non-solicitation Contract or any other Contract that limits, individually or in the aggregate, in any material respect (A) the manner in which, or the localities in which, any business of the Company, is or could be conducted or (B) the types of businesses that the Company conduct;

(ix)      any Contract relating to the acquisition or disposition of any business, operations or assets (whether by merger, sale of stock, sale of assets, consolidation or otherwise) entered into within the past two (2) years for aggregate consideration under such Contract in excess of $75,000;

(x)      any Contract that contains an inbound license with respect to the Intellectual Property of a third party (for clarity, excluding commercially available software that is available pursuant to “off-the-shelf,” “shrink-wrap” or “click-through” type Contracts for software or software-as-a-service (“Off-the-shelf-Software”))(“IP Contracts”) that is material to the Company;

(xi)      any Contract that contains an outbound license of Company Owned IP that is material to the Company;

(xii)      any Contract that is material to the Company, that provides for “single source” supply to the Company;

(xiii)      any Contract granting a right of first refusal or first negotiation to any third party over any material assets of the Company;

(xiv)      is a material hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices); or

(xv)      any Contract that constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) of the Company and is required to be filed with the SEC that has not been filed.

(b)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect: (i) each Material Contract is a valid, binding and legally enforceable obligation of each Company Entity party thereto and, to the Knowledge of the Company, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions; (ii) to the Knowledge of the Company, each such Material Contract is in full force and effect; and (iii) as of the date of this Agreement, no Company Entity is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of clause (i) or clause (ii), with respect to any Material Contract which is expired by its terms (as in effect as of the date hereof) or which is terminated in accordance with the terms thereof by the Company in the ordinary course of business consistent with past practice.

Section 3.16      Government Contracts.

(a)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, or as set forth on Section 3.16 of the Company Disclosure Letter: (i) each Company Government Contract was, to the Knowledge of the Company, legally awarded, and each Company Government Contract that was legally awarded is a valid, binding and legally enforceable obligation of each Company Entity party thereto, subject in all respects to the Bankruptcy and Equity Exceptions; (ii) to the Knowledge of the Company, each Company Government Contract is in full force and effect; and (iii) to the Knowledge of the Company, no Company Government Contract is currently the subject of bid or award protest proceedings. The Company has complied and are in compliance in all material respects with the terms and conditions of each Company Government Contract as required.

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(b)      Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, since January 1, 2016, (i) none of the Company, or any of its Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to the Knowledge of the Company, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity, (ii) the Company has not received any request to show cause (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iii) the Company is not, to the Knowledge of the Company, the subject of a finding of non-compliance, nonresponsibility or ineligibility for government contracting, (iv) the Company is not for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs, (v) neither the Company nor any of its directors, officers, employees or Principals (as defined in Federal Acquisition Regulation 52.209-5), nor to the Knowledge of the Company, any consultants or agents of the Company, is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity with respect to the award or performance of any Company Government Contract, the subject of any actual or, to the Knowledge of the Company, threatened in writing, “whistleblower” or “qui tam” lawsuit, or audit (other than a routine contract audit) or investigation of the Company with respect to any Company Government Contract, including any alleged material irregularity, misstatement or omission arising thereunder or relating thereto, and to the Knowledge of the Company, there is no basis for any such investigation, indictment, lawsuit or audit and (vi) the Company has not made any voluntary disclosure (A) to any Governmental Entity with respect to any alleged material irregularity, misstatement, omission, fraud or price mischarging, or other violation of Law, arising under or relating to a Company Government Contract or (B) under the Federal Acquisition Regulation mandatory disclosure or payment provisions to any Governmental Entity and, to the Knowledge of the Company, there are no facts that would require mandatory disclosure thereunder.

(c)      Except as set forth on Section 3.16(c) of the Company Disclosure Letter, to the Knowledge of the Company, no novation is anticipated (or believed to be required under the Federal Acquisition Regulation) for any Governmental Contract.

Section 3.17      Real Property.

(a)      Section 3.17 of the Company Disclosure Letter sets forth the material real property owned and leased by the Company Entities. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, the Company Entities (as applicable) (i) do not, as of the date of this Agreement, own any real property and (ii) have valid leasehold interests in the real property leased, subleased or licensed by a Company Entity pursuant to a Lease (all real property leased, subleased, or licensed by a Company Entity, the “Leased Real Property”), in each case, free and clear of all Liens, except for Permitted Liens.

(b)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, with respect to each parcel of Leased Real Property: (i) each Lease is legal, valid, binding and enforceable and in full force and effect, subject in all respects to the Bankruptcy and Equity Exceptions; (ii) each Company Entity has valid leasehold, easement or other rights to the land, buildings, structures and other improvements thereon and fixtures thereto necessary to permit it to conduct its businesses as currently conducted thereon; and (iii) no Company Entity has received a written notice of any default under such Lease which remains uncured.

(c)      The Company Entities have good and marketable title to, or a valid leasehold interest in, all of the material property and assets used in the operation of the Company Entities’ businesses as currently conducted, including all of the material property and assets reflected on the most recent balance sheet of the Company Entities included in the Company Reports or acquired after the date of such balance sheet (subject to any dispositions thereof since the date of such balance sheet in the ordinary course of business), except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. None of such property or assets are subject to any Lien, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.17(d) of the Company Disclosure Letter. The properties and assets currently owned or leased by the Company Entities are sufficient for the continued conduct of the business of the Company Entities after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company Entities as currently conducted.

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(d)      This Section 3.17 does not relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, or Intellectual Property, which are addressed in Section 3.14 and 3.18, respectively.

Section 3.18      Intellectual Property.

(a)      Section 3.18(a)(x) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement of all material: (i) issued patents and patent applications; (ii) trademark, service mark, and domain names registrations and applications; and (iii) copyright registrations, in each case, included in the Company Owned IP as of the date of this Agreement (collectively, the “Registered Company IP”). Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, and except as set forth in Section 3.18(a)(y) of the Company Disclosure Letter, a Company Entity is the sole and exclusive owner of the Registered Company IP, free and clear of all Liens (other than Permitted Liens), each item of Registered Company IP is subsisting, and each item of Registered Company IP (excluding any pending applications) is valid.

(b)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, (i) to the Knowledge of the Company, the conduct of the businesses of the Company Entities as presently conducted by the Company Entities does not infringe, misappropriate or otherwise violate any Person’s Intellectual Property rights, and there is no such Claim pending or threatened against any Company Entity and (ii) there are no proceedings or actions pending or, to the Knowledge of the Company, threatened to which any of the Company Entities is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any Company Owned IP or any Intellectual Property used by any Company Entity. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no third party is misappropriating or infringing any Company Owned IP.

(c)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no funding, facilities or resources of any Governmental Authority or university was used in the development of any Intellectual Property that is incorporated into any Company Product, where, as a result of such funding or use of such facilities or resources, any Governmental Authority, university, educational institution or research center has any right, title or interest (including any “march in” rights), whether alone or jointly, in or to any material Company Owned IP.

(d)      The Company Entities have taken commercially reasonable steps to protect the confidentiality of their trade secrets and other confidential information. To the Knowledge of the Company, as of the date of this Agreement, there has been no unauthorized access to or loss, theft or misuse of any material trade secrets or other material confidential information of the Company Entities. Within the two (2) year-period ending on the date of this Agreement, to the Knowledge of the Company, there has been no intrusion, unauthorized access or loss of any data, and/or security breaches, except as would not be material to the Company.

(e)      To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that will, or would reasonably be expected to, require the disclosure or delivery to any third party of any material source code owned by Company.

(f)      To the Knowledge of the Company, no Open Source Software has been incorporated into or combined with any Company Products in such a way that would require Company to disclose or distribute any material software incorporated into, derived from or distributed with such Open Source Software be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributable at no charge.

(g)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, the Company and each Company Entity owns or has a valid license to use all Intellectual Property necessary for the conduct of its business.

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(h)      Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.18 and Section 3.15 (to the extent that it relates to Intellectual Property) are the sole and exclusive representations and warranties of the Company relating to Intellectual Property, and no other representation or warranty of the Company in this Agreement shall be construed to relate thereto.

Section 3.19      Insurance. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, all material casualty, general liability and director and officer insurance policies maintained by the Company (“Insurance Policies”) are in full force and effect, all premiums due with respect to all Insurance Policies have been paid and the Company has not received written notice (i) that they are in default with respect to such obligations under the Insurance Policies or (ii) of cancellation or termination with respect to any Insurance Policies.

Section 3.20      Takeover Laws. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Article IV, the Company Board has taken all actions necessary or appropriate so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be, to the extent such restrictions can be rendered inapplicable by action of the Company Board under Law, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger.

Section 3.21      Brokers’ Fees and Expenses. Except for Spouting Rock Capital Advisors, LLC, the fees and expenses of which shall be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or based upon arrangements made by or on behalf of the Company.

Section 3.22      Opinion of Financial Advisors. The Company Board has received an opinion of Guide Cap Partners, LLC, dated as of November 12, 2020, to the effect that, as of the date of such opinion, and subject to the factors, qualifications, considerations, assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of Company Shares (other than the Company Shares held by officers and directors of the Company) pursuant to the Merger is fair, from a financial point of view, to such holders. The Company will make a true and complete copy of such opinion available to Parent for informational purposes only promptly following the date of this Agreement and it is agreed and understood that such opinions may not be relied on by Parent or Merger Sub.

Section 3.23      Affiliate Transactions. No (a) present or former executive officer or director of the Company, (b) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the Company Common Stock or (c) Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16A-1 of the Exchange Act) of any Person described in the foregoing clause (a) or clause (b) is a party to or has engaged in any material transaction, agreement, commitment, arrangement or understanding with any Company Entity since December 31, 2017, excluding any employee, employee benefit, severance or similar agreement, confidentiality agreement, invention assignment agreement, noncompetition agreement, indemnification agreement, consulting agreement with any present or former officer or director the Company, any Company Stock Plan or Contract in connection therewith, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or Proxy Statement and included as exhibits (including exhibits incorporated by reference) to any Filed Company SEC Documents.

Section 3.24      Customers and Vendors. Except as set forth on Section 3.24 of the Company Disclosure Letter, none of the ten (10) largest customers (by revenue) of the Company Entities, collectively, for the fiscal year ended December 31, 2019 or the ten (10) largest vendors (by cost) of the Company Entities, collectively, for the fiscal year ended December 31, 2019 has, since December 31, 2019 through the date of this Agreement, terminated, cancelled or materially reduced its business with the Company Entities, as applicable, or to the Knowledge of the Company, indicated in writing an intention to terminate, cancel or materially reduce its business with the Company Entities, as applicable. Lists of the customers and vendors referred to in this Section 3.24 have been made available to Parent prior to the date of this Agreement.

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Section 3.25      Product Warranty; Aviation Regulation Compliance.  Except as set forth on Section 3.25 of the Company Disclosure Letter, and except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, each product manufactured, sold, leased or delivered by the Company, since December 31, 2017, has been in substantial conformity with all applicable contractual specifications and all express and implied warranties made by the Company (except to the extent non-conformity is not material, consented to by a customer or is being resolved by the Company with the customer in a manner consistent with the course of dealing between the Company and such customer), and the Company does not have any liability for replacement or repair thereof or other damages in connection therewith.

Section 3.26      Foreign Corrupt Practices Act; Anti-Corruption.

(a)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, during the five (5) years prior to the date of this Agreement, to the Knowledge of the Company, none of the Company Entities, nor any director, officer, employee or agent of the Company, has directly or indirectly made, offered to make, attempted to make, promised or authorized giving any money or thing of value, regardless of form, to any Person in violation of the Anti-Corruption Laws.

(b)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, during the five (5) years prior to the date of this Agreement, to the Knowledge of the Company, none of the Company Entities (i) is under investigation for any material violation of the Anti-Corruption Laws or (ii) has received any notice or other communication, in writing, from any Governmental Authority regarding any material violation of, or failure to comply with any Anti-Corruption Laws.

(c)      The Company Entities have established and implemented an adequate system or systems of internal controls and procedures reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.

(d)      The Company Entities have maintained books and records that accurately reflect the transactions and assets of their business in all material respects.

Section 3.27      Customs & International Trade Laws; Sanctions.

(a)      Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) during the five (5) years prior to the date of this Agreement, to the Knowledge of the Company, the Company Entities and their respective officers and directors have been in compliance with all applicable Customs & International Trade Laws and Sanctions, and (ii) as of the date of this Agreement, there are no unresolved formal claims concerning the liability of any of the Company Entities under such Laws.

(b)      To the Knowledge of the Company, none of the Company Entities, nor any director, officer, or employee or agent of the Company is a Sanctioned Person.

Section 3.28      Disclosure. None of the information with respect to the Company included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub, any of their respective Affiliates, or any of their Representatives specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act.

Section 3.29      No Other Representations and Warranties. Except for the representations and warranties expressly set forth in Article IV, the Company specifically acknowledges and agrees that none of Parent, Merger Sub or any of their respective Affiliates, Representatives or equity holders makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity). Except for the representations and warranties expressly set forth in this Article III, the Company hereby expressly disclaims and negates (a) any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to (i) the Company Entities or any of their respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or (ii) any opinion, projection, forecast, statement, budget, estimate, advice or other similar information (including information with respect to the future revenues, earnings, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Company Entities, as well as any other business plan and cost-related plan information of the Company Entities), made, communicated or furnished (orally or in writing), or to be made, communicated or furnished (orally or in writing), to Parent, Merger Sub or any of their respective Affiliates or its Representatives, in each case, whether made by the Company, the Company Entities or any of their respective Affiliates, Representatives or equity holders or any other Person (this clause (ii), collectively, “Projections”) and (b) all liability and responsibility for any such other representation or warranty or any Projection.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.01      Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, if such jurisdiction recognizes such concept). Each of Parent and Merger Sub has all requisite corporate or other organizational, as the case may be, power and authority to own, operate, lease or otherwise hold its assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its businesses or the ownership, operation or leasing of its properties make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.02      Authority; Execution and Delivery; Enforceability.

(a)      Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its respective covenants and agreements under this Agreement and thereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement has been and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other legal entity action on the part of each of Parent and Merger Sub and no other corporate or other legal entity proceedings on the part of each of Parent or Merger Sub, respectively, are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger and any other documents as required by the DGCL). Such actions and proceedings have not been amended or withdrawn as of the date of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject in all respects to the Bankruptcy and Equity Exceptions.

(b)      Each of Parent Board and Merger Sub Board have adopted the Parent Actions and the Merger Sub Actions, respectively, at a meeting duly called at which a quorum of Parent Board and Merger Sub Board, respectively, was present. Such resolutions have not been amended or withdrawn as of the date of this Agreement.

Section 4.03      No Vote Required. Assuming the accuracy of the representations and warranties in Section 3.03 and compliance by the Company with Section 5.01(b)(v), no vote or consent of the holders of any capital stock of, or other equity voting interest in, Parent is required in connection with the consummation of the transactions contemplated by this Agreement.

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Section 4.04      No Conflicts; Consents.

(a)      The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of its covenants and agreements under this Agreement and the consummation of the Merger will not, (i) conflict with, or result in any violation of any provision of, the Organizational Documents of Parent or Merger Sub, (ii) conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or any material Permit applicable to the businesses of Parent and its Subsidiaries, (iii) subject to obtaining the Consents referred to in Section 4.04(b) and making the Filings referred to in Section 4.04(b) and any applicable waiting periods referred to therein have expired, conflict with, or result in any violation of any provision of, any Judgment or Law or (iv) result in the creation of any Lien (except Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, in each case, applicable to Parent or Merger Sub or their respective properties or assets, except for, in the case of the foregoing clauses (ii) - (iv), any matter that would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

(b)      No Consent of or from, or Filing made to or with, any Governmental Authority, is required to be obtained or made by Parent or any Subsidiary of Parent in connection with Parent’s and Merger Sub’s execution and delivery of this Agreement and, in the case of Parent, their performance of their covenants and agreements under this Agreement, or the consummation of the Merger, except for the following:

(i)      (A) the filing with the SEC of the Proxy Statement in preliminary and definitive forms and any other Filing with the SEC in respect of the Merger required under applicable Law, including the Exchange Act or the Securities Act and (B) any Filing in respect of the Merger under applicable state “blue sky” or similar securities Laws;

(ii)      the Antitrust Clearances;

(iii)      the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business;

(iv)      compliance with applicable rules and regulations of the OTC and any other applicable stock exchanges or marketplaces; and

(v)      such other Filings and Consents the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.05      Litigation. There is no Claim before any Governmental Authority pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any asset or property of Parent or Merger Sub that would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. There is no Judgment outstanding against Parent or Merger Sub that would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.06      Compliance with Applicable Laws. Except as would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, since December 31, 2019 through the date hereof, Parent and Merger Sub are in compliance with all applicable Laws and material Permits applicable to the businesses of Parent and Parent’s Subsidiaries.

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Section 4.07      No Financing Contingency. Assuming (i) the accuracy of the representations and warranties of the Company in this Agreement, and (ii) compliance by the Company with the covenants contained in this Agreement required to be performed and complied with by it, Parent currently has, or will have on or prior to the Closing Date (and will make available to Merger Sub in a timely manner), available funds (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) in an amount sufficient to consummate the transactions contemplated by this Agreement, including payment of the aggregate Merger Consideration and aggregate amounts payable to holders of Company Restricted Stock Awards, and to pay all related fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation.

Section 4.08      Brokers’ Fees and Expenses. Except for any Person set forth in Section 4.08 of the Parent Disclosure Letter, the fees and expenses of which shall be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Subsidiaries. No such fees and expenses will be required to be paid by the Company.

Section 4.09      Merger Sub. The authorized capital stock of Merger Sub consists of 5,000 shares of common stock, par value $0.01 per share. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Parent owns all of the outstanding shares of capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has not owned any assets, engaged in any business activities or conducted any operations, and shall not at any time prior to the Effective Time own any assets, engage in any business activities or conduct any operations, in each case, other than in connection with the Merger and the other transactions contemplated by this Agreement.

Section 4.10      Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective directors, officers or Affiliates (a) “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any Company Shares or any other Equity Securities or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company during the last three (3) years. There are no voting trusts or other agreements or understandings to which Parent or Merger Sub or any Person controlling or controlled by Parent or Merger Sub is a party, with respect to the voting of the Company Common Stock.

Section 4.11      Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.12      No Other Representations and Warranties. Except for the representations and warranties expressly set forth in Article III, each of Parent and Merger Sub(a) (i) specifically acknowledges and agrees that neither the Company, the Company Entities nor any of their respective Affiliates, Representatives or equity holders nor any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to the Company Entities or their respective businesses, assets, employees, Permits, liabilities, operations, prospects, condition (financial or otherwise) or any Projection, and (ii) hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) based on, arising out of or relating to any such other representation or warranty or any Projection, (b) specifically acknowledges and agrees to the Company’s express disclaimer and negation of any such other representation or warranty or any Projection and of all liability and responsibility for any such other representation or warranty or any Projection and (c) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) against (i) the Company in connection with accuracy, completeness or materiality of any Projection and (ii) any Affiliate of the Company or the Company’s or any such Affiliate’s respective Representatives or equity holders, and hereby specifically acknowledges and agrees that such Affiliate of the Company or the Company’s or any such Affiliate’s respective Representatives or equity holders shall have no liability or obligations, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter of this Agreement, including (A) for any alleged nondisclosure or misrepresentations made by any such Person or (B) in connection with accuracy, completeness or materiality of any Projection. Each of Parent and Merger Sub acknowledges and agrees that (1) it has conducted to its satisfaction its own independent investigation of the transactions contemplated by this Agreement (including with respect to the Company Entities and their respective businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated by this Agreement, has relied solely on the results of such independent investigation and the representations and warranties expressly set forth in Article III, respectively, and (2) except for the representations and warranties expressly set forth in Article III, it has not relied on, or been induced by, any representation, warranty or other statement of or by the Company or any of its Affiliates, Representatives or equity holders or any other Person, including any Projection or with respect to the Company Entities or any of their respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or any Projection, in determining to enter into this Agreement and proceed with the Merger or the other transactions contemplated by this Agreement.

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ARTICLE V

COVENANTS

Section 5.01      Conduct of Business.

(a)      Conduct of Business by the Company. Except (x) for matters set forth in Section 5.01(a) of the Company Disclosure Letter or for matters required by a Governmental Authority or by applicable Law or as otherwise expressly permitted, contemplated or required by this Agreement, or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with the terms hereof, the Company shall conduct its businesses in the ordinary course of business consistent with past practice in all material respects and use commercially reasonable efforts to (i) preserve intact its present business organizations, goodwill and ongoing businesses and (ii) preserve its present relationships with customers, suppliers, vendors, licensors, licensees, Governmental Authorities and other Persons with whom it and they have material business relations; provided, however, that no action or failure to take action with respect to matters specifically addressed by any of the provisions of Section 5.01(b) shall constitute a breach under this Section 5.01(a) unless such action or failure to take action would constitute a breach of Section 5.01(b).

(b)      Certain Prohibited Actions. Without limiting the generality of Section 5.01(a), except (w) for matters set forth in Section 5.01(b) of the Company Disclosure Letter or (x) as otherwise expressly permitted or (y) expressly contemplated or required by this Agreement, or for matters required by a Governmental Authority or by applicable Law, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, do any of the following:

(i)      declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its Equity Securities;

(ii)      amend any of its Organizational Documents as in effect on the date hereof, except as may be required by Law;

(iii)      split, combine, consolidate, subdivide, reclassify or otherwise amend the terms of any of its Equity Securities or securities convertible into or exchangeable or exercisable for Equity Securities, or, except as permitted by Section 5.01(b)(v), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Securities;

(iv)      repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of any Company Entity convertible into or exchangeable or exercisable for Equity Securities of any Company Entity, or any warrants, calls, options or other rights to acquire any such Equity Securities, except for (A) the withholding of Company Shares to satisfy Tax obligations with respect to the exercise, vesting or settlement of Company Equity Awards outstanding as of the date of this Agreement and (B) the acquisition by the Company of Company Equity Awards outstanding as of the date of this Agreement in connection with the forfeiture of such awards, with respect to clauses (A) and (B), in each case, in accordance with the terms of the applicable Company Equity Award in effect as of the date of this Agreement;

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(v)      issue, deliver, sell, transfer, grant, pledge or otherwise dispose of, encumber or subject to any Lien (except Permitted Liens) any Equity Securities;

(vi)      except as required by the terms of any Company Benefit Plan in effect on the date of this Agreement or any collective bargaining agreement:

(A)      increase the compensation or benefits payable or to become payable to any employee of the Company with annual base salary of $100,000 or more as of the date hereof (it being understood that payment of bonuses and other incentive compensation pursuant to the terms of Company Benefit Plans existing on the date of this Agreement shall not be considered to be an increase in compensation or benefits payable) other than annual increases in the ordinary course of business;

(B)      other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, materially amend, or terminate any Company Benefit Plan (or any plan or agreement that would be a Company Benefit Plan if in existence on the date of this Agreement);

(C)      take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company Benefit Plan; or

(D)      other than in the ordinary course of business, hire or promote any person for employment with the Company with annual base salary of $100,000 or more as of the date hereof (provided, that the Company may hire any person for employment (including by means of internal promotion) to fill any currently existing position with annual base salary of $100,000 or more that is vacant as of the date of this Agreement or that becomes vacant after the date of this Agreement);

provided, that any Company Entity may adopt or amend any Company Benefit Plan in the ordinary course of business, consistent with past practice, if the cost, individually or in the aggregate, to the Company of providing benefits thereunder is not materially increased;

(vii)      make or implement any material change in financial accounting methods, principles or practices, except to the extent as may have been required by a change in applicable Law or GAAP or by any Governmental Authority (including the SEC or the Public Company Accounting Oversight Board);

(viii)      acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for (x) any acquisitions of, any equity interests in or all or a material portion of the assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations or (y) acquisitions of material assets, except for, or with respect to, in each case, (A) acquisitions of supplies or equipment in the ordinary course of business consistent with past practice, or (B) with respect to this clause (y) only, capital expenditures permitted by Section 5.01(b)(xiii);

(ix)      sell, lease, transfer, exchange, swap or otherwise dispose of, or subject to any Lien any of its assets, securities, properties, interests or businesses (excluding any Intellectual Property) (in each case, except Permitted Liens), other than (A) pursuant to existing contracts or commitments (B) transfers among the Company Entities, (C) sales, leases, or dispositions of assets (but not businesses or properties) in the ordinary course of business consistent with past practice, including the factoring of receivables in the ordinary course of business consistent with past practice;

(x)      cancel, dedicate to the public, disclaim, forfeit, reexamine or abandon or allow to lapse (except with respect to patents expiring in accordance with their terms) any material Intellectual Property rights;

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(xi)      redeem, prepay, repurchase, defease, discharge or satisfy, or modify in any material respects the terms of, any Indebtedness or cancel any material Indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value;

(xii)      incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, except for: (A) Indebtedness as reasonably necessary to finance any capital expenditures permitted under Section 5.01(b)(xiii); (B) Indebtedness solely between the Company Entities; (C) borrowings under the existing facilities set forth on Section 5.01(b)(xii) of the Company Disclosure Letter in the ordinary course of business; (D) loans, advances and extensions of credit in the ordinary course of business and in a manner consistent with past practice to customers and vendors;

(xiii)      make (or commit to make) any capital expenditure, except for capital expenditures (A) in the ordinary course of business, (B) in accordance with the schedule set forth in Section 5.01(b)(xiii) of the Company Disclosure Letter or (C) with respect to any capital expenditure not addressed by the foregoing clause (A) or clause (B), not to exceed $50,000 in the aggregate in any calendar quarter;

(xiv)      other than in the ordinary course of business consistent with past practice, enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract or modify or amend in any material respect, or terminate or waive any material right under, any Material Contract or any Contract relating to material Leased Real Property, except for any modification, amendment, termination, waiver or release in the ordinary course of business or pursuant to the stated expiration of the term thereof;

(xv)      abandon, encumber, assign, exclusively license or grant any right or other licenses to material Company Owned IP, or enter into Contracts that impose material restrictions upon the Company or any of its Affiliates with respect to Intellectual Property rights owned by any third party, in each case other than in the ordinary course of business consistent with past practice, including non-exclusive licenses to customers, suppliers or service providers, and cross-licenses to resolve litigation;

(xvi)      modify, extend or enter into any material collective bargaining agreement, except as required pursuant to an applicable Contract in effect as of the date of this Agreement;

(xvii)      recommend, propose or announce an intention to adopt or adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(xviii)      waive, release, assign, settle or compromise any material Claim against any Company Entity, except for waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, the amount of monetary damages to be paid by the Company Entities, or any of their officers or directors in their capacity as such, that does not exceed (I) the amount with respect thereto reflected on the Company Financial Statements (including the notes thereto) or (II) $50,000 in the aggregate or (B) does not impose any injunctive relief on any of the Company Entities or otherwise encumber or restrict their operations, (C) does not include any admission of guilt or wrongdoing by any of the Company Entities and (D) if related to material Intellectual Property of any of the Company Entities, such compromise or settlement is made in the ordinary course of business consistent with past practice and does not contain any admission of invalidity of any such material Intellectual Property or of the validity or infringement of any Intellectual Property of another Person that is material to the products or services of any of the Company Entities;

(xix)      cancel any of the Company’s material insurance policies or fail to pay the premiums on the Company’s material insurance policies such that such failure causes a cancellation of such policy, other than in the ordinary course of business, consistent with past practice, or fail to use commercially reasonable efforts to maintain in effect the existing material insurance policies covering the Company Entities and their respective properties, assets and businesses;

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(xx)      (i) other than in the ordinary course of business consistent with past practice, file any Tax Return, make, change or revoke any material Tax election or change any material method of Tax accounting; (ii) file any material amendment to a material Tax Return; (iii) settle or compromise any audit or proceeding with respect to Tax matters in an amount in excess of $30,000 individually or $75,000 in the aggregate; (iv) other than in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to U.S. federal Taxes or material state, local or non-U.S. Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material amount of Tax or request any Tax ruling, (provided that any closing agreement settling an audit or proceeding that is otherwise permitted under clause (iii) hereof shall not be prohibited by this clause (v)); or (vi) surrender any right to claim a material Tax refund;

(xxi)      adopt or otherwise implement any stockholder rights plan, “poison pill” or other comparable agreement;

(xxii)      make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice, (B) loans, advances and extensions of credit in the ordinary course of business and in a manner consistent with past practice to customers and vendors and (C) pursuant to mandatory capital contribution obligations of any investment fund or joint venture entity to which the Company is a party as of the date hereof (which Contracts providing for such mandatory contribution have been made available to Parent prior to the date hereof), so long as neither the Company nor any of its Representatives have caused or directed such mandatory capital contribution;

(xxiii)      other than in the ordinary course of business consistent with past practice, voluntarily terminate, materially modify or waive in any material respect any material right under any material Permit of any Company Entity;

(xxiv)      enter into any material new line of business;

(xxv)      (A) except for task orders under any Company Government Contract, modify, supplement or amend in any material respect any Contract described in Section 5.01(b)(xxv) of the Company Disclosure Letter, or (B) enter into any Material Contract that restricts or limits aftermarket access or aftermarket pricing during any period after June 30, 2020; or

(xxvi)      enter into any Contract or otherwise agree to do, or authorize the taking of, any of the foregoing.

(c)      No Control of the Company’s Business. Parent and Merger Sub acknowledge and agree that (i) nothing in this Agreement, including Section 5.01(a) and Section 5.01(b), is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of any Company Entity prior to the Effective Time, and (ii) prior to the Effective Time, subject to the terms and conditions of this Agreement, the Company shall exercise complete control and supervision over the Company Entities’ respective operations.

(d)      Conduct of Business by Parent and Merger Sub. Except as expressly permitted, contemplated or required by this Agreement, as required by applicable Law or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.01, each of Parent and Merger Sub shall not take any actions or omit to take any actions that would be reasonably likely to prevent or delay in any material respect the ability of Parent, the Company or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement.

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Section 5.02      No Solicitation by the Company; Company Board Recommendation.

(a)      From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.01, except as otherwise provided in this Section 5.02, the Company shall not, and shall direct and use its commercially reasonable efforts to cause its Representatives not to, (i) directly or indirectly, solicit, initiate or knowingly encourage, or knowingly facilitate any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, in each case, except for this Agreement and the transactions contemplated by this Agreement, (ii) participate in any discussions or negotiations with any Person (except for the Company’s Representatives or Parent and Parent’s Affiliates and its and their respective Representatives) regarding, or furnish to any such Person, any nonpublic information with respect to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, (iii) waive, terminate, modify or release any Person (other than Parent, Merger Sub and their respective Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation unless the failure to do so would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law provided that the Company shall not be required to enforce any provision of any such agreement that would prohibit a third party from requesting any such modification, termination, waiver or release, or (iv) subject to Section 7.01(c)(i), enter into any Company Acquisition Agreement; provided, however, that solely ministerial acts, such as answering unsolicited phone calls, shall not be deemed to “facilitate” for purposes of, or otherwise to constitute a breach of, this Section 5.02(a). The Company shall, and shall direct its Representatives to, immediately cease all existing solicitations, discussions or negotiations with any Person (except for the Company’s Representatives or Parent and Parent’s Affiliates and its and their respective Representatives) conducted prior to the date of this Agreement with respect to any Company Takeover Proposal, and, within five (5) Business Days after the date hereof, request and confirm in writing the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval, in response to the receipt of a bona fide written Company Takeover Proposal made after the date of this Agreement that the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that such Company Takeover Proposal, inquiry or proposal either constitutes a Superior Company Proposal or would reasonably be expected to result in a Superior Company Proposal, and which Company Takeover Proposal, inquiry or proposal was made after the date of this Agreement and did not otherwise result from a material breach of this Section 5.02, the Company and its Representatives may (A) furnish information with respect to the Company Entities to the Person making such Company Takeover Proposal (and such Person’s Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such Person(s)), if prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement that includes terms that are no less restrictive of such Person than the terms contained in the Confidentiality Agreement; and (B) participate in discussions regarding the terms of such Company Takeover Proposal, including terms of a Company Acquisition Agreement with respect thereto, and the negotiation of such terms and such Company Acquisition Agreement with the Person making such Company Takeover Proposal (and such Person’s Representatives). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.02 by any Representative of the Company shall constitute a breach of this Section 5.02 by the Company.

(b)      Except as set forth in Section 5.02(a), Section 5.02(c), and Section 5.02(e), the Company Board shall not: (i) withdraw, change, qualify, withhold or modify in any manner adverse to Parent or Merger Sub, propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Parent or Merger Sub, or fail to make when required pursuant to this Agreement, the Company Board Recommendation; (ii) adopt, approve, recommend or declare advisable, or propose publicly to adopt, approve, recommend or declare advisable, any Company Takeover Proposal; (iii) fail to include the Company Board Recommendation in the Proxy Statement; or (iv) except as set forth in Section 5.02(a), Section 5.02(c) and Section 5.02(e), including any confidentiality agreement contemplated by Section 5.02(a), authorize, permit, approve, recommend or declare advisable, or propose publicly to authorize, permit, approve, recommend or declare advisable, or cause or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or that would reasonably be expected to cause, the Company to abandon or terminate this Agreement or delay in any material respects or fail to consummate the transactions contemplated hereby (each, a “Company Acquisition Agreement”) (any action in the foregoing clauses (i) through (iv) being referred to as a “Company Adverse Recommendation Change”).

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(c)      Notwithstanding anything to the contrary in this Agreement, at any time prior to the receipt of the Company Stockholder Approval, in response to Company’s receipt of a Superior Company Proposal, the Company Board may make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(c)(i), in each case, if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor) that the failure to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.01(c)(i), as applicable, would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that the Company Board may not make such a Company Adverse Recommendation Change or so terminate this Agreement pursuant to Section 7.01(c)(i) unless: (i) the Company Board has delivered to Parent, at least (3) Business Days in advance, prior written notice that the Company Board is prepared to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.01(c)(i) (a “Recommendation Change Notice”), which Recommendation Change Notice shall, (A) attach the most current draft of any proposed Company Acquisition Agreement with respect to such Superior Company Proposal which are not set forth in the Company Acquisition Agreement, and (B) include a summary of any material terms and conditions of such Superior Company Proposal; and (ii) if requested by Parent, during the three (3) Business Day period after delivery of the Recommendation Change Notice, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement committed to in writing by Parent and the Company represents that the Company Board shall take into account any such revisions; provided, however, that, if any material revisions are made to an applicable Superior Company Proposal, the Company shall notify Parent of such revisions in writing and, if requested by Parent, during the three (3) Business Day period after delivery of such notice, the Company and its Representatives shall negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement committed to in writing by Parent and the Company represents that the Company Board shall take into account any such revisions.

(d)      The Company shall (i) reasonably promptly (but in no event more than thirty-six (36) hours) following receipt of any Company Takeover Proposal or any inquiry that could reasonably be expected to lead to a Company Takeover Proposal, notify Parent in writing of such Company Takeover Proposal or inquiry and, in the case of any such notice to Parent as to receipt of a Company Takeover Proposal or any inquiry, set forth the material terms and conditions of such Company Takeover Proposal, the identity of the Person making any such Company Takeover Proposal, and written summaries of any material oral communications relating to a Company Takeover Proposal and (ii) thereafter promptly keep Parent fully informed on a current basis of any material change or amendment to the terms and status of any such Company Takeover Proposal or inquiry. Without limiting the generality of clause (ii) of the preceding sentence, the Company shall provide to Parent as soon as reasonably practicable after receipt or delivery thereof (and in any event within thirty-six (36) hours of receipt or delivery) copies of any written Company Takeover Proposal (including draft agreements or term sheets) received by the Company or any Representative of the Company from the Person making a Company Takeover Proposal (or such Person’s Representatives) and of all written non-public material provided by the Company to the Person making a Company Takeover Proposal (or to such Person’s Representatives) that was not previously provided to Parent and is related to such Company Takeover Proposal or is being provided pursuant to the confidentiality agreement executed by the Company and such Person. The Company shall not enter into any confidentiality or other agreement with any Person subsequent to the date of this Agreement that prohibits the Company from complying with its obligations under this Agreement, including providing such information to Parent.

(e)      Nothing in this Section 5.02 shall prohibit the Company from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to the Company Stockholders if, in the good-faith judgment of the Company Board (after consultation with the Company’s outside legal counsel) failure to so disclose would reasonably be expected to be inconsistent with its obligations under applicable Law; provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or any other disclosure that relates to the approval, recommendation or declaration of advisability by the Company Board with respect to a Company Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company, in connection with such disclosure, publicly states that the Company Board expressly rejects the applicable Company Takeover Proposal or expressly reaffirms the Company Board Recommendation.

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(f)      For purposes of this Agreement:

(i)      “Company Takeover Proposal” means any proposal, offer or indication of interest (whether or not in writing) from any Person, with respect to any (A) merger, consolidation, share exchange, other business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company, pursuant to which any such Person (including such Person’s or resulting company’s direct or indirect stockholders) would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Company, (B) sale, contribution or other disposition, directly or indirectly of any business or assets of the Company representing twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company, (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of the Company, (D) transaction (including any tender offer or exchange offer) in which any Person (or the stockholders of any Person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, any class of capital stock or other equity interests of the Company representing twenty percent (20%) or more of the voting power of the Company or (E) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by this Agreement).

(ii)      “Superior Company Proposal” means a bona fide written Company Takeover Proposal (provided, that, for purposes of this definition, references in the definition of Company Takeover Proposal to “twenty percent (20%)” shall be deemed references to “fifty percent (50%)”), which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, and taking into account the legal, financial, regulatory and other aspects of such Company Takeover Proposal and such other factors that are deemed relevant by the Company Board, is (A) more favorable to the Company Stockholders than the Merger and the other transactions contemplated by this Agreement (after taking into account any proposed revisions to the terms of this Agreement that are committed to in writing by Parent (including pursuant to Section 5.02(c))) and (B) reasonably capable of being completed in a reasonable timeframe.

(g)      For purposes of this Section 5.02, (i) the term “Person” means any Person or “group,” as used in Section 13(d) of the Exchange Act, other than, with respect to Parent or Company, and (ii) references to the “Company Board” shall mean the Company Board or, to the extent applicable, an authorized committee thereof.

Section 5.03      Access to Information; Confidentiality.

(a)      Subject to applicable Law and the Confidentiality Agreement, the Company shall (x) provide Parent and its Representatives reasonable access (at Parent’s sole cost and expense), during normal business hours and upon reasonable advance written notice, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.01, to the Company Entities’ properties, books and records, Contracts, and personnel, in each case for any reasonable business purpose (including transition and integration planning) related to the consummation of the transactions contemplated by this Agreement and (y) furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, Contracts and personnel as Parent may reasonably request (including information for the purpose of transition and integration planning); provided, however, that: (i) any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the applicable Company Entity and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company Entities; (ii) the Company may withhold from Parent or its Representatives any document or information (A) that the Company reasonably believes, after consultation with outside counsel, is subject to the terms of a confidentiality agreement with a third party or a Contract restricting such access (provided, that the Company shall use its commercially reasonable efforts to obtain the consent of the third party or implement appropriate procedures to enable the disclosure of such information), (B) is subject to any attorney-client or other legal privilege (provided, that the Company, upon the written request of Parent, shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client or other legal privilege), (C) is commercially sensitive (as determined in the Company’s reasonable discretion) or (D) the access to which by Parent or its Representatives would violate any applicable Law (provided, that the Company, upon the reasonable written request of Parent, shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate applicable Law). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 5.03 to the extent such access or information is reasonably pertinent to a litigation where the Company, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. No investigation or access permitted pursuant to this Section 5.03 shall affect or be deemed to modify any representation, warranty, covenant or agreement made by the Company hereunder. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.01, except as may be required by Law, each Party shall (and shall cause its Representatives to) use reasonable best efforts to cooperate in planning the restructuring and integration of the Company Entities and their respective businesses, on the one hand, with Parent and its Subsidiaries and their respective businesses, on the other hand.

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(b)      Each of Parent and Merger Sub agrees that it shall not, and shall cause its respective Subsidiaries, and shall direct and use its reasonable best efforts to cause its Representatives not to, prior to the Effective Time, use any Confidential Information (as defined in the Confidentiality Agreement) obtained pursuant to this Section 5.03 for any competitive or other purpose unrelated to the consummation of the Merger.

(c)      All documents and information exchanged pursuant to this Section 5.03 shall be subject to the letter agreement, dated as of December 17, 2019, between the Company and Parent (the “Confidentiality Agreement”), as if each of Parent and Merger Sub were subject to the obligations under the Confidentiality Agreement. Notwithstanding anything herein to the contrary, the Parties hereby agree and acknowledge that the standstill and similar restrictions in the Confidentiality Agreement shall not apply upon the execution and delivery of this Agreement to the extent required to permit any action contemplated hereby and in accordance herewith and solely until any valid termination of this Agreement in accordance with its terms.

Section 5.04      Preparation of Proxy Statement; Company Stockholders Meeting

(a)      As promptly as reasonably practicable after the date of this Agreement, the Company (with Parent’s reasonable cooperation and in consultation with Parent) shall prepare and cause to be filed with the SEC a proxy statement to be mailed to the Company Stockholders relating to the Company Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) in preliminary form. Each of Parent and Merger Sub shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement (or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement) to the Company and provide such other assistance as may be reasonably requested by the Company or the Company’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.

(b)      If, prior to the expiration of the ten (10) day waiting period provided in Rule 14a-6 under the Exchange Act, the Company does not receive either (1) comments from the SEC on the preliminary Proxy Statement or (2) notice from the SEC that it will review the preliminary Proxy Statement, then the Company shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Company Stockholders as soon as reasonably practicable (and in no event later than seven (7) Business Days) after the expiration of such waiting period. To the extent permitted by applicable Law, the Parties shall promptly notify each other after the receipt of any comments from the SEC or any other Governmental Authority with respect to, or any request from the SEC or any other Governmental Authority for amendments or supplements to, the Proxy Statement and shall provide each other with copies of all correspondence between it and its Affiliates and Representatives, on the one hand, and the SEC or any other government officials, on the other hand. Each of Parent and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC. If the Company receives either (1) comments from the SEC on the preliminary Proxy Statement or (2) notice from the SEC that it will review the preliminary Proxy Statement, then, in either case, (A) each of the Company and Parent shall use its reasonable best efforts (i) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (ii) to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement and (B) the Company shall file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be mailed to the Company Stockholders as promptly as reasonably practicable (and in no event later than seven (7) Business Days) after the SEC advises the Company that the SEC has no further comments on the Proxy Statement. Unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.02, the Company shall include the Company Board Recommendation in the Proxy Statement filed in preliminary form and in the Proxy Statement filed in definitive form.

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(c)      Notwithstanding anything to the contrary herein, prior to filing the preliminary Proxy Statement with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement or mailing the Proxy Statement in definitive form to Company Stockholders, to the extent permitted by applicable Law, the Company shall provide Parent with an opportunity to review and comment on such document or response and consider in good faith and incorporate Parent’s reasonable comments thereon.

(d)      If, prior to the Effective Time, any event occurs with respect to Parent or any Affiliate of Parent or any Company Entity, or any change occurs with respect to other information supplied by Parent, Merger Sub or the Company for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the party that discovers such information shall promptly notify the other parties hereto of such event or change, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the Company Stockholders. Nothing in this Section 5.04(d) shall limit the obligations of any Party under Section 5.04(a).

(e)      Subject to the earlier termination of this Agreement in accordance with Section 7.01, the Company, in reasonable consultation with Parent, shall, as promptly as reasonably practicable after the resolution of any comments of the SEC with respect to the preliminary Proxy Statement (or confirmation of no comment to, or further review of, the preliminary Proxy Statement by the SEC), establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval and any advisory approval regarding merger-related compensation, and unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.02, the Company shall use its commercially reasonable efforts to (i) solicit proxies from the Company Stockholders in favor of adoption of this Agreement and (ii) otherwise obtain the Company Stockholder Approval. Notwithstanding anything to the contrary in this Agreement except for the immediately following sentence, the Company shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent; provided that, if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders Meeting, including due to the absence of a quorum, then on no more than two (2) occasions (for each of the Company and Parent) and prior to the vote by the Company Stockholders contemplated by the Proxy Statement, each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Stockholders Meeting for the purpose of soliciting additional votes in favor of this Agreement and the transactions contemplated hereby, including the Merger; provided, further, that no such adjournment or postponement shall delay the Company Stockholders Meeting by more than seven (7) days from the prior-scheduled date or to a date following the End Date. Notwithstanding the foregoing, in consultation with Parent, the Company may postpone or adjourn the Company Stockholders Meeting to the extent necessary to allow reasonable additional time for (1) the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) is required under applicable Law and (2) for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Stockholders Meeting or if and to the extent the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law, order or request from the SEC. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement has been validly terminated pursuant to Section 7.01, the Company shall submit this Agreement to the Company Stockholders for adoption at the Company Stockholders Meeting and shall not submit any Company Takeover Proposal for approval by the Company Stockholders.

Section 5.05      Further Actions; Regulatory Approvals; Required Actions.

(a)      Subject to the terms and conditions of this Agreement, each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to cause the conditions to the Closing set forth in Article VI to be satisfied as promptly as reasonably practicable and to effect the Closing as promptly as reasonably practicable, including (i) making and cooperating with all necessary Filings with Governmental Authorities, and (ii) executing and delivering any additional instruments that are necessary to consummate the Merger. Each of the Company and Parent shall be responsible for fifty percent (50%) of any filing fees associated with any Filings or Consents contemplated by this Section 5.05.

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(b)      In connection with and without limiting the generality of Section 5.05(a), each of Parent and the Company shall:

(i)      promptly prepare and submit to the applicable government contracting officer with respect to a Company Government Contract listed on Schedule 5.05(b)(i), no later than fifteen (15) days after the date of this Agreement, a joint statement regarding the inapplicability of obtaining a novation with respect to such Company Government Contract pursuant to the Federal Acquisition Regulation (including 48 CFR § 42.1204) or other applicable Law;

(ii)      in the event that an applicable government contracting officer advises either Parent or the Company that a novation is required of a Company Government Contract listed on Schedule 5.05(b)(i) under the Federal Acquisition Regulation or other applicable Law, jointly confer with the applicable government contracting officer regarding the parties’ belief that no novation is required. If the applicable government contracting officer nonetheless continues to advise that a novation is required for such a Company Government Contract, then each of Parent and the Company shall cooperate and use their commercially reasonable efforts to obtain approval of a novation agreement; provided, however, that nothing herein shall require the Company to pay any consideration, or agree to relinquish or modify any rights in exchange for obtaining any novation; provided, further that if Parent or the Company is advised by an applicable government contracting officer prior to the Closing that such novation must be obtained prior to the Closing, obtaining any such novation will be a condition to Parent’s closing obligations under Section 6.02 unless the applicable government contracting officer subsequently advises that no such novation is required to be obtained;

(iii)      make or cause to be made, in consultation and cooperation with the other, as promptly as practicable after the date of this Agreement, all other necessary Filings with other Governmental Authorities relating to the Merger;

(iv)      furnish to the other all assistance, cooperation and information reasonably required for any Filing and in order to achieve the effects set forth in this Section 5.05;

(v)      unless prohibited by applicable Law or by a Governmental Authority, give the other reasonable prior notice of any Filing and, to the extent reasonably practicable, of any communication with any Governmental Authority relating to the Merger (including with respect to any of the actions referred to in this Section 5.05(b)) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such Filing or communication;

(vi)      respond as promptly as practicable to any inquiries or requests received from any Governmental Authority or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with antitrust, competition or similar matters and not (A) agree to extend any waiting period or agree to refile under any Antitrust Laws (except with the prior written consent of the other Party) or (B) enter into any agreement with any Governmental Authority agreeing not to consummate the Merger or the other transactions contemplated by this Agreement (except with the prior written consent of the other Party); and

(vii)      unless prohibited by applicable Law or a Governmental Authority, (A) not participate in or attend any meeting or conference (whether in person, via telephone or otherwise) with any Governmental Authority in respect of the Merger without offering, in the case of the Company, Parent and Merger Sub, or, in the case of Parent or Merger Sub, the Company, the option to participate in or attend the meeting (to the extent permitted by such Governmental Authority), (B) keep, in the case of the Company, Parent and Merger Sub, or, in the case of Parent or Merger Sub, the Company, apprised with respect to any meeting or conversation with any Governmental Authority in respect of the Merger, (C) cooperate in the filing of any substantive memoranda, white papers, Filings, correspondence or other written communications explaining or defending this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority and (D) furnish, in the case of the Company, Parent and Merger Sub, or, in the case of Parent or Merger Sub, the Company, with copies of all substantive correspondence, Filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members of any Governmental Authority’s staff, on the other hand, with respect to this Agreement or the Merger; provided, however, that the Parties shall be permitted to reasonably designate material provided to the other party as “Outside Counsel Only Material.” Such material or information shall be given only to the outside counsel or consultants of the recipient Party and will not be disclosed by such outside counsel or consultants to employees, officers or directors of the recipient Party without the advance written notice of the Party providing such materials. The Parties shall be permitted to reasonably redact any correspondence, Filing or communication to the extent such correspondence, Filing or communication contains (i) commercially sensitive information, (ii) references concerning the valuation of the Company and the Merger, (iii) references to personally sensitive information, or (iv) legally privileged information, or to comply with applicable Law.

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(viii)      Without limiting the foregoing or any of the other provisions of this Section 5.05, the Parties agree that it is Parent’s sole right to devise and control the strategy for filings, notifications, submissions, and communications with or to any Governmental Authority.

For the avoidance of doubt, this Section 5.05(b) shall not apply with respect to Tax matters.

(c)      Parent shall not, and shall cause its Subsidiaries not to, take any action, including acquiring any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), in each case, that could reasonably be expected to adversely affect obtaining or making any Consent or Filing contemplated by this Section 5.05 or the timely receipt thereof. In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 5.05, Parent shall take all reasonable actions necessary, proper or advisable to avoid or eliminate each and every impediment that may be asserted by a Governmental Authority with respect to the Merger, including pursuant to any Antitrust Law, so as to enable the Closing to occur as soon as reasonably possible (and in each case, sufficiently before the End Date in order to allow Closing by the End Date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its or the Company’s assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition, in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated hereby as soon as practicable; (ii) agreeing to any limitation on the conduct of Parent or its Subsidiaries (including, after the Closing, the Surviving Corporation); and (iii) agreeing to take any other action or make any other commitment as may be required by a Governmental Authority in order to effect each of the following: (A) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing on or before the End Date; (B) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing (such actions in clauses (i) through (iii) “Antitrust Actions”); provided, however, that any such Antitrust Actions are conditioned upon the closing of the Merger and become effective only from and after the Effective Time. For the avoidance of doubt, Antitrust Actions does not include a requirement for Parent to, in case any civil, criminal or administrative action, suit, litigation, arbitration, proceeding is instituted (or threatened to be instituted) challenging the consummation of the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, take any action to avoid the entry of, or to have vacated, lifted, reversed or overturned any order that would restrain, prevent or delay the Closing on or before the End Date, including no requirement to defend through litigation on the merits.

(d)      Parent and Merger Sub shall promptly notify the Company, and the Company shall promptly notify Parent, of (i) any notice or other communication from any Person alleging that such Person’s Consent is or may be required in connection with the Merger and (ii) any material written notice from any Governmental Authority in connection with the transactions contemplated by this Agreement.

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Section 5.06      Transaction Litigation. The Company shall promptly notify Parent of any stockholder litigation arising from this Agreement or the Merger that is brought against the Company or any of its Representatives, including members of the Company Board (“Transaction Litigation”) and shall keep Parent reasonably informed (on a prompt and timely basis) regarding any Transaction Litigation. Without limiting the preceding sentence, the Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed, except that Parent may, in its sole discretion, withhold such consent to any settlement which does not include a full release of Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) with respect to all liabilities, causes of action and claims arising out of, or related to, the claims asserted in such litigation or which imposes an injunction or other equitable relief after the Effective Time upon Parent or any of its Affiliates (including the Surviving Corporation and its Subsidiaries).

Section 5.07      Section 16 Matters. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) directly resulting from the Merger by each individual who shall be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.08      Public Announcements. Except with respect to (a) a Company Adverse Recommendation Change, a Recommendation Change Notice, a Company Takeover Proposal, a Superior Company Proposal or any matter related to any of the foregoing or any dispute between the parties regarding or arising out of this Agreement or (b) a press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, filings with the SEC, Q&As or other publicly disclosed documents (in each case under this clause (b) to the extent such disclosure is still accurate), the Parties shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other written public statement with respect to this Agreement or the Merger and shall not issue any such press release or make any such written public statement prior to such consultation, except as such first Party reasonably concludes (after consultation with the Company’s outside legal counsel) is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial joint press release to be issued with respect to this Agreement shall be in a form agreed to by the Parties. Nothing in this Section 5.08 shall limit the ability of any Party to make internal announcements to its respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

Section 5.09      Fees, Costs and Expenses. Except as provided otherwise in this Agreement, including Section 5.05(a) and Article VII, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses, whether or not the Closing occurs.

Section 5.10      Indemnification, Exculpation and Insurance.

(a)      Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors and officers of the Company Entities as provided in their respective Organizational Documents and any indemnification or other similar agreements of any Company Entity, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, following the Effective Time, and Parent shall, following the Effective Time, cause the Surviving Corporation to perform their respective obligations thereunder. For a period of six (6) years from and after the Effective Time, Parent shall not permit any such indemnification, advancement of expenses or exculpation provision to be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights of the Company Indemnified Parties thereunder, unless any such amendment, repeal or modification is required by applicable Law. Without limiting the foregoing, from and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each individual who was prior to or is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of any Company Entity and the heirs and personal representatives of each of the foregoing (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, arising out of or pertaining to the fact that the Company Indemnified Party is or was a director or officer of any Company Entity, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law.

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(b)      In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.

(c)      For a period of six (6) years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or provide substitute policies for the Company and its current and former directors, officers, employees and agents who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one (1) policy year more than two hundred percent (200%) of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”) and, if Parent or the Surviving Corporation is unable to obtain the insurance required by this Section 5.10(c), Parent or the Surviving Corporation shall obtain as much comparable insurance as possible for the years within such six (6) year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option, obtain and fully pay for a non-cancellable “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time for a period of not less than six (6) years after the Closing Date; provided, that in no event shall the cost of any such tail insurance in respect of any one (1) policy year exceed the Maximum Amount. Parent shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d)      The provisions of this Section 5.10 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs, successors, assigns and representatives, all of which, are express third-party beneficiaries of this Section 5.10 and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise including under the Organizational Documents. Unless required by applicable Law, this Section 5.10 may not be amended, altered or repealed in such a manner as to adversely affect the rights of any Company Indemnified Party or any of their successors, assigns or heirs without the prior written consent of the affected Company Indemnified Party.

(e)      From and after the Effective Time, Parent shall guarantee the prompt payment and performance of the obligations of the Surviving Corporation under this Section 5.10.

Section 5.11      Employee Matters.

(a)      From and after the Effective Time, Parent shall or shall cause the Surviving Corporation to assume, honor and fulfill all of the obligations under Company Benefit Plans, other than any equity based Company Benefit Plans, in accordance with their terms.

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(b)      Except where applicable Law, any Company Benefit Plan requires more favorable treatment, during the period commencing at the Effective Time and ending on the first (1st) anniversary of the Closing Date, Parent shall, or shall cause the Surviving Corporation or any Subsidiary of Parent to, provide each employee of any Company Entity who continues to be employed by the Surviving Corporation, Parent or any of their Subsidiaries as of the Effective Time (each “Continuing Company Personnel”) with (i) at least the same level of base salary or hourly wage rate, as the case may be, that was provided to each such Continuing Company Personnel immediately prior to the Effective Time, (ii) target incentive compensation opportunities (including annual cash performance bonus), other than any equity-based incentive opportunities, that are no less favorable than those in effect with respect to each such Continuing Company Personnel immediately prior to the Effective Time, and (iii) other compensation and employee benefits (other than equity based opportunities and benefits and severance) which are no less favorable in the aggregate (including with respect to the proportion of employee cost) to the compensation and employee benefits provided to such Continuing Company Personnel immediately prior to the Effective Time.

(c)      From and after the Effective Time, Parent will, or will cause the Surviving Corporation or any Subsidiary of Parent to, cause any employee benefit plans in which any Continuing Company Personnel is eligible to participate following the Effective Time (collectively, the “Post-Closing Plans”) to recognize for all purposes, including eligibility, vesting, level of benefits, any waiting period and benefit accrual thereunder, service with the Company and their respective predecessor entities, in each case, to the same extent such service was recognized under a comparable Company Benefit Plan prior to the Effective Time (except to the extent it would result in a duplication of benefits with respect to the same period of service). Parent will, or will cause the Surviving Corporation or any Subsidiary of Parent to, give all of the Continuing Company Personnel eligible to participate in the ESOP full credit for purposes of eligibility and vesting under the ESOP for such Continuing Company Personnel’s service with Parent to the same extent recognized by Parent immediately prior to the Effective Time.

(d)      With respect to any Post-Closing Plan that is a health or welfare benefit plan which replaces coverage under a comparable Company Benefit Plan in which such Continuing Company Personnel participated immediately prior to the Effective Time, Parent will, or will cause the Surviving Corporation or any Subsidiary of Parent to, (i) waive all limitations as to preexisting condition exclusions and all waiting periods with respect to participation and coverage requirements applicable to each Continuing Company Personnel to the extent waived or satisfied under the comparable Company Benefit Plan in which such Continuing Company Personnel participated immediately prior to the Effective Time, and (ii) provide that Continuing Company Personnel will be immediately eligible to participate in any such Post-Closing Plan, without any waiting period, to the extent such Continuing Company Personnel was eligible to participate in the comparable Company Benefit Plan immediately prior to the Effective Time.

(e)      Promptly following the Effective Time, Parent shall establish an annual incentive plan or plans for the remainder of the year in which the Effective Time occurs, which annual incentive plans shall provide Continuing Company Personnel with a bonus opportunity at least equal to that provided under the applicable annual incentive plan or program maintained by any Company Entity in which such Continuing Company Personnel participated immediately prior to the Effective Time, other than any equity-based incentive plans or programs, pro-rated for the remainder of such year.

(f)      Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 5.11 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.11 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no Company Personnel or any other individual associated therewith, shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions of this Agreement including in respect of continued employment (or resumed employment). Nothing in this Agreement shall be deemed to limit the right of Parent, Surviving Corporation or any subsidiary thereof to terminate the employment of any Continuing Company Personnel or alter the at-will employment relationship of any Company Personnel.

Section 5.12      Merger Sub. Prior to the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger or the other transactions contemplated by this Agreement. Parent will take all action necessary to cause Merger Sub to perform its obligations pursuant to this Agreement. Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub under this Agreement. Parent agrees that any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.

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Section 5.13      OTC Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the applicable rules and policies of the OTC to enable the delisting by the Surviving Corporation of the Company Common Stock from the OTC and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, including the filing of the Company-Related Action Notification Form with FINRA under FINRA Rule 6490 within five (5) days following the date hereof.

Section 5.14      Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated by this Agreement (including the Merger), each of the Parties and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

Section 5.15      Financing.

(a)      Parent acknowledges and agrees that the Company and its Representatives shall not have any responsibility for, or incur any liability to any Person under, any financing that Parent may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to Section 5.16, other than such expenses or matters subject to reimbursement or indemnity by the Company under this Agreement.

(b)      Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither Parent’s, Merger Sub’s nor any of their respective Affiliates’ obligations hereunder are conditioned in any manner upon Parent, Merger Sub or any of their respective Affiliates obtaining any financing.

Section 5.16      Lender Information Cooperation.

(a)      From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Section 7.01), subject to the limitations set forth in this Section 5.16, and unless otherwise agreed by Parent, the Company shall use its commercially reasonable efforts to cooperate with Parent as reasonably requested by Parent in connection with requests from Parent’s existing lender (the “Lender”). Such cooperation will include using commercially reasonable efforts to:

(i)      make appropriate officers reasonably available, with appropriate advance notice and at times and locations reasonably acceptable to the Company, for direct contact with the Lender, including participation in a reasonable number of bank meetings, one-on-one meetings, presentations, and due diligence sessions with the Lender;

(ii)      provide reasonable assistance with the preparation of customary materials for lender and investor presentations, confidential information memoranda and similar customary documents as may be reasonably requested by Parent or the Lender, in each case, with respect to information relating to the Company;

(iii)      furnish Parent and the Lender with copies of such customary historical financial data with respect to the Company which is prepared by the Company in the ordinary course of business as is reasonably requested by Parent or the Lender;

(iv)      at least four (4) Business Days prior to the Closing, provide all information reasonably requested by Parent or Merger Sub and the Lender regarding the Company under applicable “know your customer,” anti-money laundering rules and regulations and the USA PATRIOT Act of 2001 and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act, as published May 11, 2016 and effective May 11, 2018, and as amended, from time to time, in each case, requested in writing at least nine (9) days prior to the Closing Date; and

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(v)      assist with the preparation of customary pay-off documents or other definitive termination or release documents with respect to the Existing Credit Agreement as may be reasonably requested by Parent or Merger Sub; provided, that no obligation of the Company under any such document or agreement shall be effective until the Closing;

provided, that nothing in this Agreement (x) shall require the Company to cause the delivery of (A) legal opinions or reliance letters, (B) any financial information in a form not customarily prepared by the Company with respect to such period or (C) any financial information with respect to a fiscal period that has not yet ended or has ended less than forty (40) days prior to the date of such request (or, in the case of Annual Financial Statements, sixty (60) days prior to such request) or (y) shall require the Company to (A) take any action that would cause any condition to Closing set forth in Article 6 to fail to be satisfied or otherwise cause any breach of this Agreement, (B) take any action that will conflict with or violate any Laws, or (C) take any action that will  result in the Company incurring any liability in connection with any financing.

(b)      Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.16), nothing in this Agreement (including this Section 5.16) shall require any such cooperation to the extent that it would: (i) require the Company to pay any commitment or other fees, reimburse any expenses or otherwise incur any actual or potential liabilities or give any indemnities prior to the Closing (in each case, to the extent not subject to the reimbursement or indemnity obligations of the Parent hereunder); (ii) unreasonably interfere with the ongoing business or operations of any Company Entity; (iii) require any Company Entity to enter into or approve any agreement or other documentation effective prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing (in each case, other than customary authorization letters), (iv) require the Company or its board of directors (or equivalent bodies) to approve or authorize any financing prior to the Closing; (v) require any action that would conflict with or violate the Organizational Documents of any Company Entity or any Laws, orders or the contracts governing the existing Indebtedness of any Company Entity or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any contract to which any Company Entity is a party; (vi) cause any representation or warranty or covenant in this Agreement to be breached by the Company; (vii) cause any director, officer, employee or stockholder of the Company to take any action that would reasonably be expected to result in personal liability to such director, officer, employee or stockholder; (viii) provide access to or disclose information that would jeopardize any attorney-client privilege of the Company; or (ix)  change any fiscal period or prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice.

(c)      All non-public or other confidential information provided by the Company and its Affiliates and Representatives to Parent and its Affiliates pursuant to this Section 5.16 shall be kept confidential in accordance with Section 5.03.

Section 5.17      Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 5.18      Certain Notices. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.01, unless prohibited by applicable Law each Party shall promptly notify the other Party of any material change, effect, development or any event that would reasonably be expected to cause any condition to the obligations of any Party to effect the Merger or any other transactions contemplated by this Agreement not to be satisfied. Any such notice pursuant to this Section 5.18 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article VI have been satisfied or give rise to any right of termination set forth in Section 7.01.

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Section 5.19      Company Transaction Costs. No later than five (5) Business Day prior to the Closing Date, the Company shall provide detail of the amount, in the aggregate, of all Company Transaction Costs that are to be paid or caused to be paid by Parent at Closing and shall provide Parent with a certificate setting forth (a) the identity of each Person that is owed or to be owed any Company Transaction Costs; (b) the amount owed or to be owed to each such Person and whether such amount will be paid or unpaid as of the Closing Date; and (c) the bank account and wire transfer information for each such Person.

Section 5.20      Pay-Off Letters. No later than three (3) Business Days prior to the Closing Date, the Company shall cause each of the Persons receiving payments in connection with Company Transaction Costs to prepare and deliver to Parent a pay-off letter (including the Debt Pay-Off Letters) from each Person that is owed any Company Transaction Costs that will be unpaid as of the Closing Date detailing (a) the amounts required to pay off in full at the Closing all Company Transaction Costs owing to such Person, (b) wire transfer information for such payment; and (c) upon payment of such amounts, a complete release of the Company, Parent, Merger Sub and the Surviving Corporation for any amount owed by the Company through the Closing Date. With respect to the Debt Pay-Off Letters, the Company shall cause the lenders and debt holders under the Loan Agreements to prepare and deliver to the Company and Parent the Debt Pay-Off Letters (which such letters shall be accompanied by appropriate UCC financing statement amendments (termination statements) or undertakings or consents to file such amendments or termination statements), which Debt Pay-Off Letters shall be updated, as necessary, on the Closing Date to specify the aggregate amount of Indebtedness outstanding immediately prior to the Closing.

Section 5.21      Closing Statement.

(a)      No later than five (5) Business Days prior to the Closing Date, the Company shall have delivered to Parent an estimated consolidated balance sheet of the Company prepared as of 11:59 p.m. on the date immediately preceding the Closing Date, and a statement which sets forth a good faith estimate of the following amounts as of such time: (i) the amount of Cash, (ii) the amount of Billed Receivables, (iii) the amount of the Company Transaction Costs, and (iv) the Excess Cash (such statement, the “Closing Statement”). To the extent the amounts set forth in the Closing Statement are prepared in accordance with GAAP, it shall be prepared consistent with the accounting principles, policies, procedures, practices, applications and methodologies used in preparing the Company Financial Statements, with the Company providing Parent with reasonable supporting detail to evidence the Company’s calculations, explanations and assumptions for the calculation of such amounts. Parent shall have three (3) Business Days after it receives the Closing Statement from the Company written notice of Parent’s disagreement with any item contained in the Closing Statement, which notice shall set forth in reasonable detail the basis for such disagreement (a “Notice of Disagreement”). If a Notice of Disagreement is received by the Company, then the Closing Statement (as revised in accordance with clause (A) or (B) below) shall become final and binding upon the Parties on the earlier of the date (A) on which the Company and Parent resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, and (B) all matters in dispute are finally resolved in writing by the Accounting Firm.

(b)      If Parent and the Company are unable to resolve the disputed items set forth in the Notice of Disagreement within fifteen (15) days following the Company’s receipt of such Notice of Disagreement (or such other period as Parent and the Company may mutually agree in writing), following notice of such dispute, such dispute shall be submitted to, and all issues having a bearing on such dispute shall be resolved by, the dispute resolution group of BDO USA, LLP, or if such firm refuses to accept the engagement, then a nationally recognized accounting firm mutually agreed upon by Parent and the Company or, if Parent and the Company cannot agree on an accounting firm within twenty (20) days after timely delivery of a Notice of Disagreement, each of Parent and the Company shall select, a nationally recognized accounting firm and such two (2) accounting firms shall designate the dispute resolution group of a third nationally recognized accounting firm that neither presently is, nor in the past three (3) years has been, engaged by either Party or any of their respective Affiliates. The dispute resolution group of the accounting firm named above or, if applicable, so agreed to by Parent and the Company, or the dispute resolution group of a third accounting firm so selected by the two (2) accounting firms, acting as an expert and not an arbitrator, is hereinafter referred to as the “Accounting Firm”. Parent and the Company shall submit to the Accounting Firm, as experts and not as arbitrators, for review and resolution all matters (but only such matters) that are set forth in the Notice of Disagreement which remain in dispute. Parent and the Company shall instruct the Accounting Firm to select one (1) of its partners experienced in purchase price adjustment disputes to make a final determination of the Excess Cash calculated with reference to the items that are in dispute as set forth in the Notice of Disagreement. Parent and the Company shall instruct the Accounting Firm that, in resolving Parent items in the Notice of Disagreement that are still in dispute and in determining the Excess Cash, the Accounting Firm shall (i) not assign to any item in dispute a value that is (A) greater than the greatest value for such item assigned by Parent, on the one hand, or the Company, on the other hand, or (B) less than the smallest value for such item assigned by Parent, on the one hand, or the Company, on the other hand, (ii) make its determination based on a review (which will be in accordance with the guidelines and procedures set forth in this Agreement) and a single written presentation submitted by each of Parent and the Company and a single written response of each of Parent and the Company to each such presentation so submitted, (iii) render a final resolution in writing to Parent and the Company (which final resolution shall be requested by Parent and the Company to be delivered not more than thirty (30) days following submission of such disputed matters to the Accounting Firm), which, absent manifest error, shall be final, conclusive and binding on the Parties with respect to the Excess Cash, and (iv) provide a written report to Parent and the Company, if requested by either of them, which sets forth in reasonable detail the basis for the Accounting Firm’s final determination. The fees and expenses of the Accounting Firm shall be paid equally by the Company and Parent, but the Company’s share shall not be reflected in the calculation of Excess Cash. Notwithstanding anything herein to the contrary, if the Accounting Firm determines that the Company had Excess Cash of One Million Five Hundred Thousand Dollars ($1,500,000) or more as of the date set forth in the Closing Statement, then Parent will be deemed to have irrevocably waived the condition set forth in Section 6.02(d).

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Section 5.22      Estoppels. Prior to the Closing, the Company shall (a) request an estoppel certificate of each landlord of a Leased Real Property made pursuant to the provisions of the applicable real property lease as to such matters relating to the applicable lease as Parent shall reasonably request and (b) use commercially reasonable efforts to obtain such estoppel certificates; provided that the Company shall not be required to pay any compensation or other consideration to obtain such estoppel certificates other than immaterial processing fees or legal fees of counsel to landlords.

aARTICLE VI

CONDITIONS PRECEDENT

Section 6.01      Conditions to Each Party’s Obligation to Effect the Closing. The respective obligation of each Party to effect the Closing is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Closing of the following conditions:

(a)      the Company shall have obtained the Company Stockholder Approval; and

(b)      no Governmental Authority of competent jurisdiction shall have issued or entered any judgement after the date of this Agreement, and no Law shall have been issued, enacted or promulgated after the date of this Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated by this Agreement (a “Legal Restraint”); provided, that a Party may not assert its right to not consummate the transaction contemplated by this Agreement pursuant to this Section 6.01(d) if such Party shall have initiated or caused such Legal Restraint or if such Legal Restraint is the result of a failure of such Party to comply with its covenants and agreements under this Agreement.

Section 6.02      Conditions to Parent and Merger Sub’s Obligation to Effect the Closing. The obligations of Parent and Merger Sub to effect the Closing are subject to the satisfaction or waiver by Parent at or prior to the Closing of the following additional conditions:

(a)      each of the representations and warranties of the Company (i) contained in Section 3.03(a), Section 3.03(b) and Section 3.08(b) shall be true and correct in all respects (other than, in the case of Section 3.03(a) and Section 3.03(b), with respect to the Company and the securities thereof or equity interests therein, de minimis inaccuracies) as of the date hereof and as of the Closing Date as through made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), (ii) contained in Section 3.01, Section 3.02, Section 3.04, Section 3.05, Section 3.20, Section 3.21, Section 3.22 and Section 3.23 shall be true and correct in all material respects, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (iii) contained in this Agreement (other than those referred to in clauses (i) and (ii) above), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

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(b)      the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date;

(c)      since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing;

(d)      the amount of Excess Cash shall be at least One Million Five Hundred Thousand Dollars ($1,500,000);

(e)      the number of Company Shares that are Dissenting Shares shall be less than seven percent (7%) of the number of Company Shares outstanding immediately prior to the Closing; and

(f)      Parent shall have received a certificate signed by a senior executive officer of the Company and dated as of the Closing Date certifying the satisfaction by the Company of the conditions set forth in the foregoing clauses (a), (b) and (c).

Section 6.03      Conditions to Company’s Obligation to Effect the Closing. The obligation of the Company to effect the Closing is subject to the satisfaction or waiver by the Company at or prior to the Closing of the following additional conditions:

(a)      each of the representations and warranties of Parent and Merger Sub (i) contained in Section 4.01, Section 4.02, Section 4.03 and Section 4.08 shall be true and correct in all material respects, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (ii) contained in this Agreement (other than those referred to in clause (i) above), without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

(b)      Parent and Merger Sub shall have performed and complied in all material respects with the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date; and

(c)      the Company shall have received a certificate signed by a senior executive officer of Parent and dated as of the Closing Date certifying the satisfaction by Parent of the conditions set forth in the foregoing clauses (a) and (b).

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ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01      Termination Rights; Termination Procedure.

(a)      Termination by Mutual Agreement. The Company and Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained, by mutual written agreement.

(b)      Termination by Either the Company or Parent. Each of the Company and Parent shall have the right to terminate this Agreement, at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), if:

(i)      the Merger shall not have been consummated at or before 5:00 p.m. Eastern time on the date that is six (6) months after the date of this Agreement (the “End Date”); provided, that if, on the End Date, any of the conditions to Closing set forth in Section 6.01(b) shall not have been fulfilled but all other conditions to Closing either have been fulfilled or would be fulfilled if the Closing were to occur on such date, then the End Date shall automatically, without any action on the part of the parties hereto, be extended to the date that is three (3) months after the date of this Agreement; provided, further, that if a Notice of Disagreement is provided under Section 5.21, then the End Date will be the later of six (6) months after the date of this Agreement or the date that is thirty (30) days after the date such disagreement is resolved in accordance with the provisions of Section 5.21, and provided, further, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 7.01(b)(i) if such Party (or, in the case of Parent, Merger Sub) is in breach of any of its covenants or agreements under this Agreement and such breach has caused or resulted in the failure of the Closing to occur by 5:00 p.m. Eastern time on the End Date;

(ii)      the conditions set forth in Section 6.01(d) are not satisfied and the Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable; provided, however, neither the Company nor Parent may terminate this Agreement pursuant to this Section 7.01(b)(ii) if such Party (or, in the case of Parent, Merger Sub) is in breach of any of its covenants or agreements under this Agreement and such breach has caused or resulted in the conditions set forth in Section 6.01(d) not to have been satisfied at or prior to 5:00 p.m. Eastern time on the End Date; or

(iii)      the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof.

(c)      Termination by the Company. The Company shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted):

(i)      at any time prior to receipt of the Company Stockholder Approval, in order to effect a Company Adverse Recommendation Change and substantially concurrently enter into a definitive, written Contract providing for a Superior Company Proposal; provided, that (i) the Company has complied in all material respects with its obligations under Section 5.02 with respect to such Superior Company Proposal and (ii) immediately prior to or substantially concurrently with (and as a condition to) the termination of this Agreement, the Company pays to Parent the Company Termination Fee pursuant to Section 7.03; or

(ii)      if Parent or Merger Sub materially breaches any of its respective covenants, agreements, representations or warranties in this Agreement, which breach (A) would reasonably be expected to prevent the satisfaction of any condition set forth in Section 6.03(a) or Section 6.03(b) and (B) either (1) is not reasonably capable of being cured by Parent or Merger Sub by the End Date or (2) if reasonably capable of being cured by Parent or Merger Sub by the End Date, the Company has delivered to Parent written notice of such breach and such breach is not cured by Parent or Merger Sub, as applicable, by the earlier of (x) the End Date and (y) the date that is thirty (30) days after delivery of such notice; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 7.01(c)(ii) if the Company is then in material breach of any of its covenants, agreements, representations or warranties in this Agreement, in each case, such that any condition set forth in Section 6.02(a) or Section 6.02(b), as applicable, could not then be satisfied.

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(d)      Termination by Parent. Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted):

(i)      at any time prior to the receipt of the Company Stockholder Approval, if (A) the Company Board (or an authorized committee thereof) makes a Company Adverse Recommendation Change, (B) the Company is in material breach of Section 5.02 and such breach is not cured by the Company by the date that is five (5) Business Days after delivery of notice thereof by Parent to the Company or (C) the Company has failed to include the Company Board Recommendation in the Proxy Statement;

(ii)      if the Company materially breaches any of its respective covenants, agreements, representations or warranties in this Agreement, which breach (A) would reasonably be expected to prevent the satisfaction of any condition set forth in Section 6.02(a) or Section 6.02(b) and (B) either (1) is not reasonably capable of being cured by the Company by the End Date or (2) if reasonably capable of being cured by the Company by the End Date, Parent has delivered to the Company written notice of such breach and such breach is not cured by the Company by the earlier of (x) the End Date and (y) the date that is thirty (30) days after delivery of such notice; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 7.01(d)(ii) if Parent is then in material breach of any of its covenants, agreements, representations or warranties in this Agreement, in each case, such that any condition set forth in Section 6.03(a) or Section 6.03(b), as applicable, could not then be satisfied; or

(iii)      on or at any time prior to the End Date, if the condition set forth in Section 6.02(d) has not been satisfied within forty-five (45) days after the later of (A) the receipt of the Company Stockholder Approval and (B) if a condition to Parent’s obligation to effect the Closing pursuant to Sections 5.05(b)(ii) and 6.02, receipt of any required novation agreement set forth on Schedule 5.05(b)(i).

(e)      Termination Procedure. This Agreement may be terminated only pursuant to Sections 7.01(a) through 7.01(d). Termination of this Agreement shall not require the approval of the Company Stockholders. In order to terminate this Agreement, the Party desiring to terminate this Agreement shall give written notice of such termination to the other Parties in accordance with Section 8.02, specifying the provision of this Agreement pursuant to which such termination is effected.

Section 7.02      Effect of Termination. If this Agreement is validly terminated as provided in Section 7.01, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of the Company or Parent (or any stockholder, Affiliate or Representative thereof), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter of this Agreement (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), except for (a) Section 5.09, Section 5.16(c), this Section 7.02, Section 7.03, and Article VIII, which provisions shall survive such termination, and (b) the liability of any Party (whether or not the terminating Party) for any fraud or Intentional Breach of this Agreement prior to such termination, which liabilities shall survive the termination of this Agreement. For purposes of this Agreement, “Intentional Breach” means a material breach of this Agreement that is a consequence of an act or omission by the breaching Party with the knowledge or intent that the taking of, or the omission of taking, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement. For the avoidance of doubt, notwithstanding anything in the foregoing to the contrary, the agreements of the parties contained in the Confidentiality Agreement shall survive the termination of this Agreement (in the case of the Confidentiality Agreement, subject to the terms thereof).

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Section 7.03      Termination Fees.

(a)      If this Agreement is validly terminated by:

(i)      the Company pursuant to Section 7.01(c)(i);

(ii)      Parent pursuant to Section 7.01(d)(i);

(iii)      Parent, if (A) after the execution of this Agreement and prior to such termination, a Company Takeover Proposal shall have been publicly disclosed (whether by the Company or a third party) or otherwise made known to the Company Board and not withdrawn (publicly, if publicly disclosed), (B) Parent terminates this Agreement pursuant to (x) Section 7.01(d)(ii) due to a breach of, or a failure to perform or comply with, one or more covenants or agreements of the Company under this Agreement following the making of such Company Takeover Proposal, and (C) within nine (9) months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a Company Takeover Proposal or a Company Takeover Proposal shall have been consummated (provided that for purposes of this Section 7.03(a)(iv), the references to “twenty percent (20%)” in the definition of Company Takeover Proposal shall be deemed to be references to “fifty percent (50%)”);

(iv)      Either Parent or the Company pursuant to Section 7.01(b)(i) and in any such case of this Section 7.03(a)(iv), (A) after the execution of this Agreement and prior to such termination, a Company Takeover Proposal shall have been publicly disclosed (whether by the Company or a third party) or otherwise made known to the Company Board and not withdrawn (publicly, if publicly disclosed) and (B) within nine (9) months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a Company Takeover Proposal or a Company Takeover Proposal shall have been consummated (provided that for purposes of this Section 7.03(a)(iv), the references to “twenty percent (20%)” in the definition of Company Takeover Proposal shall be deemed to be references to “fifty percent (50%)”); or

(v)      Either Parent or the Company pursuant to Section 7.01(b)(iii) and in any such case of this Section 7.03(a)(v), (A) after the execution of this Agreement and prior to such termination, a Company Takeover Proposal shall have been publicly disclosed (whether by the Company or a third party) or otherwise made known to the Company Board and not withdrawn (publicly, if publicly disclosed) and (B) within nine (9) months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a Company Takeover Proposal or a Company Takeover Proposal shall have been consummated (provided that for purposes of this Section 7.03(a)(v), the references to “twenty percent (20%)” in the definition of Company Takeover Proposal shall be deemed to be references to “fifty percent (50%)”);

then, in any such case, the Company shall pay to Parent a fee of One Hundred Seventy-Five Thousand Dollars ($175,000) in cash (the “Company Termination Fee”).

(b)      All payments under this Section 7.03 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent, (i) in the case of Section 7.03(a)(i) above, immediately prior to or substantially concurrently with such termination, (ii) in the case of Section 7.03(a)(ii) above, promptly, but in no event later than five (5) Business Days after the date of such termination, and (iii) in the case of Section 7.03(a)(iii), Section 7.03(a)(iv), or Section 7.03(a)(v) above, on the earlier to occur of (x) the date of entry of a definitive agreement and (y) the date on which a Company Takeover Proposal is consummated.

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(c)      The provisions of this Section 7.03 are an integral part of the transactions contemplated by this Agreement and, without such provisions, the Parties would not have entered into this Agreement; accordingly, if the Company fails to promptly pay or cause to be paid any amount due pursuant to this Section 7.03, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amount set forth in this Section 7.03 or any portion thereof, the Company shall pay or cause to be paid to Parent its reasonable, documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on such amount or portion thereof at the prime rate published by The Wall Street Journal in effect on the date such payment was required to be made through the date of payment, or such lesser rate as is the maximum permitted by applicable Law. Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that:

(i)      if this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under Section 7.03(a), upon payment of the Company Termination Fee, the Company shall have no further liability with respect to this Agreement or the transactions contemplated by this Agreement to Parent, Merger Sub or any of their respective Affiliates or Representatives, and payment of the Company Termination Fee and such costs and expenses by the Company shall be Parent’s sole and exclusive remedy for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Parent’s Subsidiaries and any other Person in connection with this Agreement, the transactions contemplated by this Agreement (and the termination thereof) or any matter forming the basis for such termination, and Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity); and

(ii)      in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.

(d)      Each Party acknowledges and agrees, on behalf of itself and its Affiliates, that the payment of the Company Termination Fee is not a penalty but instead is liquidated damages in a reasonable amount that shall compensate Parent, Merger Sub and their respective Affiliates in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01      Nonsurvival of Representations, Warranties, Covenants and Agreements; Contractual Nature of Representations and Warranties. The Parties acknowledge and agree that (i) none of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect thereto shall terminate at, the Effective Time and (ii) except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants or agreements of the Parties in this Agreement shall survive, and all rights, Claims and causes of actions (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect to such covenants and agreements shall terminate at, the Effective Time.

Section 8.02      Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) on the date sent if sent by email (provided, however, that notice given by email shall not be effective unless a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.02) or (c) one (1) Business Day after the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Parties pursuant to this provision):

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To Parent or Merger Sub:

McKean Defense Group, Inc.

One Crescent Drive, Suite 400

Philadelphia, Pennsylvania 19112

Attention: Joseph L. Carlini, Chief Executive Officer

Email:      jcarlini@mckean-defense.com

with a copy (which shall not constitute notice) to:

Stevens & Lee, P.C.

111 North Sixth Street

Reading, Pennsylvania 19601

Attention: Edward C. Renenger

Email:     ecr@stevenslee.com

To the Company:

Mikros Systems Corporation

220 Commerce Drive, Suite 300

Fort Washington, Pennsylvania 19034

Attention: Mark Malone

Email:     mark.malone@mikrossystems.com

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

Princeton Pike Corporate Center

997 Lenox Drive

Lawrenceville, New Jersey 08648-2311

Attention: Vincent A. Vietti

Email:     vvietti@foxrothschild.com

Section 8.03      Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 8.03 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 8.04      Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic transmission, by facsimile or email in .pdf format), all of which shall be considered one and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each Party and delivered to the other Parties.

Section 8.05      Entire Agreement; No Third-Party Beneficiaries.

(a)      This Agreement (including the Exhibits and Disclosure Letters) and the documents and instruments and other agreements, in each case, among the Parties as contemplated by or referred to herein, and the Confidentiality Agreement constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between or among the Parties or their Affiliates with respect to the Merger.

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(b)      Except: (i) as expressly provided in this Agreement, including Section 5.10; (ii) after the Effective Time, for Section 2.01 and Section 2.02, each of which is intended to be for the benefit of, and shall be enforceable by, each of the Company Stockholders as of immediately prior to Effective Time, which holders are express third-party beneficiaries of Section 2.01 and Section 2.02 from and after the Effective Time; and (iii) after the Effective Time, for Section 2.04, which is intended to be for the benefit of, and shall be enforceable by, the holders of Company Equity Awards as of immediately prior to Effective Time, which holders are express third-party beneficiaries of Section 2.04 from and after the Effective Time, each Party agrees that (A) their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (B) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies under this Agreement, including the right to rely upon the representations and warranties set forth in this Agreement.

Section 8.06      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties; provided that Parent and Merger Sub may assign all or any portion of its rights or interests under this Agreement for collateral security purposes to the Lender without the consent of any other Party. Any purported assignment in violation of this Section 8.06 shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 8.07      Governing Law. Except as set forth in Section 8.11(b), this Agreement, including all matters of construction, and all Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance, consummation or subject matter of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 8.08      Amendment. This Agreement may be amended, modified and supplemented in any and all respects any time prior to the Effective Time with respect to any of the terms of this Agreement; provided, however, that (a) after receipt of the Company Stockholder Approval, there shall be no amendment, modification or supplement that by applicable Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company or Parent, as applicable, without such further approval of such stockholders nor any amendment or change not permitted under applicable Law, and (b) no amendment shall be made to this Agreement after the Effective Time. Any such amendment, modification or supplement shall be effective only if it is set forth in an instrument in writing executed by each Party.

Section 8.09      Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements in this Agreement or (d) waive the satisfaction of any of the conditions in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Party against whom the waiver or extension is to be effective. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.10      Specific Performance.

(a)      The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including a Party’s failure to take such actions as are required of such Party hereunder to consummate the transactions contemplated by this Agreement) or were otherwise breached or threatened to be breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VII, the Parties shall be entitled to an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including the right of a Party to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement, in any court referred to in Section 8.11, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond or any similar instrument in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any breach or threatened breach of this Agreement.

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Section 8.11      Jurisdiction; Venue.

(a)      All Claims (whether based on contract, tort or otherwise) arising from, under or in connection with or relating to this Agreement or the transactions contemplated hereby or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof shall be raised to and exclusively determined by the Court of Chancery of the State of Delaware and any appellate court therefrom within the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, each such court to whose jurisdiction and venue the Parties unconditionally consent and submit. Except as set forth in Section 8.11(b), each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any such Claim in such court and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.02 shall be effective service of process for any Claim brought against such Party in any such court. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising from, under or in connection with or relating to this Agreement or the transactions contemplated hereby or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.12      Waiver of Jury Trial. EACH PARTY HEREBY, ON BEHALF OF ITSELF AND ITS RESPECTIVE AFFILIATES, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ACKNOWLEDGES AND AGREES THAT ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE AND WHETHER NOW EXISTING OR HEREAFTER ARISING) WHICH MAY ARISE FROM, UNDER OR IN CONNECTION WITH OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY SUCH CLAIM OR CAUSE OF ACTION INVOLVING THE DEBT LETTERS, THE FINANCING OR ANY FINANCING PARTY) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE DEBT LETTERS OR THE FINANCING OR ANY OTHER SUCH SUIT, ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY FINANCING PARTY). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13      Construction. Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

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Section 8.14      Interpretation.

(a)      Time Periods. When calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded, (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day, (iii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date and (iv) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). All references in this Agreement to a number of days are to such number of calendar days unless business days or Business Days are specified. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.”

(b)      Dollars. Unless otherwise specifically indicated, any reference in this Agreement to “$” means U.S. dollars.

(c)      Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d)      References. When a reference is made (whether capitalized or not) in this Agreement to an Article, Section, Subsection, Recital or Exhibit, such reference shall be to an Article, Section, Subsection, Recital or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)      Include. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(f)      Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g)      Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)      Or. The word “or” shall be disjunctive but not exclusive.

(i)      Contracts. Any Contract defined or referred to in this Agreement means such Contract as from time to time amended, modified or supplemented (including any waiver thereto), unless otherwise specifically indicated, in accordance with the terms thereof.

(j)      Laws. Any Law defined or referred to in this Agreement means such Law as from time to time amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.

(k)      Persons. References to a person are also to its permitted successors and assigns.

(l)      Exhibits and Disclosure Letters. The Exhibits to this Agreement and the Disclosure Letters are hereby incorporated and made a part of this Agreement and are an integral part of this Agreement. Each of the Company and Parent may, at its option, include in the Company Disclosure Letter or the Parent Disclosure Letter, respectively, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts in this Agreement or in the Disclosure Letters, shall not be deemed to be an acknowledgement or representation that such items are material, establish any standard of materiality or define further the meaning of such terms for purposes of this Agreement or otherwise. Each Disclosure Letter shall be organized by section, with each section of such Disclosure Letter corresponding to a Section of this Agreement. Any matter set forth in any section of a Disclosure Letter shall be deemed to be referred to and incorporated in any section of such Disclosure Letter to which it is specifically referenced or cross-referenced and also in all other sections of such Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such exception or disclosure is applicable to such other section of such Disclosure Letter. Any capitalized term used in any Exhibit or any Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement.

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(m)      Made Available. The words “made available to Parent” and words of similar import refer to documents which were, at least four (4) hours prior to the execution of this Agreement, (i) posted to the data site maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement (provided that Parent and its Representatives had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof); or (ii) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives.

(n)      Reflected On or Set Forth In. An item arising with respect to a specific representation, warranty, covenant or agreement shall be deemed to be “reflected on” or “set forth in” the Company Financial Statements included in the Company Reports, to the extent any such phrase appears in such representation, warranty, covenant or agreement if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement reasonably related to the subject matter of such representation or (ii) such item and the amount thereof is otherwise reasonably identified on such balance sheet or financial statement (or the notes thereto).

(o)      Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

Section 8.15      Definitions.

(a)      For purposes of this Agreement, each of the following capitalized terms has the meaning specified in this Section 8.15(a):

“Affiliate” of any Person means another Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the UK Bribery Act of 2010, the French “Sapin II” Law No. 2016-1691 of 27 December 2016 and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, all applicable state, foreign or supranational antitrust Laws and all other applicable competition, antitrust, merger control or investment Laws issued by a Governmental Authority that (i) are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or (ii) provide for review of national security or defense matters.

“Billed Receivables” means all billed accounts receivable of the Company as determined in accordance with GAAP.

“Business Day” means any day except for (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York.

“Cash” means all unrestricted cash and cash equivalents of the Company as determined in accordance with GAAP.

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“Claim” means any (i) litigation, demand, claim (including counterclaim), suit, action, legal proceeding (whether at law or in equity and including any civil, criminal, administrative, or appellate proceeding), hearing, charge, mediation or arbitration and (ii) audit, inquiry, examination or investigation of which the Company has Knowledge, in each case, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel or mediator or mediation panel.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means: (a) each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA) (whether or not subject to ERISA); (b) each material employment, individual consulting, severance, termination, change in control, retention or similar plan, program, agreement, arrangement or policy; and (c) each other material plan, program, agreement, arrangement or policy providing compensation or other benefits, including bonus, commission or other incentive compensation, equity or equity-based compensation, deferred compensation, retirement, pension, welfare, vacation, paid time off, perquisites or other similar compensation or benefits, in each case, that is maintained, sponsored or contributed to or required to be contributed to by any Company Entity for the benefit of any Company Personnel or to which any Company Entity has any liability, but excluding, in each case, any Multiemployer Plan or any compensation and benefit plan, program and arrangement sponsored or maintained by a Governmental Authority.

“Company Board” means the Company’s board of directors.

“Company Entity” means any of the Company.

“Company Equity Awards” means the Company Restricted Stock Awards.

“Company Government Contract” means, a Contract with any Governmental Authority, any prime contractor of a Governmental Authority in its capacity as a prime contractor or any subcontractor with respect to any such Contract, in each case, material to the Company Entities, taken as a whole.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development (an “Effect”) that, individually or in the aggregate, (x) has or would be reasonably expected to have a material adverse effect on the business, financial condition, assets or results of operations of the Company Entities, taken as a whole; provided, however, that no Effect resulting from or arising out of any of the following, individually or in the aggregate, shall constitute a Company Material Adverse Effect for the purposes of this clause (x) or be taken into account in determining whether a Company Material Adverse Effect for the purposes of this clause (x) has occurred or would reasonably be expected to occur:

(a)      general conditions in any of the industries or markets in which any Company Entity operates;

(b)      general economic, legislative, regulatory, business or political condition or affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;

(c)      changes in interest or currency exchange rates;

(d)      any failure, in and of itself, by any Company Entity to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period or any published analyst or other third-party estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying facts giving rise or contributing to any such failure may be considered in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur, to the extent not otherwise excluded by another exception herein);

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(e)      the announcement, execution or delivery of this Agreement or the pendency or consummation of the Merger, including:

(i)      any action taken by any Company Entity that is required by this Agreement;

(ii)      any action taken or (to the extent the relevant action is expressly permitted by the terms of this Agreement) not taken at the express written request of Parent;

(ii) any third party Claim arising out of or resulting from this Agreement (including any stockholder litigation);

(iii)      any Effect that arises out of or results from the identity of Parent or any of its Affiliates as the acquirer of the Company;

(iv)      any comments or other communications by Parent of its intentions with respect to the Surviving Corporation or the business of the Company;

(v)      any Effect in supplier, customer or employee relationships; or

(vi)      any Claim commenced or threatened relating to, arising out of or involving this Agreement or the transactions contemplated hereby.

(f)      the market for commodities, including any change in the price or availability of commodities;

(g)      any change after the date hereof in applicable Law, regulation or GAAP (or interpretation thereof);

(h)      geopolitical conditions, the outbreak or escalation of hostilities, declared or undeclared acts of war, military actions, cyber-attacks, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing including any escalation or worsening of COVID-19) occurring after the date hereof; and

(i)      the occurrence of natural disasters, force majeure events, fires or weather conditions.

provided, further, that the exceptions in clauses (a), (b), (c), (f), (g), (h) and (i) shall not apply to the extent the Effect set forth in such clauses have a disproportionate impact on the Company Entities, taken as a whole, relative to the other participants in the industries in which the Company Entities operate; or (y) has or would reasonably be expected to prevent or materially impair or delay the consummation by the Company of the transactions contemplated by this Agreement.

“Company Owned IP” means any Intellectual Property that is owned by or purported to be owned by any Company Entity, which Intellectual Property has not expired, been allowed to lapse or been abandoned.

“Company Personnel” means any current director, officer, employee or other individual service provider of any Company Entity.

“Company Products” means all product offerings, including all software, of the Company that have been sold, licensed or otherwise distributed.

“Company Restricted Stock Award” means restricted stock granted pursuant to any Company Stock Plan that vests solely on the basis of time.

“Company Stock Plans” means, collectively, the Company’s (i) 2017 Omnibus Incentive Plan, as amended, and (ii) 2007 Stock Incentive Plan, as amended.

“Company Stockholders” means the holders of Company Common Stock.

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“Company Transaction Costs” means the Debt Pay-Off Amount, all fees, costs and expenses of any brokers, financial advisors, accountants, consultants, attorneys or other professionals engaged by the Company or any of its representatives, officers, employees, directors, agents, stockholders, Subsidiaries or Affiliates, any retirement, severance, management compensation, change in control or similar arrangements, whether oral or written, and all other out-of-pocket costs or expenses (any fees payable to PNC Bank (or any of the Company’s other lenders or debt holders) as a result of the transaction, filing fees, termination or breakage fees, costs of obtaining consents or novations, transaction bonuses or similar items), in each case payable by the Company in connection with the structuring, negotiation or consummation of the transactions contemplated by this Agreement and the other Transaction Documents, whether incurred prior to, on or after the date hereof, which remain unpaid as of the Closing Date. Additionally, one-half of the amount of the fees and expenses of the Paying Agent would be included in the Company Transaction Costs. To the extent that the Company has not paid bonuses and other incentive compensation pursuant to the terms of Company Benefit Plans for periods prior to the Closing Date, such amounts will be included in the Company Transaction Costs.

“Contract” means any written or oral contract, lease, license, mortgage, indenture, purchase order, sales order, conditional sales contract, binding bid, letter of credit, security agreement, note, bond, loan, arrangement, undertaking or other agreement that is legally binding; provided, however that the term Contract does not include any Company Stock Plan or Company Benefit Plan.

“Customs & International Trade Laws” shall mean the applicable export control, import, customs and trade, and anti-boycott Laws of any jurisdiction in which the Company is incorporated or does business, including the Tariff Act of 1930, as amended, and other applicable Laws administered or enforced by the U.S. Customs and Border Protection; the Export Administration Regulations; the International Traffic in Arms Regulations; and the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury.

“Debt Pay-Off Amount” means the sum of the amount of Indebtedness specified in such lender’s or debt holder’s Debt Pay-Off Letter.

“Debt Pay-Off Letter” or “Debt Pay-Off Letters” means the letters, and any updates thereto, to be sent by each of PNC Bank and any of the Company’s other lenders or debt holders under the Loan Agreements to Parent prior to the Closing, which letters shall be in form and substance reasonably satisfactory to Parent and shall specify the aggregate amount of Indebtedness that will be outstanding as of the Effective Time under each Loan Agreement and wire transfer information for each such lender or debt holder to be paid.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Letter” means any of the Company Disclosure Letter or the Parent Disclosure Letter.

“Environmental Claim” means any Claim against any Company Entity asserted by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) or responsibility arising out of, based on or resulting from: (a) the presence or Release of or exposure to any Hazardous Materials; or (b) any violation or alleged violation of Environmental Law or any Environmental Permit.

“Environmental Laws” means all applicable Laws relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety from the presence of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and guidance issued thereunder.

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“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA that includes or included the first entity, trade or business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Excess Cash” means the amount equal to (a) the sum of the Cash and Billed Receivables, each as of the date set forth in the Closing Statement, less (b) the Company Transaction Costs.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor entity.

“Governmental Authority” means any federal, state, county, local, municipal, domestic, foreign, national or supranational government, or any governmental, regulatory (including any stock exchange), judicial or administrative authority, agency, commission or instrumentality; provided, that, if any of the foregoing Persons is a customer of any Company Entity, such Person shall not be considered a Governmental Authority to the extent acting in its capacity as a customer of such Company Entity.

“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any law relating to pollution, waste, the environment or natural resources, or the protection of human health and safety.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money (other than intercompany indebtedness); (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person evidenced by letters of credit, bankers’ acceptances or similar facilities to the extent drawn upon by the counterparty thereto; (d) all capitalized lease obligations of such Person; and (e) all guarantees or other assumptions of liability for any of the foregoing.

“Intellectual Property” means all intellectual property and proprietary rights throughout the world, including all U.S. and foreign rights in: (a) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (b) trademarks, corporate names, trade names, domain names, URL addresses, Internet addresses, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing; (c) copyrights and copyrightable subject matter, including software; (d) rights in databases and compilations of data; and (e) trade secrets and all other confidential and proprietary information, inventions (whether patentable or unpatentable and whether or not reduced to practice),ideas, know-how, compositions, inventions, processes, techniques, formulae, models and methodologies.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Judgment” means a judgment, order, decree, ruling, writ, assessment or arbitration award of a Governmental Authority of competent jurisdiction.

“Knowledge” means (a) with respect to the Company, the actual knowledge after reasonable inquiry of the individuals listed in Section 8.15(a)(i) of the Company Disclosure Letter and (b) with respect to Parent or Merger Sub, the actual knowledge after reasonable inquiry of the Chief Executive Officer and Chief Financial Officer of Parent.

“Law” means any domestic, federal, state, local, municipal, supranational or foreign statute or law (whether statutory or common law), constitution, ordinance, code, rule, regulation, order, writ, judgment, decree, binding directive (including those of any self-regulatory organization), arbitration award, agency requirement or any other enforceable requirement of any Governmental Authority (or under the authority of The New York Stock Exchange, the OTC or other stock exchange).

54

“Lease” means any written lease, sublease, license or other agreement pursuant to which the Company holds any leasehold or subleasehold estate or other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.

“Lien” means any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever, except as imposed by this Agreement, the Organizational Documents of the Company Entities or applicable securities Laws; provided that “Lien” does not include any non-exclusive licenses granted with respect to Intellectual Property.

“Loan Agreements” means, collectively, the Loan Agreement, dated January 31, 2018, between the Company and PNC Bank, the Committed Line of Credit Note payable to PNC Bank, dated January 31, 2018, the Security Agreement, dated January 31, 2018, between the Company and PNC Bank, and the Indebtedness documents set forth on Section 8.15(a)(ii) of the Company Disclosure Letter.

“MEWA” means a multiple employer welfare arrangement, within the meaning of Section 3(4)(A) of ERISA.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA).

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Open Source Software” means software, application, tool, or code that is distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any software distributed or made available with any license term or condition that imposes a requirement or condition that a licensee grant a license or immunity under its Intellectual Property rights or that any of its software or part thereof be: (a) disclosed, distributed or made available in source code form; (b) licensed for the purpose of making modifications or derivative works; or (c) redistributable at no or minimal charge.

“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, stockholder agreements and certificates of existence, as applicable.

“OTC” means the OTC Markets or any successor entity.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has or would reasonably be expected to prevent or materially impair or delay Parent or Merger Sub’s consummation of the transactions contemplated by this Agreement.

“Permit” means a franchise, grant, license, permit, authorization, variance, exemption, order, registration, clearance, certificate, consent, authorization or approval of a Governmental Authority.

55

“Permitted Liens” means: (a) Liens for Taxes not yet due and payable or delinquent or that are being contested in good faith and for which adequate accruals or reserves have been established on the Company Financial Statements; (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workers, materialmen, construction or similar Liens or other encumbrances arising in the ordinary course of business consistent with past practice and not yet due or delinquent or that are being contested in good faith and for which adequate reserves have been provided for in accordance with GAAP; (c) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (d) all other Liens as set forth on Section 8.15(a)(iii) of the Company Disclosure Letter; (e) with respect to any Leased Real Property: (i) zoning, entitlement, building and other land use regulations or ordinances imposed or promulgated by any Governmental Authority; (ii) title exceptions disclosed by any title insurance commitment or title insurance policy issued by a title company and delivered or otherwise made available to Merger Sub; (iii) covenants, conditions, restrictions, easements, rights of way, servitudes, encroachments, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases of record or disclosed to Merger Sub that do not materially impair the value, occupancy or use of such real property; (iv) public roads and highways or title to any portion of the premises lying within the right of way or boundary of any public road or private road that do not materially impair the occupancy, use or value of such real property; (v) rights of parties in possession of any such real property of record or disclosed to Merger Sub without options to purchase or rights of first refusal that do not materially impair the occupancy, use or value of such real property; (vi) statutory or contractual Liens in favor of lessors arising in connection with any Leased Real Property; and (vii) matters that (A) would be disclosed by an inspection or survey of each parcel of real property and (B) do not, in the aggregate, materially impair the occupancy, use or value of the estate or real property to which they relate; (f) Liens reflected on the Company Financial Statements; (g) with respect to Intellectual Property or Intellectual Property rights, nonexclusive licenses granted in the ordinary course of business consistent with past practice; (h) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on non-material items in the course of collection or in favor of a banking or other financing institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry but not related to indebtedness; and (i) Liens that do not materially detract from the value or materially interfere with any present or intended use or other exploitation of such property or assets.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

“PNC Bank” means PNC Bank, National Association.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching into or through the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments).

“Representatives” means, with respect to any Person, such Person’s officers, directors, principals, partners, managers, members, attorneys, accountants, agents, employees, consultants, financial advisors or other authorized representatives.

“Sanctioned Person” means: (i) any individual or entity listed on any applicable U.S., UN or EU sanctions- or export-related restricted party list, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of any country or region that is the subject or target of a comprehensive embargo under Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctions” means all U.S., UN and EU Laws relating to economic or trade sanctions, including, without limitation, the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than fifty (50%) of the equity interests of which) is owned directly or indirectly by such first Person.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including Section 203 of the DGCL).

56

“Tax Return” means all returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amendment thereof, filed or required to be filed with a Governmental Authority.

“Taxes” means all taxes, imposts, levies, duties, fees or other like assessments or charges of a similar nature imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Transaction Documents” means, collectively, this Agreement and each other agreement, document and instrument required to be executed in accordance herewith.

(b)      In addition to the defined terms set forth in Section 8.16(a), each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below:

Term	Section
Accounting Firm	Section 5.21(b)
Agreement	Preamble
Annual Financial Statements	Section 5.15(f)(iii)
Antitrust Actions	Section 5.05(c)
Antitrust Clearances	Section 3.06(b)(ii)
Bankruptcy and Equity Exceptions	Section 3.04
Board Actions	Recitals
Book-Entry Shares	Section 2.01(a)(ii)
Bylaws	Section 3.01
Capitalization Date	Section 3.03(a)
Certificate of Incorporation	Section 3.01
Certificate of Merger	Section 1.02
Closing	Section 1.03
Closing Date	Section 1.03
Closing Statement	Section 5.21(a)
Company	Preamble
Company Acquisition Agreement	Section 5.02(b)
Company Adverse Recommendation Change	Section 5.02(b)
Company Balance Sheet Date	Section 3.07(b)
Company Board Recommendation	Recitals
Company Common Stock	Section 2.01(a)(i)
Company Convertible Preferred Stock	Section 3.03(a)
Company Disclosure Letter	Article III
Company Financial Statements	Section 3.07(a)
Company Indemnified Parties	Section 5.10(a)
Company Parties	Section 7.03(a)14
Company Preferred Stock	Section 3.03(a)
Company Reports	Section 3.07(a)
Company Restricted Stock Consideration	Section 2.04(b)
Company Shares	Section 2.01(a)(ii)
Company Stockholder Approval	Section 3.05
Company Stockholders’ Meeting	Section 5.01(d)
Company Takeover Proposal	Section 5.02(h)(i)
Company Termination Fee	Section 7.03(a)
Confidentiality Agreement	Section 5.03(c)
Consent	Section 3.06(b)
Continuing Company Personnel	Section 5.11(b)
Dissenting Shares	Section 2.03
Effective Time	Section 1.02
End Date	Section 7.01(b)(i)
Environmental Permit	Section 3.14(a)(i)

57

Equity Securities	Section 3.03(b)
Filing	Section 3.06(b)
Filed SEC Documents	Article III
GAAP	Section 3.07(a)
Insurance Policies	Section 3.19
Intentional Breach	Section 7.02
IP Contract	Section 3.15(a)(x)
Leased Real Property	Section 3.17(a)
Legal Restraint	Section 6.01(d)
Lender	Section 5.16(a)
Material Contracts	Section 3.15(a)
Maximum Amount	Section 5.10(c)
Merger	Recitals
Merger Consideration	Section 2.01(a)(ii)
Merger Sub	Preamble
Merger Sub Actions	Recitals
Merger Sub Board	Recitals
Notice of Disagreement	Section 5.21(a)
Off-the-shelf-Software	Section 3.15(a)(z)
Parent	Preamble
Parent Actions	Recitals
Parent Board	Recitals
Parent Disclosure Letter	Article IV
Parties	Preamble
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Post-Closing Plans	Section 5.11(c)
Projections	Section 3.29
Proxy Statement	Section 5.04(a)
Recommendation Change Notice	Section 5.02(c)
Registered Company IP	Section 3.18(a)
Stock Certificates	Section 2.01(a)(ii)
Superior Company Proposal	Section 5.02(h)(ii)
Surviving Corporation	Section 1.01
Transaction Litigation	Section 5.06

[SIGNATURE PAGES FOLLOW]

58

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.

MIKROS SYSTEMS CORPORATION

By:
Name:
Title:

Signature Page to Agreement and Plan of Merger

MCKEAN DEFENSE GROUP, INC.

By:
Name:	Joseph L. Carlini
Title:	Chairman and Chief Executive Officer

GYRO MERGER SUB INC.

By:
Name:	Joseph L. Carlini
Title:	President

Signature Page to Agreement and Plan of Merger

Appendix B

Appraisal Rights Under The Delaware General Corporation Law

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C

GuideCap Partners

500 N. Akard Street

Suite 1925

Dallas, TX 75201

November 12th, 2020

The Board of Directors

Mikros Systems Corporation

707 Alexander Road

Suite 208

Princeton, NJ 08540

Gentleman:

We understand that Mikros Systems corporation, a Delaware corporation (the “Company”), proposes to enter into a merger (the “Transaction”) of the Company with and into an affiliate of McKean Defense Group, LLC (“McKean”), pursuant to which, among other things, McKean shall acquire the issued and outstanding common stock of the Company (“Common Stock”) in consideration of the payment of $0.13 per share of Common Stock (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement (as hereinafter defined).

You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to be received by the holders of the Common Stock of the Company.

In connection with this opinion, we have, among other things,

(1)	reviewed the final version, dated 11/12/2020, of the Agreement and Plan of Merger (the “Merger Agreement”);
(2)	reviewed the Company’s Form of Voting and Support Agreement;
(3)

reviewed certain forms filed with the Securities And Exchange Commission (“SEC”) by the Company, including, among others, annual reports (Form 10-K), interim reports (Form 10-Q), and press releases (Form 8-K);

(4)

reviewed certain internal financial and operating information with respect to the business, operations, and prospects of the Company furnished to or discussed with us by the Company’s management, including certain financial forecasts relating to the Company prepared by, or prepared at the direction of and approved by, the Company’s management (such forecasts, the “Company Forecasts”);

(5)

reviewed certain Company contracts with customers, orders against contracts, and financial and operating information with respect to the contracts and orders; evaluated the impact of the loss in funding for future orders under certain significant contracts, including the Company’s ADEPT (AN/PSM-132) contract, ADSSS (AN/SYM-3) NATO Seasparrow contract, and SBIR Naval Depot Facility Modernization Phase II award;

(6)	discussed the past and current business, operations, financial condition and the business prospects and financial outlook of the Company with members of senior management of the Company;
(7)	discussed certain aspects of the Transaction, including the process of marketing the Company for sale, with members of senior management of the Company;
(8)	discussed with management their assessment of strategic alternatives of the Company;
(9)	reviewed the current and historical market price and trading volume for the Common Stock of the Company;

GuideCap Partners operates as an OSJ of and offers securities through SP Securities LLC. Member FINRA, SIPC

(10)	reviewed the letter agreement, dated July 29th, 2020, regarding severance payments to be made to Mark J. Malone (“Malone Severance Agreement);
(11)	performed a guideline public company valuation analysis;
(12)	performed an industry transactions valuation analysis;
(13)	performed an adjusted net asset valuation analysis;
(14)	evaluated a discounted cash flow analysis; and
(15)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In connection with our review, we relied upon and assumed, without independent verification, the accuracy and completeness of all business, contractual, financial, cash flow and other information that was made available, supplied or otherwise communicated to us by or on behalf of the Company, or its advisors, or that was otherwise provided to, discussed with or reviewed by us, and have not assumed any obligation to independently verify, and have not independently verified, any of such information. With respect to the Company Forecasts, we have been advised by the Company, and have assumed, that the Company Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company management as to the future operating and financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion. Such Company Forecasts were not prepared with the expectation of public disclosure. All the Company Forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the Company Forecasts. We have relied on the Company Forecasts without independent verification or analysis and do not in any respect assume any responsibility for the accuracy or completeness thereof. We have relied on certain factual representations made to us by management, including but not limited to those representations in a letter to us dated 11/11/2020 without independent verification or analysis and do not in any respect assume any responsibility for the accuracy or completeness thereof. We have further relied upon the assurances of the Company’s management that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. We have assumed the accuracy of all representations and warranties in the Agreement and all agreements related thereto.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we made any physical inspection of the properties or assets of the Company. We have not evaluated the solvency or fair value of the Company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Company, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction. We also have assumed, at the direction of the Company, that the final executed Merger Agreement will not differ from the draft reviewed by us in any respect material to our analysis.

We express no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of the Company’s Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Transaction; nor does our opinion address any legal, regulatory, tax or accounting matters. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Transaction or any related matter.

We are acting as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services. A portion of our fee was paid at the commencement of our engagement, and the remainder was paid when we were ready to deliver our opinion. No part of our compensation is contingent on the successful completion of the Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. Other than its involvement in this Transaction, GuideCap and its affiliates have not provided investment banking or other financial services to the Company or its affiliates. Neither GuideCap nor any of its affiliates hold any securities in or related to Mikros, McKean or any other company that may be involved in the Transaction, nor do they or have they provided investment banking and other financial services to such companies.

This opinion is furnished solely for the use and benefit of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion is not to be used, circulated, quoted or otherwise referred to (either in its entirety or through excerpts or summaries) for any other purposes, unless it is to be referred to in any proxy statement or similar document in connection with the Transaction and it is included in full and you have received our prior approval with respect to all of the references to it included in any such proxy statement or other document, such approval not to be unreasonably withheld, conditioned or delay.

Notwithstanding the foregoing, the Company is authorized to provide information copies of this opinion (i) to its legal counsel and other professional advisors that are participating in the Transaction and (ii) upon the order of any court, administrative or governmental agency or regulatory body or as may be required in response to any summons, subpoena, or discovery requests. This authorized third party disclosure conveys no third party beneficiary rights and we neither owe nor assume any duty to any such third party by virtue of such disclosure. In the event disclosure of this opinion is deemed required by the Company’s counsel pursuant to the foregoing clause (ii), the Company shall, to the extent permitted by applicable law, give reasonable written notice to us and reasonably cooperate with us in any actions we may take in response.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, that the Consideration of $0.13 per share, to be received by the holders of the Company’s Common Stock in the Transaction is fair, from a financial point of view; provided however, that Thomas J. Meaney, Tom L. Schaffnit, Paul G. Casner Jr., Thomas C. Lynch, Patricia A. Kapp, Walter T. Bristow III, David H. Silcock, Mark J. Malone, and David W. Jolly or their affiliates, are excluded from and may not rely upon our opinion, in their capacity as shareholders.

Very truly yours,

/s/ GuideCap Partners, LLC

Preliminary Copy

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

# MIKROS SYSTEMS CORPORATION

**Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2021.**

**INTERNET – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**MOBILE VOTING**
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

**PHONE – 1 (866) 894-0536**
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

**MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.**

Please mark your votes like this **X**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 1. Approval of the Agreement and Plan of Merger. | ☐ | ☐ | ☐ |
| 2. Approval of one or more adjournments of the special meeting to a later date if necessary to solicit additional proxies. | ☐ | ☐ | ☐ |

**PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.**

CONTROL NUMBER

**Signature**____________________ **Signature, if held jointly**____________________ **Date**__________, **2020**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Preliminary Copy

**Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders**
**To view the 2021 Special Meeting Proxy Statement, please go to:**
**http://www.cstproxy.com/xxxxxxxx/2021**

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

# MIKROS SYSTEMS CORPORATION

The undersigned appoints Thomas J. Meaney and Paul G. Casner, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Mikros Systems Corporation held of record by the undersigned at the close of business on XXXXX XX, 2021 at the Special Meeting of Stockholders of Mikros Systems Corporation to be held on XXXXX XX, 2021, or at any adjournment thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENT OF THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

**(Continued, and to be marked, dated and signed, on the other side)**